UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Range Resources Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2007

Dear Fellow Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend our 2007 annual meeting.  The meeting will be held at our offices at 100 Throckmorton Street, Suite 1200, in Fort Worth, Texas on Wednesday, May 23rd at 9:00 a.m. Central Daylight Time.  The matters to be addressed at the meeting are outlined in the enclosed Notice of Annual Meeting of Stockholders and more fully described in the Proxy Statement.  Our officers and representatives of our auditors will be present to respond to questions.  Our 2006 Annual Report is also enclosed for your review.

MacKenzie Partners, Inc. has been retained to assist us in the soliciting process.  If you have any questions regarding the meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500.  Whether or not you expect to attend the meeting, it is important that your shares are voted.  Please sign and return the enclosed proxy card at your earliest convenience to ensure that you will be represented.  You may revoke your proxy at the meeting and vote your shares in person if you wish.  In any case, your vote is important regardless of the number of shares you own.  We want to thank you in advance for your prompt response which will reduce our solicitation costs.

Sincerely yours,

John H. Pinkerton
President

RANGE RESOURCES CORPORATION

100 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 23, 2007

To the Stockholders of Range Resources Corporation:

The 2007 Annual Meeting of Stockholders of Range Resources Corporation, a Delaware corporation (“Range” or the “Company”), will be held at 100 Throckmorton Street, Suite 1200 in Fort Worth, Texas on Wednesday, May 23rd at 9:00 a.m. Central Daylight Time.  The purposes of the meeting are:

1.                To elect eight directors to the board, each for a term expiring at the 2008 annual meeting or when their successors are duly elected and qualified;

2.                To consider and vote on a proposal to amend the 2005 Equity-Based Compensation Plan to increase the number of shares of common stock authorized to be issued under that plan by 950,000 shares;

3.                To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.                To transact such other business as may arise that can properly be conducted at the meeting or any adjournment.

This notice is being sent to holders of the Company’s common stock of record at the close of business on April 2, 2007.  Each holder has the right to vote at the meeting or any adjournment or postponement.  The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for ten days prior to the meeting at the Company’s offices.  The list will also be available during the meeting for inspection by stockholders.

Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided.  You may revoke your proxy at any time prior to its exercise.  If present at the meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney L. Waller
Secretary

April 23, 2007
Fort Worth, Texas

RANGE RESOURCES CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

May 23, 2007

INTRODUCTION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Range Resources Corporation, a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders.  The meeting will be held Wednesday, May 23, 2007, at 9:00 a.m. Central Daylight Time, at the Company’s offices at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  The items to be considered are summarized in the Notice of Annual Meeting of Stockholders and more fully described in this Proxy Statement.  This Proxy Statement and the proxy form were first mailed on or about April 23, 2007, to all holders of record of the Company’s common stock, $.01 par value, on April 2, 2007.  Shares of the common stock represented by proxies will be voted as described below or as specified by each stockholder.  Any proxy given by a stockholder may be revoked at any time prior to the voting by delivering a written notice to the Secretary of the Company, by executing and delivering a subsequently dated proxy or by attending the meeting, withdrawing the proxy and voting in person.

The persons named as proxies are John H. Pinkerton and Rodney L. Waller, President and Secretary of the Company, respectively.  The cost of preparing and mailing this Proxy Statement and any other related material will be paid by the Company.  The Company has retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in the solicitation.  For these services, the Company will pay MacKenzie Partners a fee of approximately $7,000 and reimburse it for certain out-of-pocket expenses.  In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company may solicit proxies personally. The Company will request brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock and will reimburse them for their expenses.

VOTING PROCEDURES

Voting Stock and Record Date

Only stockholders of record for the common stock at the close of business on April 2, 2007, will be entitled to vote at the meeting.  On April 2, 2007, 139,588,426 shares of common stock were outstanding with each share entitling the holder to one vote on each matter.  Stockholders are not entitled to cumulative voting rights.

Quorum and Adjournments

The presence, in person or by proxy, of stockholders holding a majority of the votes eligible to be cast is necessary to constitute a quorum at the meeting.  If a quorum is not present at the meeting, the holders of a majority of the common stock entitled to vote who are present or represented by proxy at the meeting have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, until a quorum is present.  In addition, under the Company’s bylaws the chairman of the meeting has the power to adjourn the meeting for any reason from time to time without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, provided that a new record date is not set.  At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the meeting.

Votes Required

Assuming a quorum is present at the meeting, the stockholders will elect directors by a plurality of the eligible votes present or represented by proxy at the meeting.  Approval of proposals 2 and 3 require an affirmative vote of the majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote on the proposals.

Broker Non-Votes and Abstentions

Brokers who hold shares in street name for customers are required to vote as the beneficial owners instruct.  A “broker non-vote” occurs when a broker does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.  Brokers are not permitted to vote on non-discretionary items if they have not received instructions from the beneficial owners.  Brokers are permitted to indicate a “broker non-vote” on non-discretionary items absent instructions from the beneficial owner.  Abstentions and broker non-votes are treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present at the meeting.  Abstentions and broker non-votes are tabulated separately, with abstentions counting as votes against the proposal in the tabulation of the votes cast on a proposal for purposes of determining whether a proposal has been approved while broker non-votes relating to a proposal are not counted as entitled to vote or a vote cast with respect to that proposal.

Proposals 1 and 3 are considered discretionary items, so the Company does not anticipate that any broker non-votes will be recorded.  Proposal 2 is considered a non-discretionary item under the regulations promulgated by the New York Stock Exchange (the “NYSE”) and approved by the Securities and Exchange Commission (the “SEC”) because the proposals involve equity-based compensation plans or increasing the authorized common shares under an equity based compensation plan.  Therefore, if you hold your common stock in street name with your broker, your broker will not be able to vote in favor of or against proposal 2 without your specific instructions.  Abstentions and broker non-votes will not have any effect on the outcome of voting on director elections.  Abstentions will have the effect of votes against proposal 2 and 3, but broker non-votes will have a neutral effect on these proposals.

Stockholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.  As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.  The Company has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of the brokerage firm or custodian.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Voting in Person

Shares held in your name as the stockholder of record may be voted in person at the annual meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the meeting.

Default Voting

A proxy that is properly completed and returned will be voted at the meeting in accordance with the instructions on the proxy.  If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted “FOR” all proposals listed in the Notice of Annual Meeting of Stockholders and in accordance with the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting or any adjournment or postponement.  If the Company proposes to adjourn the meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment.  The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the meeting.

Revocation of Proxy

A stockholder executing and returning a proxy may revoke it at anytime before it is exercised at the annual meeting by giving written notice of the revocation to the Secretary of the Company or by executing and delivering to the Secretary of the Company a later dated proxy.  Attendance at the annual meeting will not be effective to revoke the proxy unless written notice of revocation has also been delivered to the Secretary of the Company before the proxy is exercised.  If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instructions if such record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

Voting Results

We intend to announce preliminary voting results at the annual meeting and publish final results on our website and in our quarterly report on Form 10-Q for the second quarter of 2007.

This Proxy Statement is dated April 23, 2007.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nomination and Election of Directors

The current term of office of all the Company’s directors expires at the 2007 annual meeting.  The Board proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term expiring at the 2008 annual meeting or when their successors are duly elected and qualified:  Charles L. Blackburn, Anthony V. Dub, V. Richard Eales, Allen Finkelson, Jonathan S. Linker, Kevin S. McCarthy, John H. Pinkerton and Jeffrey L. Ventura.  Each of the nominees has consented to serve if elected.  If any one of them becomes unavailable to serve as a director, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.  The Board does not presently contemplate that any of the nominees will become unavailable for election.

Information Concerning Nominees

The following table sets forth the names of the nominees and certain information with regard to each nominee.  There is no family relationship between any director and executive officer of the Company.

Name	Age	Held Office Since	Current Position

Charles L. Blackburn	79	2003	Director and Chairman of the Board

Anthony V. Dub	57	1995	Director

V. Richard Eales	71	2001	Director

Allen Finkelson	60	1994	Director

Jonathan S. Linker	58	2002	Director

Kevin S. McCarthy	47	2005	Director

John H. Pinkerton	53	1988	Director, President and CEO

Jeffrey L. Ventura	49	2005	Director and EVP – Chief Operating Officer

Charles L. Blackburn was elected as a director in April 2003 and appointed as the non-executive Chairman of the Board.  Mr. Blackburn has more than 40 years experience in oil and gas exploration and production serving in several executive and board positions.  Previously, he served as Chairman and Chief Executive Officer of Maxus Energy Corporation from 1987 until that company’s sale to YPF Socieded Anonima in 1995.  Maxus was the oil and gas producer which remained after Diamond Shamrock Corporation’s spin-off of its refining and marketing operations.  Mr. Blackburn joined Diamond Shamrock in 1986 as President of their exploration and production subsidiary.  From 1952 through 1986, Mr. Blackburn was with Shell Oil Company, serving as Director and Executive Vice President for exploration and production for the final ten years of that period.  Mr. Blackburn has previously served on the boards of Anderson Clayton and Co. (1978-1986), King Ranch Corp. (1987-1988), Penrod Drilling Co. (1988-1991), Landmark Graphics Corp. (1992-1996) and Lone Star Technologies, Inc. (1991-2001).  Currently, Mr. Blackburn also serves as an advisory director to the oil and gas loan committee of Guaranty Bank.  Mr. Blackburn received his Bachelor of Science degree in Engineering Physics from the University of Oklahoma in 1952.

Anthony V. Dub became a director in 1995.  Mr. Dub is Chairman of Indigo Capital, LLC, a financial advisory firm based in New York.  Prior to forming Indigo Capital in 1997, he served as an officer of Credit Suisse First Boston (“CSFB”).  Mr. Dub joined CSFB in 1971 and was named a Managing Director in 1981.  Mr. Dub led a number of departments during his 27 year career at CSFB including the investment banking department.  After leaving CSFB, Mr. Dub became Vice Chairman and a director of Capital IQ, Inc. until its sale to Standard and Poor’s in 2004.  Capital IQ is the leader in helping organizations capitalize on synergistic integration of market intelligence, institutional knowledge and relationships.   Mr. Dub received a Bachelor of Arts, magna cum laude, from Princeton University.

V. Richard Eales became a director in 2001.  Mr. Eales has over 40 years of experience in the energy, high technology and financial industries.  He is currently retired, having been a financial consultant serving energy and information technology businesses from 1999 through 2002.  Mr. Eales was employed by Union Pacific Resources Group

Inc. from 1991 to 1999 serving as Executive Vice President from 1995 through 1999.  Prior to 1991, Mr. Eales served in various financial capacities with Butcher & Singer and Janney Montgomery Scott, investment banking firms, as CFO of Novell, Inc., a technology company, and in the treasury department of Mobil Oil Corporation.  Mr. Eales received his Bachelor of Chemical Engineering from Cornell University and his Masters in Business Administration from Stanford University.

Allen Finkelson became a director in 1994.  Mr. Finkelson has been a partner at Cravath, Swaine & Moore LLP since 1977, with the exception of the period 1983 through 1985, when he was a managing director of Lehman Brothers Kuhn Loeb Incorporated.  Mr. Finkelson joined Cravath, Swaine & Moore, LLP in 1971.  Mr. Finkelson earned a Bachelor of Arts from St. Lawrence University and a J.D. from Columbia University School of Law.

Jonathan S. Linker became a director in 2002.  Mr. Linker previously served as a director of Range from 1998 to 2000.  He has been active in the energy business since 1972.  Mr. Linker joined First Reserve Corporation in 1988 and was a Managing Director of the firm from 1996 until July 2001.  Mr. Linker is currently Manager of Houston Energy Advisors LLC, an investment advisor providing management and investment services to two private equity funds.  Mr. Linker has been President and a director of IDC Energy Corporation since 1987, a director and officer of Sunset Production Corporation since 1991 serving currently as Chairman, and Manager of Shelby Resources Inc., all small, privately-owned exploration and production companies.  Mr. Linker received a Bachelor of Arts in Geology from Amherst College, a Masters in Geology from Harvard University and an MBA from Harvard University’s Graduate School of Business Administration.

Kevin S. McCarthy became a director in 2005.  Mr. McCarthy is Chairman, Chief Executive Officer and President of Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc. and Kayne Anderson Energy Development Company which are each NYSE listed closed-end investment companies.  Mr. McCarthy joined Kayne Anderson Capital Advisors as a Senior Managing Director in 2004 from UBS Securities LLC where he was global head of energy investment banking.  In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the energy industry.  From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated.  He began his investment banking career in 1984.  He is also on the board of directors of Clearwater Natural Resources, L.P.  He earned a Bachelor of Arts in Economics and Geology from Amherst College and an MBA in Finance from the University of Pennsylvania’s Wharton School.

John H. Pinkerton, President, Chief Executive Officer and a director, became a director in 1988.  He joined Range as President in 1990 and was appointed Chief Executive Officer in 1992.  Previously, Mr. Pinkerton was Senior Vice President of Snyder Oil Corporation (“SOCO”).  Prior to joining SOCO in 1980, Mr. Pinkerton was with Arthur Andersen.  Mr. Pinkerton received his Bachelor of Arts in Business Administration from Texas Christian University and a masters degree from the University of Texas at Arlington.

Jeffrey L. Ventura, Executive Vice President – Chief Operating Officer, joined Range in 2003 and became a director in 2005.  Previously, Mr. Ventura served as President and Chief Operating Officer of Matador Petroleum Corporation which he joined in 1997.  Prior to 1997, Mr. Ventura spent eight years at Maxus Energy Corporation where he managed various engineering, exploration and development operations and was responsible for coordination of engineering technology.  Previously, Mr. Ventura was with Tenneco, where he held various engineering and operating positions.  Mr. Ventura holds a Bachelor of Science degree in Petroleum and Natural Gas Engineering from Pennsylvania State University.

Required Vote and Recommendation

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

The Board of Directors recommends a vote FOR the election of each of the nominees.

PROPOSAL 2 – APPROVAL OF FOURTH AMENDMENT

TO THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN
(Additional Shares Authorized)

Proposed Amendment

Subject to stockholder approval, the Board of Directors has approved an amendment to Section 4 of the 2005 Equity-Based Compensation Plan (the “2005 Plan”) to increase the number of shares of common stock authorized to be issued under the 2005 Plan by 950,000 shares.  A complete copy of the proposed Fourth Amendment to the Range Resources Corporation 2005 Plan is attached as Exhibit A and a full copy of the 2005 Plan is available on the Company’s website.  A summary description of the material features of the 2005 Plan is provided below.  The statements made in this Proxy Statement regarding the Fourth Amendment to the 2005 Plan should be read in conjunction with and are qualified in their entirety by reference to such summary, the 2005 Plan available on the Company’s website and Exhibit A.

Description of the Proposed Amendment

The Board has determined that, in order to give the Company the ability to attract and retain the executive and key employee talent necessary for the Company’s continued growth and success, the number of shares available for issuance under the 2005 Plan should be increased by 950,000, and is proposing an amendment to affect such increase.

Reason for the Proposed Amendment

If the proposed amendment is approved, 950,000 additional Plan Shares will be immediately available for future awards under the 2005 Plan.  As of March 31, 2007, 2,610,103 shares are available for awards under the 2005 Plan.  As part of the approval of the 2005 Plan by the stockholders in 2005, the Company agreed to suspend any further grants under the Company’s 1999 Stock Option Plan (the “1999 Plan”) and transfer the authorized but unissued shares to the 2005 Plan.  Therefore, the 2005 Plan provides that any shares related to options currently outstanding under the 1999 Plan which lapse or are forfeited, will become available for issuance under the 2005 Plan.  If the proposed amendment is approved, the maximum number of Plan Shares (assuming none of the shares underlying options currently outstanding under the 1999 Plan lapse or are forfeited) will increase from 2,610,103 to 3,560,103 shares.  On March 30, 2007, the closing price of the Company’s common stock was $33.40.  As of March 31, 2007, the 1999 Plan had stock option awards outstanding of 4,716,216 of which 3,971,393 shares were exercisable.  The average exercise price of the outstanding stock option awards was $7.86 per share, ranging from $1.29 to $15.52 per share.  The additional 950,000 shares approved under the Fourth Amendment will be added to the existing 2,079,000 authorized 162(m) Covered Shares, as defined below, approved by stockholders in 2005 specifically for the 2005 Plan.  While the Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.  In determining the number of additional Plan Shares that should be authorized, the Compensation Committee examined the potential dilutive effect of the additional Plan Shares.

The Board believes that equity-based incentives align the interests of management, employees and stockholders.  Equity grants are an important element in attracting and retaining employees.  Historically, all full-time employees of the Company have been granted equity awards.  Given the intense competition for talented individuals, the Company’s ability to offer competitive compensation packages, including those with equity-based incentives is particularly important.  It is the Company’s practice to grant options to new professionals and executives as they are hired and to all full-time employees when the annual performance-based compensation review is completed, generally in February of each year.  During 2003, 2004, 2005, 2006 and so far during 2007, the Board has approved the issuance of 2,535,588, 2,514,728, 3,141,937, 1,658,160 and 1,085,775 stock options and/or stock appreciation rights (“SARs”), respectively, under the 1999 or 2005 Plans.  The Compensation Committee specifically approves all equity awards to employees.

The Compensation Committee has focused on the potential dilutive effect of equity awards by awarding SARs rather than stock options and for long-term executive compensation has awarded a combination of restricted common stock and SARs.  In order to reduce potential dilution, the Board authorized the adoption of the 2005 Plan which was approved by stockholders in May 2005.  The 2005 Plan provided for the use of stock-settled SARs which the Compensation Committee has immediately used for all awards under the 2005 Plan after its approval.  The stock-settled SARs are less attractive from an income tax impact on employees as compared to Incentive Stock Options but are significantly less dilutive.  The reason why stock-settled SARs are less dilutive is that the appreciation over the grant price is paid in common stock based on the fair market value of the common stock on the date of exercise of the SAR.  Using stock options, an exercise price is paid and the full numbers of shares granted under the option are actually issued.  The Compensation Committee has further reduced the dilutive effect of SARs grants by also electing to pay in cash the payroll and income taxes associated with the SARs exercise and issuing to the participant only the number of shares of common stock which equals the net appreciation over the grant price after deducting the value of the taxes.  For example, during 2006, 126,509 SARs were exercised by employees.  The average fair market value of the common stock was $28.15 and the average grant price was $17.94 giving rise to $10.21 of appreciation.  The Company would have normally issued 45,725 shares of common stock to cover the appreciation in the SARs.  However, with the election by the Company to pay the payroll and income taxes in cash rather than common stock, only 31,436 shares of common stock were actually issued.  Therefore with the exercise of 126,509 SARs, only 31,436 common shares were issued thereby reducing the potential dilution by 75%.  With differing amounts of appreciation, different results will occur in the future.

This example also highlights how stock-settled SARs are charged against the total authorized shares under the 2005 Plan.  When SARs are granted, the full number of shares of the grant must be reserved even though when exercised the number of shares actually issued will, using reasonable assumptions as to future fair market values, be less than the number of the SARs reserved.  Since the SARs have a five year term, the exercise and release of unissued reserved shares back to the 2005 Plan could take up to five years after the initial grant.  Given the circumstances, the Compensation Committee believes that the Company should request a modest amount of shares to be authorized each year so that the Compensation Committee can have the flexibility of granting equity awards until such time as a significant number of unissued reserved shares from SARs exercises are returned to the 2005 Plan for use.  The calculation of the burn rate will also be artificially inflated since the maximum number of the SAR grants are counted just like a stock option which would be fully issued upon exercise.  Until sufficient time has elapsed for the vesting and exercising of SARs to occur, the netting effect of unissued but reserved shares for SAR awards against each year’s SAR grants will not occur, and the actual expected burn rate will be inflated.  Only until SARs are vested and are finally exercised will the reserved shares be released for future grants.  In the example above covering the 126,509 SARs exercised in 2006, only 25% of the actual number of SARs granted was actually issued upon the exercise by the participants.

In order to further reduce the number of SARs granted, in February 2006 the Compensation Committee granted to all employees, whose salaries were $100,000 or greater, a combination of stock-settled SARs and stock awards.  Both the stock and SARs vest over a three-year period.  The Committee issued one-half the value of the awards in SARs and one-half of the awards in stock based upon the fair market value of the common stock on the date of grant and the corresponding Black-Scholes value of the SAR.  Each employee was granted the option to take the value of the restricted common stock in cash or stock.  The stock awards or the cash equivalent were placed in the individual’s account in the Company’s deferred compensation plan.  Since the employees were given the option to take common stock or the cash equivalent, the grant of stock deferred under the Company’s deferred compensation plan does not constitute an equity compensation plan for purposes of the NYSE stockholder approval rules.

In order to reduce dilution, the Board has authorized the Company to repurchase, from time to time, common stock in the market, if desired to satisfy the stock awards when distributed to participants pursuant to the deferred compensation plan or to fund the initial award.  During 2005, the Company repurchased 200,550 shares of common stock which were reissued in 2005 and 2006 for stock awards placed in the deferred compensation plan.

The awards that will be made to eligible persons under the 2005 Plan are subject to the discretion of the Committee and, therefore, cannot be determined with certainty at this time.  As of March 31, 2007, a total of 4,255,335 SARs have been granted and 3,916,764 SARs are outstanding under the 2005 Plan of which 1,042,624 are currently exercisable.   From July 2005 to March 31, 2007, 128,182 SAR grants have been cancelled, 210,254 SAR grants have been exercised with 50,046 common shares actually issued upon the exercise thereby reducing the potential dilution based on the number of SARs granted by 76%.  The 160,340 previously granted awards were restored to the number of common shares authorized to be issued under the 2005 Plan.  The following table set forth the SARs granted to the executive officers of the Company and other employees as of March 31, 2007.  As stated previously, it has been the Company’s practice to grant equity awards to all employees.  No other equity awards have been granted under the 2005 Plan.

2005 Equity-Based Compensation Plan

Name and Position	Number of SARs Granted	Average Grant Price

John H. Pinkerton, President & CEO	322,769	$21.51

Jeffrey L. Ventura, Executive Vice President & COO	174,371	$21.65

Mark D. Whitley, Senior Vice President – PBU & Engineering Technology	60,000	$25.91

Roger S. Manny, Senior Vice President & CFO	88,417	$21.29

Rodney L. Waller, Senior Vice President & CCO	79,927	$21.07

Executive Group (8 persons)	905,321	$21.81

Non-Employee Director Group (a)	—	—

Non-Executive Officers/Employee group (677 persons)	3,350,014	$24.54

Total	4,255,335	$23.96

(a)          Non-Employee Directors were issued 72,000 SARs at $24.33 at their re-election to the Board in May 2006 under the 2004 Non-Employee Director Plan.

As of March 31, 2007, the following table summarizes securities issuable and authorized by the stockholders under certain equity compensation plans (a):

Plan Category	Number of securities to be issued upon exercise of outstanding options/SARs	Weighted average exercise/grant price of outstanding options/SARs	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	9,206,311	$15.061	4,042,709	(b)

Equity compensation plans not approved by security holders(c)	n.a.	n.a.	n.a.

(a)              Although the Company does not maintain a formal plan, common stock is issued to officers and key employees in lieu of cash for bonuses, long-term incentive awards and company matches under the Company’s deferred compensation arrangements if elected by the employee.  All such awards are approved by the Compensation Committee, which is composed of three independent directors.  Issuances to Named Executive Officers are disclosed in the notes to the Summary Compensation Table included in this Proxy Statement.

(b)             Includes 569,303 securities remaining from the Stroud Energy, Inc. equity compensation plan that will be available for awards to former Stroud Energy, Inc. employees and awards to employees and service providers hired or retained on or after June 19, 2006 upon filing of an effective S-8 registration statement and an amendment to the 2005 Plan.

(c)              There are no equity compensation plans, as defined by NYSE, which have not been approved by security holders.

The increase in the number of authorized shares under the Plan is needed to allow it to continue to function and empower the Compensation Committee with the ability to administer the Plan on a long-term basis by having a sufficient number of shares available to develop a long-term compensation strategy.  Therefore, the Board would like to add to the total shares authorized to be issued under the Plan at modest amounts each year to continue to be comparable to peer companies and make executive officers’ compensation and performance more directly linked to growing the value of the common stock.  Given the 140 million shares of common stock currently outstanding, an increase of 950,000 shares would constitute a maximum additional potential dilution of less than 1.0%.

General

The stockholders approved the adoption of the 2005 Plan on May 18, 2005 at the 2005 Annual Meeting.  The material features of the 2005 Plan are described below.  With the approval of the 2005 Plan, the Compensation Committee is able to utilize a greater array of equity compensation alternatives in structuring compensation arrangements for Company personnel including stock-settled SARs which the Committee has utilized since 2005 to reduce the potential dilution to our existing stockholders.

Description of the 2005 Plan

The description of the 2005 Plan set forth below is a summary of the principal features of the 2005 Plan as proposed to be amended pursuant to the Fourth Amendment to the 2005 Plan.  This summary, however, does not purport to be a complete description of all of the provisions of the 2005 Plan.  The summary is qualified in its entirety by reference to the 2005 Plan, a copy of which is available on the Company’s website and incorporated by reference.  The purpose of the 2005 Plan is to provide a means to enhance the profitable growth of the Company and its subsidiaries by attracting and retaining employees, directors, consultants and advisors of the Company by providing such individuals with a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of the common stock, par value $.01 per share, of the Company (“Stock”).  The 2005 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.  The Company will seek to achieve the 2005 Plan’s purpose by providing grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (ii) stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) phantom stock rights (“Phantom Stock Rights”), (vi) annual cash incentive awards (“Annual Incentive Awards”), or (vii) any combination of such awards (collectively referred to as “Awards”).  No Incentive Options may be made under the 2005 Plan after May 18, 2015, ten years from the date the 2005 Plan was adopted.

The 2005 Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for Incentive Options although the Compensation Committee has not granted any Incentive Options to date.  See “– Federal Tax Consequences.”  The 2005 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The 2005 Plan was effective as of May 18, 2005 (the “Effective Date”).

Administration of the 2005 Plan

The Board appointed the Compensation Committee to administer the 2005 Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action under the 2005 Plan.  Unless otherwise limited by the 2005 Plan, Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), or the Code, the Compensation Committee has broad discretion to administer the 2005 Plan, interpret its provisions, and adopt policies for implementing the 2005 Plan.  This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of Stock, or as otherwise designated), proscribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), accelerate the exercise terms of an Option, delegate duties under the 2005 Plan, terminate, modify or amend the 2005 Plan (subject to Board ratification), and execute all other responsibilities permitted or required under the 2005 Plan.

Persons Who May Participate in the 2005 Plan

Any individual who provides services to the Company or its subsidiaries, including non-employee directors of and consultants for the Company (an “Eligible Person”), and is designated by the Compensation Committee to receive an Award under the 2005 Plan can be a “Participant.”  An employee on leave of absence may be considered still employed by the Company for determining eligibility under the 2005 Plan.  Any individual granted an Award which remains outstanding under the 2005 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2005 Plan.  The Company currently has six non-employee directors, eight executive officers and approximately 625 other employees who would be eligible to participate in the 2005 Plan.

A Participant under the 2005 Plan is eligible to receive an Award pursuant to the terms of the 2005 Plan and subject to any limitations imposed by appropriate action of the Compensation Committee.  No Award may be granted if the Award relates to a number of shares of Stock which exceeds the number of shares which remain available under the 2005 Plan minus the number of shares issuable in settlement of or relating to outstanding Awards.  Additionally, no Awards, the value of which are not based on Stock, may be granted in any fiscal year of the Company to Eligible Persons likely to be Covered Employees (as defined below) in excess of $2,500,000.

With respect to Incentive Options, a Participant must be an employee of the Company or one of its corporate subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Stock underlying the Incentive Option and the Incentive Option is not, by its terms, exercisable after the fifth anniversary of the date of grant.

Securities to be Offered

Shares Subject to the 2005 Plan.  The 2005 Plan provides that the maximum aggregate number of shares of Stock that may be issued pursuant to any and all Awards under the 2005 Plan (subject to any adjustment due to recapitalization or reorganization permitted under the 2005 Plan), prior to the Fourth Amendment, will not exceed the sum of (i) 2,075,000 shares (the “162(m) Covered Shares”) approved in 2005 specifically for the 2005 Plan, plus (ii) 13,875,000 shares of Stock (the number of shares of Stock approved for issuance under the 1999 Plan), less (iii) the number of shares of Stock issued under the 1999 Plan prior to the Effective Date and the number of shares issuable pursuant to awards under the 1999 Plan outstanding as of the Effective Date, plus (iv) the number of shares that become available for delivery under the 1999 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued (the “Plan Shares”).

As of March 31, 2007 there are 6,576,913 total shares authorized for issuance under the 2005 Plan, of which (i) 50,046 shares had been issued upon the exercise of SARs, (ii) 3,916,764 shares were subject to SAR awards that had been granted and were outstanding and (iii) 2,610,103 shares were available for future awards.  As of March 31, 2007, the 1999 Plan had stock option awards outstanding of 4,716,216, of which 3,971,393 stock options were vested.  The average exercise price of the outstanding stock option awards under the 1999 Plan was $7.86 per share, ranging from $1.29 to $15.52 per share.  Therefore, as of March 31, 2007, without giving effect to the Fourth Amendment, the total number of shares available for issuance of awards under the 2005 Plan was 2,610,108, subject to increase by the number of shares subject to the stock options outstanding under the 1999 Plan that lapse or are terminated prior to exercise.  If the Fourth Amendment is approved, the 2005 Plan will be amended to increase the 162(m) Covered Shares by 950,000, to an aggregate of 3,025,000 shares.

If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock or is otherwise terminated without a delivery of shares to a Participant, the shares of Stock that were subject to that Award will again be available for issue, transfer or exercise pursuant to Awards under the 2005 Plan to the extent allowable by law.  The Stock sold pursuant to the 2005 Plan may be authorized but unissued shares, shares held by the Company in treasury, or shares which have been reacquired by the Company including shares which have been bought in the market for the purposes of the 2005 Plan.  The fair market value of the Stock on a given date will be the last reported sales price so reported by the NYSE for the Stock on such date or, if no such sale takes place on such day, the average of the closing bid and asked prices for that day, or, if no such closing prices are available, the last reported sales price so reported on the last business day before the date in question.  There are no fees, commissions or other charges applicable to a purchase of Stock under the 2005 Plan.

Awards

Stock Options.  The Company may grant Options to Eligible Persons including (i) Incentive Options (only to employees of the Company or its subsidiaries) which comply with Section 422 of the Code and (ii) Nonstatutory Options.  The exercise price of each Option granted under the 2005 Plan will be stated in the Option agreement and may vary; however, the exercise price for an Incentive Option must not be less than the greater of (a) the par value per share of Stock or (b) the fair market value per share as of the date of grant.  The exercise price per share of Stock subject to an Option other than an Incentive Stock Option will not be less than the par value per share of the Stock (but may be less than the fair market value of a share of the Stock on the date of grant).  Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant.  Any Incentive Option which fails to comply with Section 422 of the Code for any reason will result in the reclassification of the Option to a Nonstatutory Option which will be exercisable as such.  The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in Stock, other Awards or other property) and the methods and forms in which Stock will be delivered to a Participant.

SARs.  SARs may be awarded in connection with or separate from an Option.  An SAR is the right to receive an amount equal to the excess of the fair market value of one share of the Stock on the date of exercise or settlement over the grant price of the SAR as determined by the Compensation Committee.  SARs awarded in connection with an Option will entitle the holder, upon exercise or settlement, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised or settled.  The surrendered Option or portion thereof will then cease to be exercisable.  Such SAR is exercisable or transferable only to the extent that the related Option is exercisable or transferable.  SARs granted independently of an Option will be exercisable or settled as the Compensation Committee determines.  The term of an SAR will be for a period determined by the Compensation Committee but will not exceed ten years.  SARs may be paid in cash, stock or a combination of cash and stock, as the Compensation Committee provides in the Award agreement governing the SAR.

Restricted Stock Awards.  A Restricted Stock Award is a grant of shares of Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion.  Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee.  Except as otherwise provided under the terms of the 2005 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Stock subject to the Restricted Stock Award or to receive dividends on the Stock subject to the Restricted Stock Award (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee) during the restriction period.  Unless otherwise waived by the Compensation Committee, a Restricted Stock Award which is subject to forfeiture restrictions will be forfeited and reacquired by the Company upon termination of employment.  As a condition of a Restricted Stock Award grant, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the 2005 Plan, if such arrangements are in place.  Unless otherwise determined by the Compensation Committee, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Stock or other property has been distributed.

Phantom Stock Rights.  Phantom Stock Rights are rights to receive Stock, cash, or a combination of both at the end of a specified period.  The Compensation Committee may subject Phantom Stock Rights to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement which may lapse at such times determined by the Compensation Committee.  Phantom Stock Rights may be satisfied by delivery of Stock, cash equal to the fair market value of the specified number of shares of Stock covered by the Phantom Stock Rights, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter.  Except as otherwise provided by the Compensation Committee in the Award agreement or otherwise, Phantom Stock Rights subject to forfeiture restrictions may be forfeited upon termination of a Participant’s employment prior to the end of the specified period.  Dividend equivalents on the specified number of shares of Stock covered by Phantom Stock Rights will be either (i) paid with respect to such Phantom Stock Rights on the dividend payment date in cash or in shares of unrestricted Stock having a fair market value equal to the amount of such dividends, or (ii) automatically deemed reinvested in additional Phantom Stock Rights, other Awards, or other investment vehicles permitted by the Compensation Committee and elected by the Participant, unless otherwise determined by the Compensation Committee on the date of grant.

Bonus Stock and Awards in Lieu of Company Obligations.  The Compensation Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the 2005 Plan or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act.  The Compensation Committee will determine any terms and conditions applicable to grants of Stock or other Awards, including performance criteria associated with an Award.  Any grant of Stock to an officer of the Company or a subsidiary in lieu of salary or other cash compensation will be reasonable, as determined by the Compensation Committee.

Dividend Equivalent.  Dividend equivalents may be granted entitling a Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments at the discretion of the Compensation Committee.  Dividend equivalents may be awarded on a free-standing basis or in connection with another Award.  The Compensation Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Stock, Awards, or other investment vehicles.  The Compensation Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Other Stock-Based Awards.  Participants may be granted, subject to applicable legal limitations and the terms of the 2005 Plan and its purposes, other Awards related to Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Stock).  Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, or the value of securities of or the performance of specified subsidiaries.  The Compensation Committee will determine terms and conditions of all such Awards, including without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award.  Cash awards may be granted as an element of or a supplement to any Awards permitted under the 2005 Plan.

Performance Awards.  The Compensation Committee may designate that certain Awards granted under the 2005 Plan constitute “performance” Awards or grant separate cash bonus Annual Incentive Awards as performance Awards.  A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards.  Additionally, performance Award also means an Annual Incentive Award granted to the chief executive officer or any other person designated by the Compensation Committee, at the time of grant of the performance Award, as likely to be one of the next four highest paid officers of the Company (a “Covered Employee”).  One or more of the following Business Criteria for the Company on a consolidated basis and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Compensation Committee:  (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets, return on assets, return on investment, return on capital, or return on equity; (vi) economic value added; (vii) operating margin or contribution margin; (viii) net income; net income per share; pretax earnings; pretax earnings before interest, depreciation and amortization and exploration expense; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (ix) total stockholder return; (x) debt reduction; (xi) finding and development costs; (xii) production growth; or production growth per share; (xiii) cash flow; or cash flow per share; (xiv) reserve replacement; (xv) reserves per share growth, and (xvi) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Other Provisions

Tax Withholding.  At the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, a Participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Stock issuable pursuant to the Award based on the fair market value of the shares.

Merger or Recapitalization.  If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Stock, appropriate adjustments will be made by the Compensation Committee in the shares subject to an Award under the 2005 Plan.

Change in Control.  Upon a change in control (as such term is defined in the 2005 Plan) the Compensation Committee may, in its discretion, effect one or more of the following alternatives with respect to Options (which may vary both among different holders and different Options held by the same holder):  (i) accelerate the exercisability of the Options to be exercised before a specified date, after which unexercised Options will terminate; (ii) require the mandatory surrender to and repurchase by the Company of all outstanding Options; (iii) provide that the number and class of shares of Stock covered by an Award theretofore granted be adjusted so that such Award will thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the transaction if the holder had held the shares of Stock subject to the Award; or (iv) make such adjustments to the Options deemed appropriate by the Compensation Committee (including no adjustment).  The Compensation Committee will make such changes as it deems appropriate in the number and price of shares of Stock or other consideration subject to other Awards.  Also, the Compensation Committee may, in its discretion, fully vest and cause all restrictions to lapse applicable to any Restricted Stock Award.  Any such action may vary both among different Restricted Stock Award holders and different Restricted Stock Awards held by the same holder.  The Company’s change in control plans provide for the accelerated vesting of Awards upon a change in control.

Amendment.  Without stockholder approval, the Board may at any time and from time to time with respect to any shares which, at the time, are not subject to Awards, suspend, discontinue, revise, or amend the 2005 Plan in any respect whatsoever, and may amend any provision of the 2005 Plan or any Award agreement to make the 2005 Plan or the Award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, ERISA, or any other law, rule or regulation that may affect the 2005 Plan.  Such amendments are subject to stockholder approval to the extent such approval is required by any state or federal law and regulation or the rules of the NYSE.  The Board may also amend, modify, suspend or terminate the 2005 Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the 2005 Plan or for any other purpose permitted by law.  The 2005 Plan may not be amended without stockholder approval to increase the aggregate number of shares of Stock that may be issued under the 2005 Plan.  Except as provided above, no amendment, modification, suspension or termination of the 2005 Plan may alter or impair Awards previously granted under the 2005 Plan without the consent of the affected Participant.  Further, no Award may be altered or amended, and no exchange of Awards may be affected that, in either case, would constitute the repricing of Options for the purposes of the rules of the NYSE.  The 2005 Plan also provides that no Options may be granted with reload features.

Transferability of Awards.  In accordance with rules prescribed by the Compensation Committee, the Compensation Committee may permit a person to transfer in the form of a gift, Nonstatutory Options, SARs, Phantom Stock Rights, or Restricted Stock Awards (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) (i) to a child (including a step or in-law relationship), grandchild, parent (including a step or in-law relationship), grandparent, spouse, former spouse, sibling (including an in-law), niece, or nephew, including adoptive relationships in any case, and any person sharing the household of a holder of such Award (“Immediate Family Members”), (ii) to a trust established for the exclusive benefit of one or more Immediate Family Members, (iii) to a partnership in which Immediate Family Members are the only partners or (iv) pursuant to a qualified domestic relations order.  An SAR granted in tandem with a Nonstatutory Option will not be transferable other than in connection with the transfer of the Nonstatutory Option to which the SAR relates.  Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution.

Following the transfer of any Award described above, such Awards will remain subject to the same terms and conditions as were applicable to such Awards immediately prior to transfer, provided that the transferee will be substituted for the transferor to the extent appropriate to enable the transferee to exercise the transferred Awards.  When transferred Awards are exercised by a transferee, the Stock received as a result of the exercise may be subject to the one year holding period and other limitations on resale prescribed by Rule 144 promulgated under the Securities Act of 1933.  In addition, Awards transferred by a Participant subject to the reporting requirements of Section 16(a) of the Exchange Act to Immediate Family Members in the same household as the transferor will continue to be reportable by the transferor as indirectly owned by the transferor.

Any holder of an Award desiring to transfer such Award to an Immediate Family Member must make an application for transfer and comply with such other requirements the Compensation Committee may require.  To the extent regulations promulgated under the Exchange Act permit Awards to be transferred in circumstances other than as described above, the Compensation Committee may, but will not be obligated to, amend the 2005 Plan to permit transfers as permitted by such regulations.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2005 Plan.  This description is based on current law, which is subject to change (possibly retroactively).  The tax treatment of a Participant in the 2005 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below.  Options and SARs with an exercise price less than the fair market value of common shares on the date of grant, Phantom Stock, and certain other awards that may be granted pursuant to the 2005 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.  We do not currently intend to grant such awards under the 2005 Plan, but, in the future if we do grant such awards, such awards will be designed to comply with those restrictions and to avoid the additional taxes imposed by Section 409A of the Code.  No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Nonstatutory Options; SARs; Incentive Options. Participants will not realize taxable income upon the grant of a Nonstatutory Option or SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Stock received, over (ii) the exercise price (if any) paid. A Participant will generally have a tax basis in any shares of Stock received pursuant to the exercise of SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option.  In accordance with Section 422 of the Code, upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company and its subsidiaries will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to the discussion below under “–Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above).  Moreover, that number of shares of Stock received upon exercise which equals the number of shares of previously held Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2005 Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances.  See “— Other Provisions — Transferability of Awards.”  For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options or SARs.  However, the IRS informally has indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift.  The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift.  The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option.  The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $12,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions.  The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options.  Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition.  The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Phantom Stock Rights; Restricted Stock Awards; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon.  A Participant will not have taxable income at the time of grant of a stock Award in the form of Phantom Stock Rights denominated in Stock, but rather, will generally recognize ordinary compensation income at the time he receives Stock in satisfaction of the Phantom Stock Rights in an amount equal to the fair market value of the Stock received.  In general, a Participant will recognize ordinary compensation income as a result of the receipt of Stock pursuant to a Restricted Stock Award or bonus stock Award in an amount equal to the fair market value of the Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Stock (i) when the Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make a valid election under Section 83(b) of the Code or (ii) when the Stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Stock or cash received.  Dividends that are received by a Participant prior to the time that the Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income.  The tax basis in the Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions with respect to the shares lapse.

Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2005 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 2005 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.  However, an exception applies to this limitation in the case of certain performance-based compensation.  In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee.  Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such performance-based Awards will result in compensation, for a Participant, in a given period which exceeds a specified limitation.  A Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards, the value of which are not based on the value of shares of Stock, equal to more than $2,500,000 in any fiscal year of the Company.  Although the 2005 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception.  The 2005 Plan as approved does not provide for the grant of Stock-based Awards to Covered Employees that constitute performance-based compensation for purposes of Section 162(m) of the Code except as to the 2,075,000 shares specifically approved by the stockholders for such purpose.  The additional 950,000 shares proposed to be authorized under this Proposal 2 would also be added to such remaining amount of shares that could be awarded to Covered Employees that

would constitute performance-based compensation for purposes of Section 162(m) of the Code.   See “— Awards — Performance Awards.”

Benefits Under the 2005 Plan

The Awards, if any, that will be granted to eligible persons under the 2005 Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required to approve the Fourth Amendment to the 2005 Plan.  If the Fourth Amendment to the 2005 Plan is not approved by the stockholders at the Annual Meeting, the number of shares authorized under the 2005 Plan will remain the same and no increase in the number will be provided.   See “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

The Board recommends that you vote FOR the approval of the adoption of the Fourth Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2007 and the Company’s internal controls over financial reporting.  During fiscal years 2006, 2005 and 2004, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007.  If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

GOVERNANCE OF THE COMPANY

Range is committed to having sound corporate governance principles.  Having and using such principles is essential to running Range’s business efficiently and to maintaining Range’s integrity in the marketplace.  Range’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available under the Corporate Governance section of Range’s website at http://www.rangeresources.com, and are available in print upon request by any stockholder.

Code of Business Conduct and Ethics

The Company has developed a Code of Business Conduct and Ethics, which is applicable to all directors, employees and consultants of the Company, including the principal executive officers and the principal financial officer.  The Company intends to post amendments to and waivers, if any, from its code of ethics (to the extent applicable to the Company’s chief executive officers and directors) on its website at http://www.rangeresources.com under the section titled “Corporate Governance.”  In March 2007, the Company posted its latest amendment to its Code of Ethics.  The Code of Business Conduct and Ethics has been reviewed by the Board and the Governance and Nominating Committee in 2007.  All directors sign a statement each year acknowledging that they have reviewed and are in compliance with the Code of Business Conduct and Ethics.

Board Independence

The Board has determined that, except for Mr. John Pinkerton, the Company’s President and CEO, and Mr. Jeffrey L. Ventura, the Company’s Executive Vice President and Chief Operating Officer, none of the current directors standing for re-election, Messrs. Charles L. Blackburn, Anthony V. Dub, V. Richard Eales, Allen Finkelson, Jonathan S. Linker and Kevin S. McCarthy, have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and each is independent within the meaning of the Company’s director independence standards, which reflect the NYSE independence standards, as currently in effect.  Furthermore, the Board has determined that each of the current members of each of the committees, except Messrs.  Pinkerton and Ventura, both officers of the Company, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of the Company’s director independence standards.  The Company has made no contributions to any charitable organization in which a director serves as an officer or director.

Board Structure and Committee Composition

As of the date of this Proxy Statement, the Board has eight directors and the following four committees:  (1) Audit, (2) Compensation, (3) Dividend, and (4) Governance and Nominating.  The membership during the last fiscal year and the function of each of the committees are described below.  Each of the committees operates under a written charter adopted and approved by the Board.  All of the committee charters are available under the Corporate Governance section of the Company’s website at http://www.rangeresources.com.  During 2006, the Board held 6 meetings and acted 5 times by unanimous written consents.  The independent directors met four times during 2006 without the employee directors.  Each director attended at least 75% of the seven Board meetings.  Each director attended at least 75% of all Committee meetings.  Directors are encouraged to attend annual meetings of Range stockholders.  All directors attended the last annual meeting of stockholders.  In November, 2005, Mr. Robert Aikman, a director of the Company since 1990 and Chair of the Compensation Committee, was killed in an automobile accident.  Mr. McCarthy was appointed to the Compensation Committee to fill Mr. Aikman’s vacancy on December 22, 2005 but the Committee functioned without a Chair until Mr. McCarthy was appointed Chair in May 2006 at the Board’s annual meeting when new committee assignments were approved.

Name of Director	Audit	Compensation	Dividend	Governance and Nominating

Non-Employee Directors:
Charles L. Blackburn		Member	Chair
Anthony V. Dub	Chair
V. Richard Eales	Member
Allen Finkelson		Member		Member
Jonathan S. Linker	Member			Chair
Kevin S. McCarthy		Chair		Member

Employee Directors:
John H. Pinkerton			Member
Jeffrey L. Ventura

Number of meetings in 2006	6	9	0	2
Number of Unanimous Written Consents	1	11	4	2

During 2006, the Board appointed two special Pricing Committees in connection with two senior subordinate note offerings.  Each Pricing Committee met once.

No director of Range sits on another public company’s board of directors outside of their normal business activities.  Currently, only two directors serve on other boards.  Mr. Linker serves on the boards of two small private companies as part of his consulting services.  Mr. McCarthy serves as chairman on the board of the three companies that he serves as President and CEO plus one other private company in which his firm owns an interest.  The Governance and Nominating Committee reviews any requests from directors to serve on other public boards of directors to determine that any time commitments would not interfere with the Range’s Board activities.

Audit Committee

Range has a separately-designated standing Audit Committee established in accordance with Section 10A-3(b) of the Securities Exchange Act of 1934, as amended.  The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Range’s financial statements, Range’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the internal audit function, risk assessment and risk management, and serves as the primary point of interaction with Range’s independent registered public accounting firm.  Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of the Company’s independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews the Company’s disclosure controls and procedures, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees any investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company’s financial statements.  The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.  The Board has determined that each member of the Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.  The Board has determined and designated Mr. V. Richard Eales as the audit committee financial expert as described in item 401(h) of Regulation S-K.  No member of the Company’s Audit Committee serves on the audit committee of any other public company.  The report of the Audit Committee is included herein.  The Audit Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and is available in print upon request by any stockholder.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives and directors; produces an annual report on executive compensation for inclusion in the Company’s proxy statement; provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans and benefits programs; reviews and provides guidance on the Company’s human resource programs; provides succession planning for the management of the Company; and retains and approves the terms of the retention of any compensation consultants and other compensation experts.  Other specific duties and responsibilities of the Compensation Committee include:  evaluating human resources and compensation strategies and overseeing the Company’s total incentive compensation program; reviewing and approving objectives relevant to executive officer compensation and evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving and amending the Company’s incentive compensation and stock option programs (subject to stockholder approval, if required); recommending director compensation to the Board; monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.

The report of the Compensation Committee is included in the proxy.  The Compensation Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and is available in print upon request by any stockholder.

Dividend Committee

The Dividend Committee is directed to declare and set the record and payment dates of dividends in accordance with Board directives.  The Dividend Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and is available in print upon request by any stockholder.

Governance and Nominating Committee

The Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; reviews when necessary any potential Related Person Transaction of the Company and identifies best practices and recommends corporate governance principles to the Board, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance.  Other specific duties and responsibilities of the Governance and Nominating Committee include:  annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; reviewing governance-related stockholder proposals and recommending Board responses; and overseeing the evaluation of the Board and management.

All of the members of the Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.

The Governance and Nominating Committee charter is available under Corporate Governance/Committees and Charters at the Company’s website at http://www.rangeresources.com and are available in print upon request by any stockholder.

Procedures for Approval of Related Person Transactions

Our Governance and Nominating Committee Charter includes a policy regarding the review and approval of certain related person transactions.  The Governance and Nominating Committee is charged with reviewing transactions which would require disclosure under the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, and related rules, as a related person transaction, and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction.  In the event that the Board considers ratification of a related person transaction and determines not to so ratify, management is required to make all reasonable efforts to cancel or annul such transaction.

In determining whether or not to recommend the initial approval or ratification of a related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available to the Committee, including, if applicable, but not limited to:  (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions and (vii) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.

Consideration of Director Nominees

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below under “Identifying and Evaluating Nominees for Directors.”  In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”  Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:  Corporate Secretary, Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

Director Qualifications

Range’s Corporate Governance Guidelines contain Board membership criteria that apply to Governance and Nominating Committee-recommended nominees for a position on Range’s Board.  Under these criteria, members of the Board should have high professional and personal ethics and values.  They should have broad experience in management, policy-making and/or finance.  They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interests of all stockholders.  The Board prefers to have a sufficient number of directors who have specific experience within the oil and gas industry.

Identifying and Evaluating Nominees for Directors

The Governance and Nominating Committee utilizes a variety of avenues to identify and evaluate nominees for director.  The Governance and Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director.  Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other persons.  These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year.  As described above, the Governance and Nominating Committee considers properly submitted stockholder nominations for candidates for the Board.  Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Range’s annual meeting.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance and Nominating Committee.  The Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder.  In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.  The Governance and Nominating Committee does not expect to use a paid third party in identifying potential directors.

Executive Sessions

Executive sessions of non-management directors are generally held at each regularly scheduled quarterly meeting.  The sessions are scheduled and chaired by Mr. Blackburn, the non-executive Chairman of the Board.  Any non-management director can request that an executive session be scheduled.  During 2006, four executive sessions were held of non-management directors.

Communications with the Board

Interested parties may communicate with the non-executive Chairman of the Board by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention:  Chairman of the Board.  Any confidential matters may be submitted in a separately enclosed envelope marked “confidential.”  Similarly, any correspondence to Board members can be submitted as noted and such correspondence will be forwarded to the individual Board members as designated.

EXECUTIVE OFFICERS

Information regarding the executive officers of the Company as of March 31, 2007 is summarized below:

Name	Age	Officer Since	Position

John H. Pinkerton	53	1990	President and Chief Executive Officer

Jeffrey L. Ventura	49	2003	Executive Vice President – Chief Operating Officer

Alan W. Farquharson	49	2007	Senior Vice President – Reservoir Engineering

Steven L. Grose	58	2005	Senior Vice President – Appalachia

Roger S. Manny	49	2003	Senior Vice President and Chief Financial Officer

Chad L. Stephens	52	1990	Senior Vice President – Corporate Development

Rodney L. Waller	57	1999	Senior Vice President, Chief Compliance Officer and Secretary

Mark D. Whitley	55	2005	Senior Vice President – Permian and Engineering Technology

Officers are appointed annually to hold their respective offices by the Board of Directors at the Board meeting held in conjunction with the Annual Meeting of Stockholders in May of each year.  For Mr. Pinkerton’s and Mr. Ventura’s biographical information, see “Election of Directors - Information Concerning Nominees” above.

Alan W. Farquharson, Senior Vice President – Reservoir Engineering, joined Range in 1998.  Mr. Farquharson has held the positions of Manager and Vice President of Reservoir Engineering before being promoted to his senior position in February 2007.  Previously, Mr. Farquharson held positions with Union Pacific Resources including Engineering Manager Business Development – International.  Prior to that, Mr. Farquharson held various technical and managerial positions at Amoco and Hunt Oil.  He holds a Bachelor of Science degree in Electrical Engineering from Pennsylvania State University.

Steven L. Grose, Senior Vice President – Appalachia, joined Range in 1980.  Previously, Mr. Grose was employed by Halliburton Services, Inc. from 1971 until 1978.  Upon the formation of Great Lakes Energy Partners L.L.C. in 1999, Mr. Grose was placed in charge of all operations of the joint venture.  Mr. Grose is a member of the Society of Petroleum Engineers and is a past president of The Ohio Oil and Gas Association.  Mr. Grose received his Bachelor of Science degree in Petroleum Engineering from Marietta College.

Roger S. Manny, Senior Vice President and Chief Financial Officer, joined Range in 2003.  Previously, Mr. Manny served as Executive Vice President and Chief Financial Officer of Matador Petroleum Corporation from 1998 until joining Range.  Prior to 1998, Mr. Manny spent 18 years at Bank of America and its predecessors where he served as Senior Vice President in the energy group.  Mr. Manny holds a Bachelor of Business Administration degree from the University of Houston and a Masters of Business Administration from Houston Baptist University.

Chad L. Stephens, Senior Vice President – Corporate Development, joined Range in 1990.  Prior to 2002, Mr. Stephens held the position of Senior Vice President – Southwest.  Previously, Mr. Stephens was with Duer Wagner & Co., an independent oil and gas producer for approximately two years.  Prior to that, Mr. Stephens was an independent oil operator in Midland, Texas for four years.  From 1979 to 1984, Mr. Stephens was with Cities Service Company and HNG Oil Company.  Mr. Stephens received a Bachelor of Arts in Finance and Land Management from the University of Texas.

Rodney L. Waller, Senior Vice President, Chief Compliance Officer and Corporate Secretary, joined Range in 1999.  Since joining Range, Mr. Waller has held the position of Senior Vice President and Corporate Secretary.  In 2005, Mr. Waller was designated by the Board as the Chief Compliance Officer.  Previously, Mr. Waller was Senior Vice President of Snyder Oil Corporation, now part of Devon Energy Corporation.  Before joining Snyder, Mr. Waller was with Arthur Andersen.  Mr. Waller is a certified public accountant and petroleum land man.  Mr. Waller served as a director of Range from 1988 to 1994.  Mr. Waller received a Bachelor of Arts degree in Accounting from Harding University.

Mark D. Whitley, Senior Vice President – Permian Business Unit and Engineering Technology, joined Range in 2005.  Previously, he served as Vice President – Operations with Quicksilver Resources for two years.  Prior to that, he served as Production/Operation Manager for Devon Energy, following the Devon/Mitchell merger.  From 1982 to 2002, Mr. Whitley held a variety of technical and managerial roles with Mitchell Energy.  Notably, he led the team of engineers at Mitchell Energy who applied new stimulation techniques to unlock the shale gas potential in the Fort Worth Basin.  Previous positions included serving as a production and reservoir engineer with Shell Oil.  He holds a Bachelor’s degree in Chemical Engineering from Worcester Polytechnic Institute and a Master’s degree in Chemical Engineering from the University of Kentucky.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis is intended to assist you in understanding the Company’s compensation program.  It is intended to cover all the elements of compensation paid to our Named Executive Officers (as defined below) and the reasoning used by the Compensation Committee in structuring our executive compensation program, which is designed primarily to incentivize our Named Executive Officers to build stockholder value.

It is important to note that, although this Compensation Discussion and Analysis is focused on our Named Executive Officers, our management is focused on the compensation to all employees of our Company.  The energy sector has a severe shortage of experienced and qualified professionals who have a demonstrated ability to find oil and natural gas on a cost effective basis.  We believe that our Company’s strength is unique in that we emphasize the creation of long-term development projects from the ground up.  To do that consistently year after year, we need an outstanding group of talented individuals working together as a team to build reserves at attractive costs.  We believe that if we accomplish this goal, we will also consistently build stockholder value year after year.  Therefore, the management of the Company is focused on maintaining competitive compensation arrangements for our entire team of individuals and maintaining a corporate environment that challenges and develops those individuals to produce even greater achievements.  Ultimately, the success of any organization is dependent on the quality of its individuals.  The Company has always believed that it should align the interests of each employee with the interests of its stockholders.  Therefore, since 1989, long-term equity incentive awards have been granted to all full-time employees of the Company each year.  We believe that our employees are aware of how each one contributes to the goal of finding and producing oil and gas at top quartile performance levels.  Over time, the form and structure of the Company’s long-term equity incentive awards have changed (from stock options to stock awards and stock appreciation rights) but even today the same types of long-term equity incentive awards that are granted to our Named Executive Officers are also awarded to all other key professional employees of the Company who have annual salaries of $100,000 or more, which employees we refer to as key professional employees in this Compensation Discussion and Analysis.  All remaining employees are granted stock appreciation rights.

Role of Compensation Committee

The Compensation Committee administers the Company’s executive compensation program. The role of the Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, to administer its stock plans (including reviewing and approving equity grants to all corporate officers) and to review and approve annually all compensation decisions relating to all corporate officers, including those related to (i) the President and Chief Executive Officer (“CEO”), our principal executive officer, (ii) the Senior Vice President and Chief Financial Officer, our principal financial officer, and (iii) the three most highly compensated executive officers for 2006, each of which is named in the Summary Compensation Table (collectively, the “Named Executive Officers”). The Compensation Committee is empowered by the Board of Directors and by the Compensation Committee’s Charter to make all the decisions regarding compensation for the Named Executive Officers and all other employees without ratification or other action by the Board of Directors.

The Compensation Committee is composed of three directors who have been determined to be “independent” by the Governance and Nominating Committee of the Board of Directors in accordance with applicable New York Stock Exchange (“NYSE”), Internal Revenue Code of 1986, as amended (the “Tax Code”), and Securities and Exchange Commission (“SEC”) regulations.  The Governance and Nominating Committee recommended the appointment of these three directors after determining that they have the required knowledge and skills to accomplish the scope of responsibilities set out in the Compensation Committee’s Charter, which is described in greater detail below.

Mr. Kevin S. McCarthy serves as Chair of the Compensation Committee.  He assumed that role effective with the election of directors by the stockholders on May 24, 2006.  Mr. McCarthy was appointed to the Compensation Committee in December 2005 to fill the vacancy of Mr. Robert Aikman upon his accidental death.  Mr. Aikman served on the Compensation Committee for over 15 years and served as its Chair for the five years preceding Mr. McCarthy’s appointment.  The Compensation Committee operated without a designated Chair in the interim period from Mr. Aikman’s death in November 2005 until Mr. McCarthy’s appointment as Chair in May 2006.  Mr. McCarthy is Chairman, Chief Executive Officer and President of Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc. and Kayne Anderson Energy Development Company, which are each NYSE listed closed-end investment companies.  Mr. McCarthy joined Kayne Anderson Capital Advisors as a Senior Managing Director in June 2004 from UBS Securities LLC, where he was global head of energy investment banking.  In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibility for securities underwriting and mergers and acquisitions in the energy industry.  In his capacity at Kayne Anderson, Mr. McCarthy is responsible for day-to-day compensation matters concerning both executives and other employees at his firm.  Therefore, Mr. McCarthy has practical day-to-day experience in recruiting, retaining and motivating employees to accomplish goals established by a governing board.  In addition, Mr. McCarthy has 20 years of experience with numerous energy companies as part of his investment banking career prior to his employment with Kayne Anderson.  This experience has given Mr. McCarthy specific knowledge of how other energy companies have approached issues unique to this industry.

Mr. Charles L. Blackburn, the Company’s non-employee Chairman of the Board of Directors, has served on the Compensation Committee since his election as a director in May 2003.  Mr. Blackburn worked with Shell North America for 34 years rising from the professional geological staff, assuming increasing levels of management responsibilities and finally directing Shell North America operations for ten years.  He also served as Chairman and Chief Executive Officer of Maxus Energy Corporation from 1987 until that company’s sale to YPF Socieded Anonima in 1995.  Mr. Blackburn has gained first-hand knowledge of how technical energy professionals operate and how such organizations work effectively.  He handled compensation matters for both organizations he previously served.

Mr. Allen Finkelson is the third independent director serving on the Compensation Committee.  Mr. Finkelson’s primary background has been as a transactional attorney with Cravath Swaine & Moore, LLP.  This background has given Mr. Finkelson extensive experience with mergers and acquisitions, corporate takeovers and defenses and the accompanying compensation issues involved in such matters.  Mr. Finkelson also has significant experience with change in control arrangements.  Mr. Finkelson has served on the Compensation Committee since May 2000.

The Compensation Committee has the authority to secure services for executive compensation matters, legal advice, or other expert services, both from within and outside the Company.  In his role as Chair, Mr. McCarthy sets the Compensation Committee’s meeting agendas, meeting times and calendar.  Mr. McCarthy generally works with Mr. Pinkerton, the Company’s President and CEO, and Mr. Waller, the Company’s Corporate Secretary and Chief Compliance Officer, to make sure that all appropriate compensation matters are included in the agendas and calendars for the Compensation Committee.  In addition, the Compensation Committee members speak frequently with each other concerning Company compensation matters outside of the regularly scheduled Compensation Committee meetings.

The Compensation Committee has not delegated any authority to act on behalf of the Compensation Committee to any other committee of the Board of Directors or to any member of the Company’s management.

Role of Executive Officers in Compensation Process

Each year, the President and CEO submits recommendations to the Compensation Committee for adjustments to the salary, bonuses, and long-term equity incentive awards payable to corporate officers and employees, excluding himself.  As officers and employees are promoted and hired during the year, the President and CEO makes recommendations to the Compensation Committee as to salaries and long-term equity incentive award grants during interim periods.  The President and CEO also works closely with the Compensation Committee in negotiating compensation arrangements for potential executive officers to ensure that all compensation arrangements are consistent with the existing compensation strategies and philosophy of the Company and are approved by the Compensation Committee.  At the direction of the Compensation Committee, the President and CEO and the Corporate Secretary attend certain meetings and work sessions of the Compensation Committee.  The Compensation Committee reviews and approves all compensation granted to all corporate officers of the Company.

Overview of Executive Compensation Program

The Compensation Committee believes that it is important to review and compare the performance of the Company with that of peer companies in the oil and gas exploration and production sector.  To develop appropriate peer data, the Compensation Committee identified a group of companies that are similar to the Company in terms of business lines and market capitalization (the “Peer Group”).  The Peer Group is reviewed at the beginning of each fiscal year and any additions or deletions are made in the Peer Group when the Company establishes the performance standards for executive officer compensation purposes for the applicable year.  The Peer Group of companies for 2006 executive officer compensation comparisons were Bill Barrett Corporation, Cabot Oil & Gas Corporation, Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources Inc., Encore Acquisition Company, Forest Oil Corporation, The Houston Exploration Company, KCS Energy, Inc., Newfield Exploration Company, Pioneer Natural Resources Company, Plains Exploration & Production Company, Pogo Producing Company, Quicksilver Resources Inc., Southwestern Energy Company, St. Mary Land and Exploration Company, Stone Energy Corporation, Swift Energy Company, Western Gas Resources Incorporated and Whiting Petroleum Corporation.  Companies that are acquired or merged into other entities are eliminated from the Peer Group.  During 2006, KCS Energy, Inc. and Western Gas Resources Incorporated were removed from the Peer Group upon their acquisition by other companies.

For 2007, the Peer Group includes Cabot Oil & Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Co., Denbury Resources Inc., EOG Resources, Inc., Equitable Resources, Inc., EXCO Resources, Inc., Forest Oil Corporation, Mariner Energy, Inc., Newfield Exploration Company, Noble Energy, Inc., Petrohawk Energy Corporation, Pioneer Natural Resources Company, Plains Exploration & Production Company, Pogo Producing Company, Questar Corporation, Quicksilver Resources Inc., Southwestern Energy Company, St. Mary Land and Exploration Company, Ultra Petroleum Corp., W&T Offshore, Inc. and Whiting Petroleum Corporation.  To the extent any company in the 2007 Peer Group is the target of a takeover or is involved in a merger where the entity is not the survivor, the company will be removed from the 2007 Peer Group.

Compensation Committee Charter

The Compensation Committee’s Charter has been prepared by the Compensation Committee and approved by the Governance and Nominating Committee and the Board of Directors, as is the case for all committee charters and corporate governance guidelines.  As provided in its Charter, the Compensation Committee discharges the Board of Director’s responsibilities relating to compensation of the Company’s corporate officers and directors; provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans and benefits programs; reviews and provides guidance on the Company’s human resource programs; and retains and approves the terms of the retention of any compensation consultants and other compensation experts.  Other specific duties and responsibilities of the Compensation Committee include:  evaluating human resources and compensation strategies and overseeing the Company’s total incentive compensation program; reviewing and approving objectives relevant to executive officer compensation and evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving and amending the Company’s incentive compensation and equity compensation programs (subject to stockholder approval, if required); recommending director compensation to the Board of Directors; monitoring director and executive officer stock ownership; and annually evaluating its performance and its Charter.  The Compensation Committee, the Governance and Nominating Committee and the Board of Directors review the Charter at least once a year at the beginning of each year and as necessary with respect to new regulations, issues or circumstances that may require interim modifications to the Charter.  The full text of the Compensation Committee Charter is posted on the Company’s website under “Governance” at www.rangeresources.com.  The Compensation Committee’s membership is determined by the Board of Directors after a recommendation by the Governance and Nominating Committee, and the Board of Directors conducts an annual evaluation of the Compensation Committee in coordination with the Company’s outside legal counsel.

Compensation Consultant

The Compensation Committee has the authority under its Charter to engage the services of outside advisors, experts and others to assist the Compensation Committee.  The Compensation Committee directs the work of the independent compensation consultant and decisions regarding compensation are ultimately made by the Compensation Committee.  In accordance with this authority, the Compensation Committee engaged Benefit Partners, Inc. as its independent compensation consultant to advise the Compensation Committee on matters related to director and executive officer compensation from November 2004 to September 2006.  During 2006, the Compensation Committee worked extensively with Benefit Partners, Inc. to determine how Peer Group executive officer compensation data should be quantified and valued in comparison with the Company’s compensation arrangements.  These comparisons were principally focused on valuing Peer Group equity awards with different vesting and expiration terms than the awards granted by the Company.

In September 2006, the Compensation Committee engaged Alvarez & Marsal Taxand, LLC (“Alvarez & Marsal”) as its new independent compensation consultant.  Since being retained by the Compensation Committee, Alvarez & Marsal has not advised management of the Company, and has received no compensation other than in their capacity as an independent compensation consultant to the Compensation Committee.  Prior to its engagement by the Compensation Committee, the Company did engage Alvarez & Marsal to advise the Company on certain compensatory matters associated with the acquisition of Stroud Energy, Inc.  Since being retained by the Compensation Committee, the Company has not engaged, and will not in the future engage, Alvarez & Marsal to advise the Company on any compensatory issues other than those issues authorized by the Compensation Committee.

At the instruction of the Compensation Committee, the independent compensation consultant works primarily with Mr. Waller to gather the Peer Group data necessary to create a meaningful comparison with Company data.  Any contact between the executive officers of the Company and the independent compensation consultant is approved by the Compensation Committee.

Components of Executive Compensation

The Compensation Committee believes that compensation paid to the Named Executive Officers should be both competitive with the Peer Group and closely aligned with the performance of the Company on a short-term and long-term basis.  The Company’s executive officer compensation program is also designed to assist the Company in attracting and retaining executives critical to its long-term success. In addition, executive officer compensation is structured to ensure that a significant portion of the compensation available is directly related to Company stock performance, financial results and operating results that directly and indirectly influence stockholder value. To that end, it is the view of the Compensation Committee that the executive officer compensation program should consist principally of the following components:

•       Base salary;

•       Performance based annual cash incentive awards;

•       Long-term equity incentive awards;

•       Retirement and other benefits; and

•       Perquisites and other personal benefits.

The Compensation Committee believes that equity compensation is an important element of the compensation philosophy of the Company.  Consequently, the Company currently provides the following five different on-going types of long-term equity incentive awards to its employees:  stock-settled stock appreciation rights (“SARs”), annual unvested discretionary contributions to the Company’s Deferred Compensation Plan (as defined below) elected by employees to be made in stock (“Annual Stock Awards”), a portion of annual incentive bonuses elected by employees to be made in stock (“Bonus Stock Awards”), matching contributions to the Company’s Deferred Compensation Plans elected by employees to be made in stock (“Matching Stock Awards”), and profit sharing contributions (“401(k) Stock Awards”) made in stock pursuant to the Company’s 401(k) and Profit Sharing Plan (the “401(k) Plan”).  Prior to July 2005, the Company’s 1999 Stock Option Plan did not provide for SARs and the Company instead granted incentive stock options (“Option Awards”).  Upon the hiring of certain Named Executive Officers, the Compensation Committee granted unvested discretionary contributions to the Company’s Deferred Compensation Plans which such individuals elected to take in common stock (“Initial Employment Stock Awards”).  (The term “Stock Awards” (when used in quotations) within the Compensation Discussion and Analysis, tabular executive compensation disclosures and associated narratives refers to the captions contained in a particular SEC-prescribed table.)

Base Salary

The Company provides the Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year.  It is the intent of the Compensation Committee that a significant portion of the total compensation payable to the Named Executive Officers be comprised of long-term equity incentive awards.  Therefore, salaries for the Named Executive Officers are set at approximately the 50th percentile of the Peer Group, subject to competitive market conditions and comparative length of service, experience and duties associated with similarly situated executive officers within the Peer Group.

The salaries of the Named Executive Officers and other employees are reviewed on an annual basis, as well as at the time of a promotion, other change in responsibilities or when market conditions warrant.  Increases in salary of Named Executive Officers are based on an evaluation of the individual’s performance and level of pay compared to the Peer Group pay levels and internal pay equity between positions.  Salary increases normally take effect on the first payroll period after the approval of the Compensation Committee in May of each year.  In prior years, salary adjustments normally occurred at the same time as all other employees taking effect on the first payroll period coinciding with March 1st of each year.  Beginning in 2007, the Compensation Committee elected to defer any salary adjustments or long-term equity incentive awards for executive officers, which includes the Named Executive Officers, until the completion of the Peer Group analysis covering 2007 proxy data disclosing compensation paid during calendar year 2006 to executive officers within the 2006 Peer Group.  Salary adjustments and long-term equity incentive awards for all other employees will continue to be awarded just prior to March 1st when cash incentive awards are determined.  For a further description of the base salaries paid to the Named Executive Officers, including historical salary increases, please refer to the Summary Compensation Table and accompanying narrative.

Performance Based Annual Incentive Awards

In 2005, the Board of Directors adopted and the stockholders of the Company approved the Company’s 2005 Equity-Based Compensation Plan (the “2005 Plan”).  The 2005 Plan includes an annual cash incentive award program that is designed to comply with Section 162(m) of the Tax Code (“Annual Incentive Awards”).  The performance criteria to be used for the Annual Incentive Awards are developed each year by the Compensation Committee, reviewed with the independent compensation consultant and then discussed with the Company’s executive officers.  In accordance with the 2005 Plan, the Compensation Committee establishes the criteria, weighting and performance achievement levels necessary to calculate payouts under the Annual Incentive Awards based upon the relative payout percentages established for each executive officer.  For 2006, the performance criteria were generally tied to either industry standards or the Company’s annual business plan which is a forecast of expected business results of the year based upon certain assumptions made by the management of the Company (the “Annual Business Plan”).  The Annual Business Plan is reviewed each December prior to the beginning of the fiscal year and then refined and approved by the Board of Directors at their February meeting.

The Annual Incentive Awards are subject to negative discretion by the Compensation Committee, meaning that the Compensation Committee can reduce the payout amounts but cannot increase the amounts.  The actual settlement of Annual Incentive Awards is determinable without reference to Peer Group data since the calculation of each measure has been pre-established by the Compensation Committee.  Therefore, the Annual Incentive Awards for Named Executive Officers are paid at the same time as the cash incentive awards are approved by the Compensation Committee for all the other Company personnel.  The payment of such awards within this time frame allows the Company to deduct for tax purposes the amounts accrued under generally accepted accounting principles for the just completed calendar year period.

Annual Incentive Awards are determined as a percentage of each Named Executive Officer’s base salary paid during the year.  This target payout is established through an analysis of cash compensation for comparable positions in the Peer Group and is intended to provide a competitive level of compensation when the Named Executive Officers achieve their performance objectives as set forth by the Compensation Committee.  The actual Annual Incentive Awards are determined according to the Company’s level of achievement of the performance criteria established by the Compensation Committee, described below.  The Compensation Committee specifies that 25% of each Named Executive Officers’ Annual Incentive Awards be placed in the Company’s Active Deferred Compensation Plan (as defined below) for the account of the respective officer.  As an additional retention measure, such 25% portion remains unvested and subject to forfeiture upon termination of employment at any time during the remainder of the calendar year (such 25% portion, the “Unvested Annual Incentive Award”).  Each Named Executive Officer makes an election as to whether the Unvested Annual Incentive Award will, upon the contribution to the Active Deferred Compensation Plan, be made in cash or an equivalent value in common stock of the Company as Bonus Stock Awards.  To the extent such an election is made, the Named Executive Officer will be unable change his investment election under the Active Deferred Compensation Plan with respect to the Unvested Annual Incentive Award for one year following the contribution of the award to the Active Deferred Compensation Plan.

After the measurements, the weighting of the measures, and the setting of the performance levels for threshold, target and excellent performance with respect to the 2006 Annual Incentive Awards were finalized, such information was filed publicly on Form 8-K.  The performance criteria selected with respect to the Annual Incentive Awards for 2006 is shown in the table below, including the five performance measures and the target levels of achievement with respect to each measure.  Four of the performance measures are internal performance measures and the fifth performance measure (stock price performance) is an external performance measure based on comparison with the Peer Group.

	Unit of	Actual for	2006 Performance Levels			Actual for
Criterion	Measurement	2005	Threshold	Target	Excellent	2006

Finding & development costs	$per mcfe	$1.62	$2.80	$2.40	$2.00	$1.66
EBITDAX	$millions	$401	$475	$500	$525	$524
Production per share	mcfe per share	0.642	0.662	0.675	0.700	0.685
Reserves per share	mcfe per share	9.944	10.25	10.45	10.85	12.47
Stock price performance	percentile	94th	50th	62.5th	75th	77th

The first criterion selected by the Compensation Committee was finding and development costs.  The Compensation Committee specified that, in determining the amount of the Company’s finding and development costs, only cash costs incurred in connection with exploration and development would be used, and the costs of acquisitions would be excluded since the Board of Directors approves each acquisition.  In determining the reserve additions for the finding and development cost calculation, any revisions for changes in commodity prices between years would be excluded, but any performance reserve revisions would be included.  In setting the performance levels (i.e., threshold, target and excellent) for finding and development costs, the Compensation Committee considered research analysts’ expectations for finding costs for other exploration and production companies along with the nature of such companies’ reserve base.

The second criterion selected by the Compensation Committee was EBITDAX, or earnings before interest, taxes, depreciation/depletion and exploration expenses.  This criterion was selected by the Compensation Committee to measure the ability of the Company to achieve its Annual Business Plan after taking into consideration the impact of changing commodity prices.  The performance levels were based upon the 2006 Annual Business Plan, which reflected an EBITDAX level of $507 million.  The Compensation Committee determined that the EBITDAX measure was appropriate and that it captures the impact of changing commodity prices as well as changing costs.

The third and fourth measures selected by the Compensation Committee were production per share and reserves per share.  In the calculation of production per share and reserves per share, the Compensation Committee specified that the calculation of the weighted average shares outstanding during the year and the shares outstanding at the end of the year would be adjusted for SARs and Annual Stock Awards awarded in February 2007 since these awards are viewed as being applicable to the 2006 period.  Production and reserves used in the calculation of these measures are based on reported production and year end reserves, adjusted for price revisions to reserves.

The final measure selected by the Compensation Committee was the stock price performance of the Company’s common stock in relation to the stock price performance of other members of its Peer Group during calendar year 2006.

In addition to selecting the performance criteria, the Compensation Committee approved, after consultation with the independent compensation consultant, the respective performance payout percentages for the various executive officer levels.  For 2006, the Annual Incentive Award amount payable to each of the Named Executive Officers was based upon Company performance, as measured by the weighted average achievement of each performance measure based upon the interpolated actual achievement of the Company between the various threshold, target and excellent parameters.

	Annual Incentive Payout % of Salary
	Threshold	Target	Excellent

President and CEO	50%	100%	200%
Chief Operating Officer	50%	100%	200%
Senior Vice Presidents	30%	60%	120%

It is the Company’s policy that the Annual Incentive Awards for each year be determined in February of the following year based upon the Company’s performance with respect to the performance criteria established by the Compensation Committee, subject to the Compensation Committee’s negative discretion.  In reviewing the achievements of the Named Executive Officers in 2006, the Compensation Committee awarded the actual annual incentive payout percentages, as calculated, with respect to each criterion except for production per share and stock price performance.  Under the prescribed methodology the actual result for production per share was 0.685 per share (as set forth in the table above).  However, the Compensation Committee calculated both production per share and reserves per share on a debt adjusted basis.  The results on a debt adjusted basis did not affect the achievement under the reserves per share criteria but lowered the production per share criteria from 0.685 per share to 0.675 per share.

Similarly, the stock price performance calculation was modified to include the value of cash dividends and stock dividends paid during the year by any of the 2006 Peer Group, which reduced the Company’s 77th percentile achievement to the 72nd percentile.  The Compensation Committee exercised the negative discretion reserved to it under the awards to reduce the production per share criteria award by 28% and the stock price performance criteria by 12%.  As a result, the aggregate award to each Named Executive Officer was reduced by approximately 7%.

The revised methodology of calculating production per share, reserves per share and stock price performance has been incorporated in the calculation methodology for 2007.

Long-Term Equity Incentive Compensation

The Company’s 2005 Plan also provides for the grant of stock-based awards including stock options, stock appreciation rights, restricted stock, and phantom stock rights.  In June 2005, following the approval of the 2005 Plan by stockholders, the Compensation Committee began awarding SARs.  Prior to that time, stock-based awards were granted as Option Awards.  In general, the grant of SARs to each Named Executive Officer is based, in part, on the Company’s performance in the prior year relative to its Peer Group and the total compensation paid to comparable executive officers at the Peer Group companies.  The Compensation Committee determined that SARs are a desirable form of long-term equity incentive award since the use of SARs significantly reduces the potential number of shares issued as compared to Option Awards because only the appreciation in excess of the grant price is paid in the Company’s common stock based upon the market value of the Company’s common stock on the date of exercise.  Further, SARs, as utilized, qualify as performance based compensation under Section 162(m) of the Tax Code.  Please refer to the section of the Compensation Discussion and Analysis below entitled “Tax and Accounting Implications — Tax Deductibility of Pay” below.  Under the 2005 Plan, the Compensation Committee has the authority and flexibility to structure the terms of SARs in any way that it determines is appropriate.  All SARs granted to Named Executive Officers for 2006 (i) were valued on the date of grant at the closing price of the Company’s common stock, (ii) have a five-year term, and (iii) are subject to a three-year vesting schedule.

In 2003, as part of its long-term incentive compensation program, the Company began granting unvested discretionary contributions to the Company’s Deferred Compensation Plans (as defined below) on behalf of corporate officers and key professional employees.  Recipients can elect to receive the unvested discretionary contribution in the form of Annual Stock Awards or in cash.  All of the Named Executive Officers who received unvested discretionary contributions in 2006 elected to receive Annual Stock Awards.  The Compensation Committee began in 2003 to approve the granting of unvested discretionary contributions to the Deferred Compensation Plans upon the initial employment of new executive officers.  Recipients can elect to receive the unvested discretionary contribution in the form of Initial Employment Stock Awards or in cash.  The Compensation Committee believes that Annual Stock Awards and Initial Employment Stock Awards give recipients a direct interest in the results of the Company, which aligns the interests of each employee with those of the stockholders.  If an employee elects an Annual Stock Award or Initial Employment Stock Awards, the Company contributes such shares of common stock to the rabbi trust under the Deferred Compensation Plans and allocates such common stock to the account of employees who elect Annual Stock Awards or Initial Employment Stock Awards.  Since all Annual Stock Awards and Initial Employment Stock Awards are placed into the recipient’s account in the Company’s Deferred Compensation Plans when granted, the liability of the Company is fixed and any future appreciation of the Company’s common stock will accrue to the benefit of the award recipient without any further obligation of the Company.  However, for financial reporting purposes, any change in the market value of the Company’s common stock held in the Deferred Compensation Plans is reflected in the earnings of the Company (i.e., if the Company’s common stock increases in value, the Company increases its compensation expense and vice versa).

The Annual Stock Awards and Initial Employment Stock Awards have no term limits.  Annual Stock Awards are generally subject to a three-year vesting schedule; the vesting schedule for Initial Employment Stock Awards vary, but are generally three or four years.  Such awards may be sold within the Deferred Compensation Plans at the direction of an employee after the underlying shares vest, subject to applicable securities laws.  Annual Stock Awards and Initial Employment Stock Awards are not granted pursuant to the 2005 Plan.

The vesting schedules applicable to SARs, Annual Stock Awards and Initial Employment Stock Awards are intended to strengthen employee retention.  In the case of SARs and Annual Stock Awards, the first 30% of the awards vest on the first anniversary of the date of grant, a second 30% of the awards vest on the second anniversary of the date of grant, and the remaining 40% of the awards vest on the third anniversary of the date of grant.  Initial Employment Stock Awards are granted on a case-by-case basis by the Compensation Committee and vesting schedules will vary based upon the individual circumstances. In addition, the SARs, Annual Stock Awards and Initial Employment Stock Awards provide for the acceleration of vesting upon a change in control, or the death, disability or retirement of the employee.  No acceleration of awards occurs if an individual leaves the employment of the Company, whether voluntarily or involuntarily, prior to a change in control or reaching the defined retirement age of 65 years old, other than due to his death or disability.

The Compensation Committee chose to include these limited accelerated vesting provisions for competitive reasons.  In addition, under FASB Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (or “FAS 123R”), significant adverse accounting results would occur, which would negatively impact earnings, if the Compensation Committee retained the discretion to determine accelerated vesting on a case-by-case basis.  However, if the provision for accelerated vesting is made at the time of the grant, no change in the reporting of the award is required upon the acceleration upon a change in control or at the death, disability or retirement of the individual.

Retirement and Other Benefits

401(k) Plan

The 401(k) Plan is a tax-qualified retirement savings plan pursuant to which eligible employees of the Company, including the Named Executive Officers, are able to contribute the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service (“IRS”) to the 401(k) Plan on a before-tax basis.  In addition, participants age 50 or above may contribute additional before-tax amounts up to the annual catch-up contribution limit determined by the IRS, and any participant may contribute rollover amounts from certain other qualified plans.  Participants may also receive matching contributions, in an amount equal to 50% of their before-tax contributions to the 401(k) Plan up to 6% of their base salaries and discretionary profit sharing contributions from the Company.  Matching contributions and 401(k) Stock Awards vest over the first three years of employment at the rate of 40% for the first two years and 20% for the final year.  After being employed with the Company for three years, all current and future matching and 401(k) Stock Awards are fully vested.  The vesting of these contributions may be accelerated if the participant attains age 55 while still employed by the Company or is terminated due to death or disability.  Participants are always 100% vested in any before-tax, catch up, and rollover contributions they make to the 401(k) Plan.  In addition to the other investment options available under the 401(k) Plan, participants may invest all or a portion of their 401(k) Plan account in the Company’s common stock fund.  The other 401(k) Plan investment options are listed in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”

Deferred Compensation Plan

The Named Executive Officers, in addition to certain other eligible executive officers, directors and other key professional employees, are entitled to participate in the Company’s deferred compensation program.  The Company maintains two deferred compensation plans: (1) the 1996 Deferred Compensation Plan for Directors and Select Employees Plan, which was frozen at the end of 2004 (the “Frozen Deferred Compensation Plan”), and (2) the 2004 Deferred Compensation Plan for Directors and Select Employees, which was adopted in response to certain provisions of the American Jobs Creation Act of 2004 that significantly altered the way non-qualified deferred compensation plans were structured and administered (the “Active Deferred Compensation Plan” and, together with the Frozen Deferred Compensation Plan, the “Deferred Compensation Plans”).

Under the Active Deferred Compensation Plan, Named Executive Officers may defer (i) a dollar or percentage amount of their compensation and (ii) elective deferral and matching contribution amounts that may not be made to the 401(k) Plan due to certain limits imposed by the Tax Code and the IRS.  Currently, under the Active Deferred Compensation Plan, the Company matches the voluntary deferrals of the Named Executive Officers up to 10% of their salary.  The Named Executive Officers can elect to have the match paid in cash or Matching Stock Awards.

The Company may also elect to make discretionary contributions on participants’ behalf to the Active Deferred Compensation Plan.  As described above, Annual Stock Awards elected by Named Executive Officers are unvested discretionary contributions made to the Active Deferred Compensation Plan (or, with respect to Annual Stock Awards made in 2003, to the Frozen Deferred Compensation Plan).  The investment options under the Active Deferred Compensation Plan are the same as the investment options under the Company’s 401(k) Plan.  The Deferred Compensation Plans are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”

Perquisites and Other Personal Benefits

The Company provides the Named Executive Officers with perquisites and other personal benefits that the Compensation Committee determines to be reasonable and consistent with the Company’s overall compensation philosophy.  The Company provides medical, dental, life insurance, and disability benefits to all eligible employees, including the Named Executive Officers.  The Company also provides supplemental disability plans for executive officers.  The Company also provides the Named Executive Officers and certain other executive officers with the following perquisites: (i) secretarial service for personal affairs, (ii) occasional use of Company-owned facilities or equipment, (iii) relocation benefits, and (iv) reimbursement for spousal travel expenses.  The Company provides club membership dues and other expenses to the extent related to the conduct of Company business.  Any personal club use by a Named Executive Officer or a member of the Named Executive Officer’s family must be reimbursed by the Named Executive Officer to the Company.  Perquisites are described in greater detail in the section of this Proxy Statement entitled “Summary Compensation Table — Other Benefits and Perquisites.”

Allocation between Types of Compensation

Allocation between Compensation Components

The Compensation Committee does not set target allocations for the different components of compensation (i.e. base salary, Annual Incentive Awards, long-term equity incentive compensation, etc.).  As described above, base salaries for Named Executive Officers are targeted at approximately the 50th percentile of the Peer Group, and Annual Incentive Awards are based upon Company performance using criteria established by the Compensation Committee at the beginning of each year.  The Compensation Committee then sets the long-term equity incentive compensation amounts at a level that results in a total compensation amount that appropriately reflects the Company’s performance for the year relative to its Peer Group and the total compensation paid to comparable executive officers at the Peer Group companies.

One of the fundamental philosophies of the Company’s compensation program is that all full-time employees of the

Company are granted long-term equity incentive awards to focus and align the interests of all employees with those of the stockholders.  The Compensation Committee, in connection with the Company’s compensation policies covering all employees, has developed a practice of determining how SARs and Annual Stock Awards are apportioned to various salary grades within the Company.  Our executive officers, including the Named Executive Officers, receive a greater percentage of their total compensation in SARs and Annual Stock Awards than other Company employees since their performance has a greater impact on the results of the Company.

In comparing the Company’s performance against its Peer Group to establish the appropriate amount of total compensation to be awarded to the Named Executive Officers, the Compensation Committee largely focuses on generally the same performance criteria used in determining the amount of the Annual Incentive Awards.  These criteria are (i) finding and development costs, (ii) production growth per share, (iii) reserve growth per share, and (iv) long-term stock price performance.  In addition, each individual executive officer is compared to the most closely comparable executive officer positions within the Peer Group as to the (i) relative complexity of the positions, (ii) relative experience and tenure, (iii) the amount of compensation relative to the performance of the respective Peer Group company, and (iv) relative value of the position, as determined internally by the Company, in relation to its impact on the success of the Company.

In June 2006 the Compensation Committee granted Annual Stock Awards and SARs based on the performance of the Named Executive Officers for calendar year 2005.  The awards were granted to bring the total compensation of the Named Executive Officers to a comparable level of total compensation with similarly situated executive officers within the 2006 Peer Group.  Since Mr. Whitley was not employed until December 28, 2005, no awards were granted to Mr. Whitley for 2005 performance.  Generally, the Named Executive Officer’s total compensation was determined in reference to other comparable executive officers in the 2006 Peer Group.  Please see the section of the Proxy Statement entitled “Summary Compensation Table – Stock Awards, Option Awards and SARs” for a detailed description of the June 2006 awards and the determinations made by the Compensation Committee with respect to Peer Group performance.

Allocation between Long-Term Equity Incentive Compensation Awards

In determining the percentage of long-term equity incentive awards granted in the form of SARs or Annual Stock Awards to an employee’s Active Deferred Compensation Plan account (which could be elected to be taken in cash), the Compensation Committee takes into account several considerations.  First, the Compensation Committee believes that SARs closely align the interests of employees with the interests of the stockholders in that SARs are only “in the money” when the stock price appreciates above the price at the time of grant.  However, the Compensation Committee also recognizes that SARs result in the issuance of a greater number of awards compared to Annual Stock Awards of equal value and do not have as great of a retention benefit as compared to Annual Stock Awards.  The Compensation Committee believes that Annual Stock Awards and Initial Employment Stock Awards also align the interests of employees with the interests of the stockholders and may provide better employee retention benefits.

As a result, the Compensation Committee currently has concluded that it is in the best interest of the Company to divide the value of the total long-term equity incentive awards granted to Named Executive Officers equally between SARs and Annual Stock Awards (that may be paid in cash at the election of an employee).  The Compensation Committee reached this decision based upon its analysis of the relative benefits of the two types of awards, the retention effect on employees in a highly competitive job market and the advice of its independent compensation consultant.  The Compensation Committee believes the award of both SARs and Annual Stock Awards (that may be made in cash) is consistent with trends in equity compensation among the members of its Peer Group and a growing number of other public companies.  The long-term equity incentive awards granted to all key professional employees were similarly allocated equally between SARs and Annual Stock Awards in 2006.  With respect to other employees, the Compensation Committee apportions the award of equity compensation between SARs and Annual Stock Awards based on the Company’s applicable compensation policies and the salary grade of such employees.

After the aggregate value of SARs and Annual Stock Awards has been determined, the Compensation Committee determines the actual number of SARs and Annual Stock Awards to be issued based on the closing price of the Company’s common stock on the date of grant.  The value of an SAR is determined by using a Black-Scholes valuation model based upon the closing price of the Company’s common stock on the date of grant.  Based on the five-year term applicable to the SARs, the SARs awarded to the Named Executive Officers in 2006 were valued by the Compensation Committee at (i) $10.14 per SAR with respect to SARs granted on February 27, 2006, when the Company’s common stock closed at $24.32 per share, and (ii) $10.19 per SAR with respect to SARs granted on June 8, 2006, when the Company’s common stock closed at $24.20 per share.  However, for financial reporting purposes under FAS 123R, and as used in the Summary Compensation Table included in this Proxy Statement as required by current SEC regulations, the SARs were valued based on the average period that the SARs were expected to remain outstanding, which the Company estimated based on historical data to be 3.55 years, rather than the five-year term that the Compensation Committee utilized.  The resulting valuation for financial reporting purposes was $8.53 per SAR for the February grant and $8.56 per SAR for the June grant.  Please refer to Footnote (12) “Employee Benefits and Equity Plans” to the Company’s December 31, 2006 financial statements contained in Form 10-K, for a discussion of the assumptions used in determining the value under a Black-Scholes model.  The Compensation Committee believes that valuing the SARs based upon their full five-year term results in a more appropriate valuation of the SARs and results in a fewer number of SARs being awarded, than if the SARs were valued based on the value used for financial reporting purposes under FAS 123R.  The Compensation Committee monitors the total potential dilution that results from the long-term equity incentive awards granted each calendar year.

The Named Executive Officers were granted 22% in the aggregate and all seven of the executive officers were granted 27% in the aggregate of the total SARs granted during 2006.  The Named Executive Officers were granted 31% in the aggregate and all seven of the executive officers were granted 38% in the aggregate of the total Annual Stock Awards, Bonus Stock Awards and Matching Stock Awards granted during 2006.

Year	Option Awards/ SARs Granted (1)		Forfeited or Unused Shares		Stock Awards Granted		Common Shares Outstanding at Year End	Burn Rate % (2)	Total Option Awards/ SARs Outstanding	Over- hang % (3)

2006	1,658,160	(4)	244,237	(5)	508,293		138,931,565	1.38%	8,852,126	6.4%
2005	3,141,937		167,188		—	(6)	129,913,046	2.29%	8,742,305	6.7%
2004	2,514,750		135,443		121,400		121,829,027	2.05%	6,873,105	5.6%

(1)             Option Awards disclosed in the above table represent both Option Awards issued prior to June 2005 and SARs issued in and after June 2005.

(2)             The burn rate measures the potential dilution to the existing stockholders as a result of long-term equity incentive awards granted by the Compensation Committee each year.  The burn rate percentage is computed by dividing the number of shares of common stock outstanding at each year end into the sum of the total number of Option Awards/SARs and Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards granted during the calendar year less any forfeitures or unused SARs upon settlement occurring during the year.  In the case of SARs, the burn rate is overstated when the awards are initially granted since the actual appreciation between the grant price and the exercise price is paid at the time of exercise in common stock using the higher market price equivalent.  The number of shares of common stock actually issued is always less than the number of SARs granted.  The balance of the unused SARs upon exercise is added back to the total authorized shares of common stock that the Compensation Committee can issue in the future under the 2005 Plan.

(3)             The overhang percentage is a measure of potential future dilution to stockholders from the exercise of long-term equity incentive awards granted and outstanding even if such awards are not vested.  The percentage is calculated by dividing the amount of total unexercised Option Awards/SARs outstanding at the end of the year by the total shares of common stock outstanding at the end of the year.  The over hang percentage is significantly affected by the rate at which participants exercise awards.  This measurement does not consider any additional shares authorized by the stockholders for issuance under any benefit plans that have not been granted but could be granted in the future by the Compensation Committee.  All Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards are issued upon grant and therefore are included in the shares of common stock outstanding even though such awards may not be vested.

(4)             The “Option Awards/SARs Granted” amount does not include the 652,062 outstanding Option Awards assumed by the Company in the Stroud Energy, Inc. acquisition in June 2006.

(5)             Includes 95,073 unused SARs from the total of 126,509 2006 SAR exercises that are added back to the total authorized shares of common stock available for issuance.

(6)             192,500 stock awards were made during 2005 but were funded from shares purchased on the open market specifically for such purpose as previously announced by the Company.

Impact of Prior Equity Awards on Current Awards

Each year, the Compensation Committee considers the potential impact of prior long-term equity incentive awards on future long-term equity incentive awards that will be granted under the Company’s current compensation arrangements.  Since the Company does not provide a defined benefit pension plan, the future retirement needs of our executive officers and employees will need to be satisfied in significant part based on their investments, including investments in Company stock.  As a result, and given the cyclical nature of our business, the Compensation Committee does not feel it is appropriate to limit future long-term equity incentive awards due to a strong historical stock price performance and would not expect to compensate employees with additional amounts when the value of prior long-term equity incentive awards decline.

Tax and Accounting Implications

Financial Restatement

It is the policy of Board of Directors that the Compensation Committee, to the extent permitted by governing law, retains the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to the Named Executive Officers (and certain other executive officers) where the payment of such amounts was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement.  Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by an individual executive officer.

Tax Deductibility of Pay

Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its chief executive officer and other four most highly paid executive officers.  There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements.  Annual Incentive Awards and SARs generally are performance-based compensation meeting those requirements and, as such, are fully deductible by the Company.  Non-performance based compensation would include any salaries not deferred, distributions from the Deferred Compensation Plans and the IRS value of any perquisites.  The executive officers generally defer significant portions of their salaries and Annual Incentive Awards either under the Company’s 401(k) Plan or Active Deferred Compensation Plan, which also defer the amount that may otherwise be deductible by the Company for a given taxable year.  Stock awards that vest solely with the passage of time are not considered performance-based under Section 162(m) of the Tax Code and, as such, are not deductible by the Company if the $1,000,000 limit is exceeded.  However, since currently all Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards are placed into the Company’s Active Deferred Compensation Plan, the deductibility of such awards are not subject to the Section 162(m) limitation until the common stock or the sale proceeds from the common stock are distributed from the Active Deferred Compensation Plan.  The deductibility of distributions from the Deferred Compensation Plans under Section 162(m) is dependent on (i) the individual elections of each executive officer regarding time of payment, (ii) whether the executive officer is one of the Company’s five most highly paid executive officers at the end of the year of distribution, and (iii) whether the aggregate of all non-performance based compensation exceeds the $1,000,000 threshold.  If such distributions are made after the executive officer is (A) retired, which is contemplated by the Compensation Committee as part of the executive officer’s retirement planning, or (B) no longer the chief executive officer or one of the other four most highly compensated executives, such distributions are fully deductible by the Company.  To maintain flexibility in compensating its executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

Tax Consequences of Long-Term Equity Incentive Awards

Prior to July 2005, the Compensation Committee granted Option Awards to all employees.  Due to the Compensation Committee’s decision to use SARs rather than Option Awards employees have lost the tax advantages of Option Awards (all of which were incentive stock options subject to favorable tax treatment pursuant to the Tax Code).  Upon the exercise of an SAR, the executive officer pays current taxes immediately at ordinary income tax rates on the excess of the market value of the common stock on the date of exercise over the grant price of the SAR.  The Company correspondingly receives a tax deduction of the same amount for tax reporting purposes.  The Company issues common stock to cover the stock appreciation based on the fair market value of the common stock on the date of exercise.  The Company settles the payroll and withholding taxes associated with the exercise in cash, and the net appreciation after taxes is used to measure the amount of common stock actually issued.  This provides for less dilution to the current stockholders because it results in the issuance of fewer shares upon the exercise.  Any later sale of the common stock received by the executive officer is subject to taxation on the long or short term capital gain measured by the excess of the actual sales proceeds over the market value of the common stock on the date of exercise, which becomes the executive officer’s cost basis in the shares upon exercise.

Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards granted to employees are placed in each employee’s account in the Company’s Active Deferred Compensation Plan.  Therefore, the Company does not receive any deduction for such awards until the common stock or the sales proceeds from the common stock are distributed to the individual participants.  The time of distribution for these amounts is determined by the participant, and generally these amounts are expected to be distributed after the retirement of the participant.  Currently, the Company has a significant net operating loss carry forward for tax purposes and, therefore, such deferrals do not have any current effect on the taxes paid by the Company.

Policies Regarding Equity Awards

Grant Timing

The Compensation Committee does not time, nor has the Compensation Committee in the past timed, the grant of long-term equity incentive awards either to positively or negatively affect the value of executive officer’s or employee’s compensation.  Instead, long-term equity incentive awards are granted at the time or times dictated by the Company’s normal compensation process as developed by the Compensation Committee.  The Compensation Committee approved long-term equity incentive awards to all employees at its meeting in February 2006, at the same time as it determined amounts payable with respect to 2005 performance bonuses.  The date of the February meeting was set after all the materials requested by the Compensation Committee had been prepared and the Compensation Committee had sufficient time to review and comment on the materials supplied by the Company and the independent compensation consultant.  The Compensation Committee deemed it important that all employees, including the Named Executive Officers, receive long-term equity incentive awards at the same grant price to ensure consistency and equality in the pricing of the grants.  In June 2006, the Compensation Committee reevaluated the amount of total compensation for the Named Executive Officers and, as a result, the Named Executive Officers received additional long-term equity incentive awards at that time and salary increases for 2006 were determined.  The June 2006 grants were made after the Compensation Committee reviewed the total compensation of comparable executive officers at other Peer Group companies, which amounts were determined based on proxy statements filed during the first four months of 2006.  For each grant, the long-term equity incentive awards were priced at the closing price of the Company’s common stock on the date of the grant.

The Compensation Committee has determined that, commencing in 2007, all equity grants to the executive officers will be made in May of each year.  This will allow the Compensation Committee and its independent compensation consultant time to review the compensation packages of other executive officers in the Company’s Peer Group, as reported in their respective proxy statements filed during the first four months of 2007.  The Compensation Committee has concluded that it is more important and efficient to review total executive compensation and the award of long-term equity incentive awards at one time rather than perform a preliminary review with a final adjustment.  The Compensation Committee has also concluded that the efficiency gained by having only one grant date with respect to executive officers is more important than any perceived disparity in the grant prices, whether higher or lower, of long-term equity incentive awards granted to the executive officers as compared to other employees.  The Compensation Committee has considered the impact of any such disparity and has concluded that any disparity is acceptable since the number of SARs and Annual Stock Awards granted to executive officers is determined based on the value of the long-term equity incentive awards that any change in grant price will be taken into account.

No employees of the Company have attempted to time long-term equity incentive award grants by making grant recommendations to the Compensation Committee.  Certain executive officers of the Company are authorized to make requests to the Compensation Committee regarding awards for new professional personnel as part of the hiring process, to existing personnel who are promoted, or where market conditions could reduce the Company’s ability to retain key personnel.  However, these are market driven occurrences and not timing issues, and such executive officers only provide recommendations that may or may not be acted upon by the Compensation Committee.

The only time the Compensation Committee has departed from its normal timing practices with respect to long-term equity incentive awards granted in February 2005, when the Compensation Committee delayed approval of one-half of the expected long-term equity incentive awards to all potential recipients until the Company could supply the Compensation Committee with its estimated assessment of the impact of the adoption of FAS 123R on the Company’s financial statements and the various methodologies to be used in valuing various types of long-term equity incentive awards.  After the Company furnished the requested data to the Compensation Committee and the Compensation Committee had sufficient time to discuss and study the impact of FAS 123R and the various alternatives, the Compensation Committee approved the remaining one-half of expected long-term equity incentive awards in the form of SARs in July 2005.

The Company has conducted an internal review of its equity grant practices with respect to long-term equity incentive awards granted to its executive officers.  The review determined that all long-term equity incentive awards to executive officers have consistently been approved by the Compensation Committee in formal meetings, either in person or by conference call, and priced in accordance with the applicable equity plan in effect at the time of grant.  The Compensation

Committee has never delegated the authority to grant long-term equity incentive awards to any executive officer or other employee of the Company.

Stock Ownership Requirements

The Company does not maintain stock ownership requirements for its Named Executive Officers, other executive officers or directors.  Historically, the executive officer group has always held substantial amounts of the Company’s common stock, as shown in the table below.  The Compensation Committee has elected not to impose a minimum ownership threshold since the executive officers of the Company have already shown their commitment to being substantial stockholders in the Company.  Furthermore, as the Company continues to expand its executive officer group in response to the expanding opportunities of the Company, the Compensation Committee did not want to limit the Company’s ability to attract new personnel.  The Compensation Committee has also determined that it is not in the best interest of the Company or its executive officers to impose any hold-until-retirement policy for its long-term equity incentive awards.  None of the companies in the Peer Group impose such restrictions and adopting such restrictions would therefore put the Company at a competitive disadvantage.  If circumstances change, the Compensation Committee will review whether stock ownership requirements are appropriate for its executive officers and directors.

As of December 31, 2006, the seven executive officers of the Company at the time held an average of 25 times their average base salary in value in the Company’s common stock.  The table below reflects the equity ownership of the Named Executive Officers as of December 31, 2006, as compared to their base salaries:

	Shares of Company Common Stock Owned and Controlled
	Directly owned and 401(k) Plan	Deferred Compensation Plan	Multiple of Base Salary (1)

John H. Pinkerton	357,629	474,776	48X
Jeffrey L. Ventura	3,239	123,973	10X
Mark D. Whitley	321	100,935	11X
Roger S. Manny	1,861	53,290	6X
Rodney L. Waller	297,745	209,041	59X

(1)

Based on data as of December 31, 2006, prior to the appointment of Mr. Farquharson as an executive officer in February 2007, and assuming a common stock value of $27.46 per share, the closing price of the Company’s common stock as of December 31, 2006.  The multiple of salary is calculated by dividing the annual base salary of each Named Executive Officer into the product of the total number of shares of common stock owned multiplied times the market value of the common stock as of the end of the year.

Trading in the Company’s Stock Derivatives

It is the policy of the Company that directors and all corporate officers, which includes the Named Executive Officers, may not purchase or sell options on the Company’s common stock, nor engage in short sales with respect to the Company’s common stock.  Trading by corporate officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s common stock is also prohibited.

Change in Control Agreements

There are no employment agreements currently in effect between the Company and any employee, including any Named Executive Officer.  The employees, including the Named Executive Officers, are not covered under any general severance plan of the Company.  In the event a Named Executive Officer terminates employment, any severance benefits payable to him would be determined by the Compensation Committee in its discretion, unless such termination occurred following a change in control, in which case severance may be payable pursuant to the Range Resources Corporation Executive Change in Control Severance Benefit Plan (the “Management CIC Plan”).

In March 2005, the Board of Directors adopted the Management CIC Plan pursuant to which all corporate officers and certain key employees (the “Management Group”) may be entitled to receive certain payments and benefits if there is a

“Change in Control” of the Company and a member of the Management Group is terminated other than for “Cause” or resigns for “Good Reason” within the “Protection Period.”  The terms Change in Control, Cause, Good Reason, and Protection Period, as used in the Management CIC Plan, are defined in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”  If an employee is terminated without Cause or for Good Reason within the Protection Period, the employee will receive (a) a lump sum payment equal to (i) the employee’s “benefit multiple” multiplied by (ii) the sum of (A) the average of the bonuses paid or awarded to the employee for the three prior fiscal years plus (B) the employee’s base salary, and (b) for a period of years equal to the employee’s “benefit multiple,” continued participation in any medical, dental, life, disability, and any other insurance arrangement for the employee (and, if applicable, the employee’s spouse and minor children) in which such person(s) were participating immediately prior to (x) the date of employee’s termination as determined under the Management CIC Plan, or, if greater, (y) the occurrence of the Change in Control.  In addition, all non-vested equity based compensation awards held by the employee will automatically vest upon the occurrence of a Change in Control regardless of whether or not the employee is later terminated.  The “benefit multiples” applicable to the Named Executive Officers are as follows: Mr. Pinkerton – three; Mr. Ventura – three; Mr. Whitley – two; Mr. Manny – two and one-half; and Mr. Waller – two.

Explanation of Significant Components of Management CIC Plan

Based upon the Compensation Committee’s review of the change in control arrangements maintained by a broad group of competitors of the Company in 2005, the Compensation Committee determined that 98% of the companies within the group provided change in control protection or employment agreements to their executive officers.  The prevalence of change in control protection or employment agreements within the Peer Group may be attributable to the historically high merger and consolidation rate within the industry.  Changes in control are common among exploration and production companies and change in control arrangements are a significant and customary component of compensation that is necessary to attract experienced employees.  The Compensation Committee therefore determined that the Company would be at a significant disadvantage in attracting and retaining executive officers and key technical professionals if it did not provide similar change in control protection.  As a result, the Compensation Committee decided that it was in the best interests of the Company to adopt the Management CIC Plan, which it believes fairly balances the Company’s and the participants’ interests.  The Compensation Committee concluded that a uniform plan applicable to all members of the Management Group was more efficient than negotiating separate change in control agreements with each corporate officer or key employee.

The rationale behind the design of the material provisions of our Management CIC Plan is described below.  A more detailed description of these provisions is provided in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”

•                  Change of Control Trigger.  The Compensation Committee determined that, in order for the Management CIC Plan to be fair to the Company’s interests, any payments thereunder should occur only after a “double trigger” event.  This means that no cash severance or benefit continuance will be received under the Management CIC Plan unless both (i) a Change in Control occurs and (ii) the participant is terminated within the “Protection Period.”

•                  Definition of “Change in Control.”  The Compensation Committee developed the definition of Change in Control in consultation with the Company’s legal counsel.  Under this definition, a Change in Control does not occur unless the transaction potentially triggering a Change in Control is actually consummated.

•                  Benefit Multiple.  The Compensation Committee determined the “benefit multiple” applicable to the Named Executive Officers (in the amounts set forth above) based on the payment multiples for comparable positions within the then existing group of competitors.  The three times multiple selected for the President and CEO and the Chief Operating Officer was the dominant multiple used by members the Peer Group with respect to comparable positions.  The Compensation Committee also determined that, based on the range in multiples paid to chief financial officers by other members of the then existing group of competitors, the Company’s Chief Financial Officer should receive a two and one-half times multiple, which is the mid point of the range.  Similarly, the “benefit multiples” for the Company’s other executive officers were set at two times, based on the multiples used by members of the then existing group of competitors.

•                  Protection Period.  The Compensation Committee reviewed the variety of protection periods provided in the then existing group of competitors.  The protection periods ranged from six months to five years for those companies reporting the length of the protection period in their proxy materials.  Twenty percent of the reporting companies used a one-year protection period, 50% used a two-year protection period and 20% used a two and one-half to three-year protection period.  The Compensation Committee believed that in the Company’s circumstances any terminations would most likely occur within the first 12 months after the consummation of a Change in Control.  Therefore, an extended protection period over 12 months was not deemed necessary.

•                  Tax Gross Up.  After reviewing change in control arrangements entered into by a broad group of the Company’s competitors and the potential for the erosion of the benefits otherwise provided under the Management CIC Plan, the Compensation Committee determined that any change in control arrangement would be largely ineffective without a tax gross up that would allow the executive officers to actually realize the benefits of the Management CIC Plan.  The Management CIC Plan provides for the payment of a tax-gross up to participants in the event that amounts payable under the Management CIC Plan or payable pursuant to other arrangements between the participant and the Company (the “Change in Control Payments”) would result in excess parachute payments under of Section 280G of the Tax Code.  This tax-gross up entitles the participants to additional payments in an amount equal to (i) any excise tax that would be imposed on such executive officers under Section 4999 of the Tax Code (the “4999 Excise Tax”) with respect to the Change in Control Payments, (ii) all federal, state, and local taxes applicable to the Company’s payment of any 4999 Excise Taxes, and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of the Company’s payment of the tax gross-up.  The intent of the tax gross-up is to provide members of the Management Group, including the Named Executive Officers, after deduction of any 4999 Excise Tax on the Change in Control Payments and of any income, payroll, or excise taxes on the Company’s payment of the 4999 Excise Tax, with a net payment equal to the total Change in Control Payments in order to provide participants with the intended benefits under the Management CIC Plan.  The average W-2 income of an individual over the five years preceding a change in control will affect the amount of the individual’s 4999 Excise Tax.  All other factors being equal, higher historical taxable compensation will result in a lower 4999 Excise Tax (and, hence, a lower tax gross up).  Members of the Management Group’s, including the Named Executive Officers’, W-2 income is minimized since the Company (i) places all Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards in the Company’s Active Deferred Compensation Plan, (ii) encourages its executive officers to retain their Option Awards and SARs for the long-term, and (iii) requires executive officers to defer portions of their current salaries into the Active Deferred Compensation Plan to replace pension benefits that the Company does not provide.  Significant additions to W-2 income do not occur unless the executive officer exercises Option Awards or SARs.  In 2007, Option Awards for executive officers who have been with the Company for five years will begin expiring.  Therefore, in 2007 these executive officers will be required to exercise these expiring Option Awards or allow them to expire.  With the appreciation of the stock price, significant value has accrued under such Option Awards.  Upon the exercise of such Option Awards, it is expected that significant taxable income will accrue that will increase W-2 income.  With the increases in W-2 taxable reportable income, the five-year average base compensation amount will be increased.  Therefore, beginning in 2007 and continuing each year thereafter, the five-year base for 280G calculations will increase and potentially reduce the tax reimbursement calculations made as of December 31, 2006.  For a detailed discussion of these excise taxes and gross up payments see the section of this Compensation Discussion and Analysis entitled “Policies Regarding Equity Awards — Change in Control Agreements” and the section of the Proxy Statement entitled “Potential Payments Upon Termination and Change in Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Kevin S. McCarthy, Chair

Charles L. Blackburn

Allen Finkelson

Summary Compensation Table

The following Summary Compensation Table includes total compensation for calendar years 2004, 2005, and 2006 for our Named Executive Officers, which are the Company’s (i) President and CEO, our principal executive officer, (ii) the Senior Vice President and Chief Financial Officer, our principal financial officer, and (iii) the three most highly compensated executive officers in 2006.  The comparative compensation information for 2005 and 2004 periods is not required under the current transition rules for such disclosures, but has been presented in the Summary Compensation Table in order to give the reader a better understanding of the changes in compensation practices and awards that the Compensation Committee has made in the last several years.

It is important to understand the Compensation Committee’s approval cycle in awarding compensation to the Company’s Named Executive Officers (and all other employees) for any particular year does not conform to a calendar year presentation.  Therefore, certain compensation components, specifically “Stock Awards” and “Option Awards” in columns (e) and (f) of the Summary Compensation Table, presented for each calendar year in the table actually are applicable to the prior calendar year performance.  Generally salary adjustments and final determination of compensation awards to the Named Executive Officers are delayed until May of the following year of the calendar period being evaluated.  Since the Compensation Committee gives more weight to peer company comparative data, this practice allows the Compensation Committee and its consultants time to obtain actual Peer Group compensation data from proxy statement and Form 8-K filings of the Peer Group to determine the Company’s relative performance and actual results compared to the Peer Group.

The information presented in the table is applicable to payments that are actually paid or accrued during the calendar year or vested during the calendar year.  For instance, the amounts shown in “Salary” in column (c) of the Summary Compensation Table are the sum of actual base salary payments for each Named Executive Officer which may have been paid during the calendar year comprised of different annual salary rates due to the timing of salary adjustments.

The amounts shown as “Bonus” and “Non-Equity Incentive Plan Compensation” in columns (d) and (g) of the Summary Compensation Table are equal to the Annual Incentive Awards granted by the Compensation Committee for each Named Executive Officer’s performance for the calendar year being evaluated.  However, these amounts were not determined until February following the calendar year with respect to the performance being evaluated.  These amounts were accrued during the calendar year on an estimated basis and then adjusted to reflect the actual awarded amounts.  For the 2006 calendar year, the Annual Incentive Award is shown as being paid as “Non-Equity Incentive Plan Compensation” since these amounts were determined and paid in accordance with our 162(m) compliant award plan used for the first time in 2006.  The cash incentive awards for 2005 and 2004 are shown as “Bonus” since those awards were made by the Compensation Committee under programs that were not in compliance with Section 162(m) of the Tax Code and did not constitute performance-based incentive awards.  The Company was not able to implement a compliant 162(m) cash incentive award program until the stockholders approved the Company’s 2005 Plan at the annual meeting of stockholders in May 2005.

The “Stock Awards” and “Option Awards” shown in columns (e) and (f) of the Summary Compensation Table reflect the value of Annual Stock Awards, Initial Employment Stock Awards and the Option Awards/SARs that vested during the calendar year and recognized as an expense under FAS 123R (or, with respect to 2004 and 2005, that would have been recognized as an expense under FAS 123R had FAS 123R been in effect in for such years).  The values reflected in the Summary Compensation Table are the same values that the Company uses in its financial statements for these awards to executive officers and all employees, except that any adjustments for estimated forfeitures are disregarded. Due to the vesting schedules of such awards, the awards generally were granted to Named Executive Officers during the current calendar year and the previous two years.  No forfeitures by Named Executive Officer occurred with respect to Annual Stock Awards, Initial Employment Stock Awards or Option Awards/SARs during 2004, 2005 or 2006.

The Company does not provide a pension plan nor does it pay above market or preferential earnings on Named Executive Officers’ non-qualified Deferred Compensation Plan accounts.

The compensation shown in “All Other Compensation” in column (i) includes the Deferred Compensation Plan match up to 10% of the executive officer’s salary paid during the calendar year, the Company’s 401(k) profit sharing contribution for the calendar year paid in December of each year, the Company’s 401(k) Plan match for all employees, executive disability plan premiums and any other perquisites.  The Company has identified only four perquisites that it provides to its executive officers – secretarial services for personal affairs, occasional use of Company-owned facilities or equipment, relocation benefits and reimbursed spousal travel expenses.  No relocation benefits have been paid in the past three years for any Named Executive Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)

John H. Pinkerton	2006	$480,000	$—	$467,012	$1,245,706	$837,000	$118,120	$3,147,838
President & CEO	2005	$450,385	$576,000	$90,089	$1,549,627	$—	$99,942	$2,766,043
	2004	$386,827	$450,000	$47,794	$680,487	$—	$92,054	$1,657,162

Jeffrey L. Ventura	2006	$360,000	$—	$293,713	$789,285	$610,000	$52,103	$2,105,101
EVP & COO	2005	$325,385	$360,000	$103,588	$772,084	$—	$48,519	$1,609,575
	2004	$239,231	$240,000	$75,250	$327,720	$—	$44,512	$926,713

Mark D. Whitley	2006	$248,077	$—	$647,752	$233,280	$260,000	$45,680	$1,434,789
SVP	2005	$—	$—	$—	$—	$—	$—	$—
(hired 12/28/05)	2004	$—	$—	$—	$—	$—	$—	$—

Roger S. Manny	2006	$266,923	$—	$139,519	$475,489	$279,000	$48,970	$1,209,898
SVP & CFO	2005	$233,269	$200,000	$42,250	$453,237	$—	$38,663	$967,419
	2004	$184,231	$150,000	$28,756	$201,418	$—	$36,175	$600,580

Rodney L. Waller	2006	$234,712	$—	$120,937	$362,835	$241,000	$40,224	$999,708
SVP	2005	$214,039	$180,000	$30,423	$419,875	$—	$36,214	$880,551
	2004	$182,554	$150,000	$16,044	$220,676	$—	$35,437	$604,711

(1)          Option Awards disclosed in the above table represent both Option Awards issued prior to June 2005 and SARs issued in and after June 2005.

Column (h) covering Change in Pension Value and Non-Qualified Deferred Compensation Earnings has been deleted from the SEC-prescribed table format since the Company does not provide pension benefits nor pays above market earnings on its Deferred Compensation Plans.

Salaries

Salary rate changes for the Name Executive Officers for the periods presented are:

•               Mr. Pinkerton’s base salary was set at $360,000 per annum on February 12, 2003.  On February 11, 2004 his salary rate was increased to $375,000.  On February 14, 2005 his salary rate was increased to $430,000.  On April 18, 2005 his salary rate was increased to $480,000.  No salary rate adjustment was made in 2006.

•               Mr. Ventura’s base salary was set at $235,000 per annum upon his employment on July 14, 2003.  His salary rate was increased to $240,000 on February 11, 2004.  On February 14, 2005 his salary rate was increased to $300,000.  On April 18, 2005 his salary rate was increased to $360,000.  No salary rate adjustment was made in 2006.

•               Mr. Whitley’s base salary was set at $250,000 per annum upon his employment on December 28, 2005.

•               Mr. Manny’s base salary was set at $180,000 per annum upon his employment on September 24, 2003.  His salary rate was increased to $185,000 on February 11, 2004.  On February 14, 2005 his salary rate was increased to $225,000.  On April 18, 2005 his salary rate was increased to $250,000.  On February 21, 2006 his salary rate was increased to $270,000.

•               Mr. Waller’s base salary was set at $174,100 per annum on February 12, 2003.  On February 11, 2004 his salary rate was increased to $180,000.  On February 14, 2005 his salary rate was increased to $210,000.  On April 18, 2005 his salary rate was increased to $225,000.  On June 8, 2006 his salary rate was increased to $235,000.

Annual Incentive Awards

The Annual Incentive Awards for 2006 were approved by the Compensation Committee in February 2007 based upon the business criteria established during the first quarter of 2006 in accordance with the provisions of Section 162(m) of the Tax Code.  For a detailed discussion of the business criteria established with respect to the 2006 Annual Incentive Awards, please refer to section of the Compensation Discussion and Analysis entitled “Components of Executive Compensation — Performance Based Annual Incentive Awards.”

The Annual Incentive Awards were paid pursuant to the achievement of performance goals established under the 2005 Plan and therefore are reported in the Summary Compensation Table in column (g) as “Non-Equity Incentive Plan Compensation.”  The Annual Incentive Awards were paid 75% in cash and 25% as an Unvested Annual Incentive Award placed in each executive officer’s Active Deferred Compensation Plan account either as restricted common stock (creating a Bonus Stock Award) or cash at each executive officer’s election.  Bonus Stock Awards will vest to the extent the executive officer remains employed with the Company through January 2, 2008, without any further performance requirements.  Bonus Stock Awards were valued at $31.42 per share, which is 100% of the common stock’s closing price as reported by the NYSE at the time the Annual Incentive Awards were approved by the Compensation Committee.  (Although the Bonus Stock Awards are subject to vesting to the beginning of the next calendar year, the Company recognizes for financial reporting purposes the full expense in the calendar year to which the performance award applies.  Since Bonus Stock Awards were elected as part of the Annual Incentive Award, no amounts are included in “Stock Awards” in column (e) in the Summary Compensation Table.)  Dividends are payable with respect to all Bonus Stock Awards.

The following table sets forth the total amount of cash and Bonus Stock Awards paid to each Named Executive Officer as a bonus for 2006 performance.

	Paid in Cash	Paid in Bonus Stock Awards	Number of Shares
John H. Pinkerton	$627,750	$209,250	6,659
Jeffrey L. Ventura	$457,500	$152,500	4,853
Mark D. Whitley	$195,000	$65,000	2,068
Roger S. Manny	$209,250	$69,750	2,219
Rodney L. Waller	$180,750	$60,250	1,917

The cash incentive awards for 2005 were approved by the Compensation Committee in February 2006 based upon the business criteria established by the Compensation Committee in February 2005 based upon the Annual Business Plan of the Company.  Since the Company did not have a stockholder approved plan in place which was compliant with Section 162(m) of the Tax Code, these payments are characterized as “Bonus” in column (c) in the Summary Compensation Table.  Executive officer bonuses for 2005 were paid 75% in cash and 25% placed in each executive officer’s deferred compensation account either in restricted common stock (creating a Bonus Stock Award) or cash at each executive officer’s election.  The 25% deferred portion of the bonus vested on January 2, 2007.  If elected by the executive officer, Bonus Stock Awards were valued at $25.10 per share, which is 100% of the common stock’s closing price as reported by the NYSE at the time the bonuses were approved by the Compensation Committee.  Dividends are payable with respect to all Bonus Stock Awards.  The following table sets forth the total amount of cash and Bonus Stock Awards paid to each Named Executive Officer as a bonus for 2005 performance.  Mr. Whitley is not included in the table because he was hired on December 28, 2005 and therefore did not receive a cash incentive award with respect to 2005 performance.

	Paid in Cash	Paid in Bonus Stock Awards	Number of Shares
John H. Pinkerton	$432,000	$144,000	5,737
Jeffrey L. Ventura	$270,000	$90,000	3,585
Roger S. Manny	$150,000	$50,000	1,992
Rodney L. Waller	$180,000	—	—

Executive officer bonuses for 2004 were paid 75% in cash and 25% placed in each executive officer’s deferred compensation account either in restricted common stock (creating a Bonus Stock Award) or cash at each executive officer’s election.  The 25% deferred portion of the bonus vested on January 2, 2006.  Bonus Stock Awards were valued at $15.52 per share, which is 100% of the common stock’s closing price as reported by the NYSE at the time the bonuses were approved by the Compensation Committee.  These payments are also characterized as “Bonus” in column (c) in the Summary Compensation Table.  The following table sets forth the total amount of cash and Bonus Stock Awards paid to each Named Executive Officer as a bonus for 2004 performance.  Again, Mr. Whitley is not included in the table.

	Paid in Cash	Paid in Bonus Stock Awards	Number of Shares
John H. Pinkerton	$337,500	$112,500	7,248
Jeffrey L. Ventura	$180,000	$60,000	3,866
Roger S. Manny	$112,500	$37,500	2,415
Rodney L. Waller	$131,250	$18,750	1,208

Stock Awards, Option Awards and SARs

In 2003 the Company began granting Annual Stock Awards as unvested discretionary contributions to the Company’s Deferred Compensation Plans on behalf of all corporate officers and key professional employees.  All of the Named Executive Officers chose to direct the investment of these unvested discretionary contributions into the common stock of the Company.  Because these Annual Stock Awards are within the scope of FAS 123R, the amount of the Annual Stock Awards recognized with respect to financial statement reporting (or, with respect to 2004 and 2005 would have recognized pursuant to FAS 123R) during each calendar year period is reported in column (e) of the Summary Compensation Table.  The value reflected in the Summary Compensation Table as “Stock Awards” is the FAS 123R value of the Annual Stock Awards that vested during each calendar year period.  These amounts were associated with Annual Stock Awards granted over several years.  In contrast, the total FAS 123R value reflected in the Grants of Plan-Based Awards Table is the grant date fair value of only those Annual Stock Awards granted during 2006 which will vest in the future.

The value of the SARs for each calendar year shown in the Summary Compensation Table is also based upon the amount recognized for financial statement reporting purposes under FAS 123R (or, with respect to 2004 and 2005 would have recognized pursuant to FAS 123R) during each calendar year period.  Similar to Annual Stock Awards, SARs reported in column (f) of the Summary Compensation Table for 2006 reflects the vesting portions of SARs granted to Named Executive Officers during 2004 through 2006.  The Grant of Plan-Based Awards Table reflects the grant date fair value of all SARs granted to the Named Executive Officers during 2006 which will vest in the future.

The Annual Stock Awards are granted at the closing price of the common stock as reported by the NYSE on the date of the grant and vest 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant.  The accelerated vesting provisions of the awards are described below in the section entitled “Potential Payments upon Termination and Change in Control.”  Dividends are payable with respect to all Annual Stock Awards.  The SARs have a five-year term and vest on the same schedule as the Annual Stock Awards.  The values of the Annual Stock Awards and SARs are based on the grant date fair value of the awards determined in accordance with FAS 123R.  The grant date fair value is used by Company in its financial reporting except that such grant date fair values are amortized over their vesting periods for each respective award.  Please refer to Footnote (12) of the Company’s financial statements as of December 31, 2006 as filed on Form 10-K as to the assumptions used in determining the Black-Scholes values of the SARs.  The shares issued to satisfy the Company’s Annual Stock Awards obligations are reported by each Named Executive Officer on Form 4 as each award is made to the Active Deferred Compensation Plan to reflect the Named Executive Officers’ ownership of the underlying common stock.

During 2006 the following Annual Stock Awards and SARs were granted to the Named Executive Officers.

	Annual Stock Awards				SARs
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	SARs Granted	Grant Date Fair Value

John H. Pinkerton	02/27/06	$24.32	42,000	$1,021,440	02/27/06	$24.32	$10.1366	100,800	$1,021,769
	06/08/06	$24.20	34,238	$828,560	06/08/06	$24.20	$10.0866	81,344	$820,484

Jeffrey L. Ventura	02/27/06	$24.32	21,969	$534,286	02/27/06	$24.32	$10.1366	52,726	$534,462
	06/08/06	$24.20	20,897	$505,707	06/08/06	$24.20	$10.0866	49,645	$500,749

Mark D. Whitley	—	—	—	—	—	—	—	—	—

Roger S. Manny	02/27/06	$24.32	12,563	$305,532	02/27/06	$24.32	$10.1366	30,150	$305,618
	06/08/06	$24.20	7,003	$169,473	06/08/06	$24.20	$10.0866	16,642	$167,861

Rodney L. Waller	02/27/06	$24.32	12,250	$297,920	02/27/06	$24.32	$10.1366	29,400	$298,016
	06/08/06	$24.20	4,218	$102,076	06/08/06	$24.20	$10.0866	10,027	$101,138

Mr. Whitley was not granted any Annual Stock Awards or SARs during 2006 due to the number of Initial Employment Stock Awards and SARs granted upon his employment with the Company on December 28, 2005.

The Annual Stock Awards and SARs granted on June 8, 2006 were a result of the Compensation Committee’s final review of the performance of the Named Executive Officers for calendar year 2005.  In determining the Company’s and the Named Executive Officers’ performance for 2005, the Compensation Committee took into consideration the Company’s 94th percentile performance in common stock appreciation for 2005 in comparison to the 2005 Peer Group, its achievement of $1.27 per mcfe in finding and development costs from all sources, reserve replacement of 365% and reserve growth of 20% among other factors.  In determining the total compensation for executive officers of the Peer Group, the value of the options or SARs for each comparable executive officer group in the Peer Group was the amount disclosed, or if not disclosed, an amount calculated utilizing the Black-Scholes methodology using the actual term of each respective award and the average volatility of the common stock of the Peer Group.  Such amounts as determined by the Compensation Committee are generally greater than the value determined in accordance with FAS 123R as used by the Company.

Based upon the Company’s performance and a comparison of the compensation of the Named Executive Officer’s to the total compensation of peer companies in the 2005 Peer Group, the Compensation Committee determined it would be appropriate to grant additional Annual Stock Awards and SARs.  In determining the size of long-term equity incentive awards, the Compensation Committee granted the difference between (i) the sum of the Named Executive Officer’s 2005 salary and bonus and the interim long-term equity incentive awards granted on February 27, 2006 for 2005 performance and (ii) the total targeted compensation for each Named Executive Officer.

The table below summarizes (a) the value of the additional long-term equity incentive awards granted in June 2006, (b) the value of each Named Executive Officer’s total compensation for 2005 as determined by the Compensation Committee, and (c) various measures of the total compensation received by comparable positions for the 2005 Peer Group.

	Total Value of Compensation for 2005 Performance	75th Percentile Of Peer Group	Comparable Range of Total Compensation For Peer Positions	Median of Total Compensation For Peer Positions
		(millions)	(millions)	(millions)
John H. Pinkerton	$4,756,000	$4.6	$0.6 to $13.9	$3.2
Jeffrey L. Ventura	$2,800,000	$2.1	$0.4 to $4.1	$1.5
Roger S. Manny	$1,400,000	$1.5	$0.4 to $4.0	$1.3
Rodney L. Waller	$1,205,000	$1.3	$0.4 to $4.0	$1.0

The Compensation Committee determined that in relationship with the comparable peer company executive officers that Mr. Pinkerton’s total compensation for 2005 performance would rank in the 79th percentile of the peer executive officer group at $4.8 million.  Mr. Ventura’s total 2005 compensation was established at $2.8 million.  Since many of the Peer Group do not utilize the chief operating officer position within their management structure, the second highest paid executive officer in such companies is not directly comparable to Mr. Ventura’s duties with the Company.  Mr. Ventura’s total compensation was approximately 60% of Mr. Pinkerton’s compensation, which the Compensation Committee determined was appropriate.  Messrs. Manny’s and Waller’s total 2005 compensation payments were determined based on the executive officers of the Peer Group with similar duties.

The Annual Stock Awards, Initial Employment Stock Awards, Option Awards and SARs granted in 2005 to Named Executive Officers are reflected in the following table.

	Annual and Initial Employment Stock Awards					Option Awards/SARs (1)
	Date	Fair Value per Share	Shares Granted		Grant Date Fair Value	Date	Grant Price	Fair Value per Share	Option Awards / SARs Granted	Grant Date Fair Value

John H. Pinkerton	07/01/05	$17.93	8,813		$158,044	02/15/05	$15.52	$7.7604	140,625	$1,091,306
						07/01/05	$17.93	$8.9671	140,625	$1,260,998

Jeffrey L. Ventura	07/01/05	$17.93	5,907		$105,930	02/15/05	$15.52	$7.7604	72,000	$558,749
						07/01/05	$17.93	$8.9671	72,000	$645,631

Mark D. Whitley	12/28/05	$25.91	100,000	(2)	$2,591,000	12/28/05	$25.91	$12.9600	60,000	$777,600

Roger S. Manny	07/01/05	$17.93	3,000		$53,800	02/15/05	$15.52	$7.7604	41,625	$323,027
						07/01/05	$17.93	$8.9671	41,625	$373,256

Rodney L. Waller	07/01/05	$17.93	3,000		$53,800	02/15/05	$15.52	$7.7604	40,500	$314,296
						07/01/05	$17.93	$8.9671	40,500	$363,168

(1)        Option Awards disclosed in the above table represent both Option Awards issued prior to June 2005 and SARs issued in and after June 2005.

(2)        Represent Initial Employment Stock Awards to Mr. Whitley which vest equally over a four-year period.

The Annual Stock Awards and Option Awards granted in 2004 to Named Executive Officers are reflected in the following table.

	Annual Stock Awards				Option Awards
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	Options Granted	Grant Date Fair Value

John H. Pinkerton	05/19/04	$7.53	14,100	$106,220	02/11/04	$6.99	$4.0802	270,000	$1,101,654

Jeffrey L. Ventura	05/19/04	$7.53	9,450	$71,190	02/11/04	$6.99	$4.0802	141,000	$575,308

Roger S. Manny	05/19/04	$7.53	4,800	$36,160	02/11/04	$6.99	$4.0802	81,000	$330,496

Rodney L. Waller	05/19/04	$7.53	4,800	$36,160	02/11/04	$6.99	$4.0802	78,300	$319,480

Other Benefits and Perquisites

The Company does not provide any formal pension benefits to any of its employees.  The Company provides its corporate officers, directors and other key employees the ability to defer all or portions of their current compensation in order to provide for retirement and wealth accumulation planning.  The Compensation Committee selects the group of employees each year that are permitted to participant in the Deferred Compensation Plans.  The Company historically matched up to 10% of a participant’s salary to encourage the deferral of current compensation by its corporate officers and key employees for retirement.  The Company match on the voluntary deferrals under the Deferred Compensation Plan is contingent upon each participant fully participating in the Company’s voluntary deferrals under the 401(k) Plan.  The 401(k) Plan provides a Company match of 50% of the voluntary deferrals made by all employees up to 6% of annual salaries, excluding bonuses and subject to the maximum allowable deferrals set forth in the Tax Code.  The Compensation Committee also considers a profit sharing contribution to the 401(k) Plan in December of each year.  Historically, the profit sharing contribution has been based upon 3% of employees’ wages.  The allocation of the profit sharing contribution incorporates a coordination with Social Security benefits which provides for the highest paid employees, whose compensation considered for purposes of the plan was limited to $220,000 in 2006, an allocated benefit of 4.6%.

The Company provides other benefits such as medical, dental and life insurance and group disability coverage to all of its eligible employees, including each of the Named Executive Officers.  A supplemental disability plan is provided for executive officers which raises their disability payments greater than the $180,000 maximum under the group disability plan.  Such amounts vary by executive officer.  These payments are detailed later in this Proxy Statement in the section entitled “Other Post-Employment Payments.”

The Company provides the Named Executive Officers and certain other executive officers with the following perquisites: (i) secretarial service for personal affairs, (ii) occasional use of Company-owned facilities or equipment, (iii) relocation benefits, and (iv) reimbursement for spousal travel expenses.  Generally, executive officers are authorized to belong to downtown luncheon clubs for conducting Company business.  Incidental personal use is permitted, but the executive officer is responsible for all charges for personal use and such charges are not reimbursed.  Subject to the approval of the Board of Directors, the Company pays for spouses to accompany Named Executive Officers to certain of its Board of Directors’ meetings.

The aggregate incremental costs for personal secretarial services were determined by applying the percentage of estimated personal use multiplied times the total of the cash salary, bonus and benefits of the employees involved.  The aggregate incremental costs for the personal use of Company facilities were determined based upon whether the Company incurred any incremental costs due to the use by any Named Executive Officer of the facilities.  As part of its Barnett Shale drilling program in May 2006, the Company acquired the drilling rights to approximately 2,000 acres in Hood County, Texas.  As part of the transaction, the Company also acquired the surface rights to the property.  Once the property is fully developed for oil and gas production, the Company intends to sell the surface rights to the property.  During the interim period, all employees of the Company, including the Named Executive Officers, and their guests will be allowed to use the surface facilities for recreational activities, including hunting and fishing, provided that the Company is released from all liabilities from its recreational use by employees.  During 2006, the only Named Executive Officer to use the property for personal use was Mr. Pinkerton.  In 2006, Mr. Pinkerton utilized the property for personal use on two occasions.  There was no incremental cost to the Company attributable to the two occasions of personal use.

The Company does not provide the following types of perquisites:  country clubs, company furnished automobiles or drivers, personal use of aircraft, security staff or systems outside the office building, reimbursed personal tax or financial advice, or tax gross ups on benefits paid (although certain tax gross ups are potentially payable with respect to the Management CIC Plan and the Deferred Compensation Plans).  No amounts have been paid to the Named Executive Officers within the last three years for any relocation assistance.

All Other Compensation for the 2006 calendar year is composed of the following components.  Such amounts reflect the amounts actually paid or accrued during 2006 although certain amounts are subject to vesting.

	Active Deferred Compensation Plan Match	401(k) Plan Profit Sharing	401(k) Plan Match	Executive Disability Premium	Personal Secretarial Services	Spousal Travel	Personal Use of Company Facilities	Total

John H. Pinkerton	$47,991	$9,427	$7,500	$2,704	$43,839	$6,659	$—	$118,120
Jeffrey L. Ventura	$35,993	$9,427	$4,569	$1,615	$—	$499	$—	$52,103
Mark D. Whitley	$25,056	$9,427	$5,769	$—	$—	$5,428	$—	$45,680
Roger S. Manny	$26,681	$9,427	$4,581	$1,199	$—	$7,082	$—	$48,970
Rodney L. Waller	$23,066	$9,427	$6,548	$1,183	$—	$—	$—	$40,224

In connection with the Active Deferred Compensation Plan, the Named Executive Officers elected in December 2005 to receive Matching Stock Awards as to any voluntary deferrals up to 10% of their salary in 2006.  The dollar amounts shown reflect the value of the Matching Stock Awards on the date that such matchable amounts are deducted from each payroll period.  The number of shares underlying the dollar amount is reflected in the Grant of Plan-Based Awards Table for each Named Executive Officer.  The match under the Active Deferred Compensation Plan vests one-third at the end of December 31, 2006, one-third at the end of December 31, 2007 and the final one-third at the end of December 31, 2008.  The shares issued to satisfy the Company’s Matching Stock Awards obligation are reported by each Named Executive Officer on Form 4 as each match is made to the Active Deferred Compensation Plan to reflect the Named Executive Officers’ ownership of the underlying common stock.

The Company’s 401(k) Plan was approved by stockholders and provides for the issuance of registered common stock for the profit sharing contribution.  The 401(k) Stock Awards underlying the dollar amounts shown are reflected in the Grant of Plan-Based Awards Table for each Named Executive Officer.  The dollar value of the common stock is valued on the date of contribution to the 401(k) Plan.  The shares allocable to the Named Executive Officers are reported by each executive officer on Form 4 to reflect the Named Executive Officers’ beneficial ownership of the underlying common stock.  Amounts in the 401(k) Plan contributed by the Company, in the past or in the future, become fully vested after an employee reaches their fourth anniversary of employment with the Company.

All Other Compensation for the 2005 calendar year is composed of the following components:

	Active Deferred Compensation Plan Match	401(k) Plan Profit Sharing	401(k) Plan Match	Executive Disability Premium	Personal Secretarial Services	Spousal Travel	Personal Use of Company Facilities	Total

John H. Pinkerton	$45,048	$9,353	$7,000	$2,704	$35,283	$554	$—	$99,942
Jeffrey L. Ventura	$32,529	$9,353	$4,361	$1,615	$—	$661	$—	$48,519
Roger S. Manny	$23,317	$9,353	$4,258	$1,199	$—	$536	$—	$38,663
Rodney L. Waller	$21,401	$9,353	$4,277	$1,183	$—	$—	$—	$36,214

All Other Compensation for the 2004 calendar year is composed of the following components:

	Deferred Compen- sation Plan Match	401(k) Plan Profit Sharing	Executive Disability Premium	Personal Secretarial Services	Spousal Travel	Personal Use of Company Facilities	Total

John H. Pinkerton	$37,118	$18,976	$2,704	$32,794	$462	$—	$92,054
Jeffrey L. Ventura	$23,921	$18,976	$1,615	$—	$—	$—	$44,512
Roger S. Manny	$18,430	$16,546	$1,199	$—	$—	$—	$36,175
Rodney L. Waller	$17,904	$16,350	$1,183	$—	$—	$—	$35,437

Grants of Plan-Based Awards

The Grants of Plan-Based Awards Table should be read in conjunction with the Summary Compensation Table.  The Grants of Plan-Based Awards Table discloses the total number of Annual Stock Awards, Matching Stock Awards, 401(k) Stock Awards and SARs actually granted in 2006 to the Named Executive Officers.  The Summary Compensation Table reflects only that portion of each outstanding award recognized for financial statement reporting purposes during 2006.  The value of the awards in the Grants of Plan-Based Awards Table are shown at the grant date fair value of the award determined pursuant to FAS 123R.  The dollar values of the Bonus Stock Awards are not shown in the Grants of Plan-Based Awards Table below, but are included in the “Non-Equity Incentive Plan Compensation” (for common stock elected for 25% of the Annual Incentive Award) column (g) of the Summary Compensation Table.  The dollar values of Matching Stock Awards and 401(k) Stock Awards are shown in the Grants of Plan-Based Awards Table below, but are included in the “All Other Compensation” column (i) of the Summary Compensation Table.

The grant date fair value of the “Stock Awards” and “Option Awards” are determined in accordance with FAS 123R.  The “Stock Awards” set forth in the table below are valued at the closing price of the Company’s common stock on the date approved by the Compensation Committee and the SARs are valued the same as Option Awards using a Black-Scholes model for valuing the award using the date of grant fair value.

Under the Black-Scholes model, various factors are used in determining the value of these awards, including the closing price of the Company’s common stock on the date approved by the Compensation Committee.  In 2006, the Company used 3.55 years as the life of the SARs for the Black-Sholes model for financial reporting purposes due to the Company’s experience in the holding period of such awards.  However, in determining the relative value for purposes of determining the number of awards to corporate officers and other employees the Compensation Committee valued the SARs based upon the actual five-year term of the award.  Corresponding adjustments are made to the Peer Group’s reported equity awards to make all the data comparable for the Compensation Committee’s use and analysis.  The Compensation Committee has been awarding SARs since June 2005 after the approval of the 2005 Plan by the Company’s stockholders at the 2005 annual meeting.

The Company’s first year to provide a 162(m) compliant incentive cash award program for Non-Equity Incentive Plan Awards occurred in 2006.  The Threshold, Target and Maximum dollar amounts are shown in columns (c), (d) and (e), respectively.  The actual Annual Incentive Award payments applicable to the 2006 performance period were determined by the Compensation Committee in February 2007 and are disclosed as “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table for 2006 compensation.  The estimated payout amounts reflected in the Grants of Plan-Based Awards Table reflects the range which such awards could have been awarded for 2006 based upon the 2006 approved payout ranges.  Such estimated payout amounts also reflect the amounts that could be achieved under the Compensation Committee approved payout ranges for 2007 performance subject to any changes in salaries of the Named Executive Officers.  For a detailed description of the performance goals associated with the Annual Incentive Awards see the section of the Compensation Discussion and Analysis entitled “Components of Executive Compensation — Performance Based Annual Incentive Awards.”

For a detailed description of the Annual Stock Awards and SARs granted in February 2006 and June 2006 see the section of the Proxy Statement entitled “Summary Compensation Table — Stock Awards, Option Awards and SARs.”

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Options
	Grant		Threshold	Target	Maximum	or Units		(#)	($/Sh)	Awards
Name	Date		($)	($)	($)	(#)		(1)	(1)	($)
(a)	(b)		(c)	(d)	(e)	(i)		(j)	(k)	(l)

John H. Pinkerton			$240,000	$480,000	$960,000
	02/27/06					42,000	(2)			$1,021,440
	02/27/06							100,800	$24.32	$1,021,769
	06/08/06					34,238	(3)			$828,560
	06/08/06							81,344	$24.20	$820,484
	02/24/06					1,912	(4)			$47,991
	12/19/06					321	(5)			$9,427

Jeffrey L. Ventura			$180,000	$360,000	$720,000
	02/27/06					21,969	(2)			$534,286
	02/27/06							52,726	$24.32	$534,462
	06/08/06					20,897	(3)			$505,707
	06/08/06							49,645	$24.20	$500,749
	02/24/06					1,434	(4)			$35,993
	12/19/06					321	(5)			$9,427

Mark D. Whitley			$ 75,000	$ 150,000	$ 300,000
	biweekly	(6)				935	(4)			$ 25,056
	12/19/06					321	(5)			$ 9,427

Roger S. Manny			$ 81,000	$ 162,000	$ 324,000
	02/27/06					12,563	(2)			$ 305,532
	02/27/06							30,150	$ 24.32	$ 305,618
	06/08/06					7,003	(3)			$ 169,473
	06/08/06							16,642	$ 24.20	$ 167,861
	02/24/06					1,063	(4)			$ 26,681
	12/19/06					321	(5)			$ 9,427

Rodney L. Waller			$ 70,500	$ 141,000	$ 282,000
	02/27/06					12,250	(2)			$ 297, 920
	02/27/06							29,400	$ 24.32	$ 298,016
	06/08/06					4,218	(3)			$ 102,076
	06/08/06							10,027	24.20	$ 101,138
	02/24/06					896	(4)			$ 22,525
	07/21/06					22	(4)			$ 541
	12/19/06					321	(5)			$ 9,427

(1)	All awards in this column are SARs.
(2)	The grant date closing price of the Company’s common stock on February 27, 2006 was $24.32 for the Annual Stock Awards.
(3)	The grant date closing price of the Company’s common stock on June 8, 2006 was $24.20 for the Annual Stock Awards.
(4)

Number of shares of common stock applicable to the Active Deferred Compensation Plan match, Matching Stock Awards.  The match is payable in cash or shares of common stock as elected by each Named Executive Officer.  This match resulted from the designation by the Compensation Committee that 25% of each Named Executive Officer’s 2005 cash incentive award be placed into the Active Deferred Compensation Plan on February 24, 2006 when the closing price of the Company’s common stock was $25.10.  Mr. Whitley’s deferral into the plan was made from biweekly payroll deductions valued at the closing price of the common stock on each payroll date.

(5)	Number of shares of common stock applicable to the 401(k) profit sharing contribution, the 401(k) Stock Awards, made by the Company in common stock on December 19, 2006 at a closing price of $29.40.
(6)

Matching Stock Awards granted at each 26 pay periods during 2006 based on the closing stock price on the date of the payroll period.  The fair value is a composite of the grant date fair values on each pay date.

Columns (f), (g) and (h) covering Estimated Future Payments Under Equity Incentive Plan Awards have been deleted from the SEC-prescribed table format since the Company did not have any such awards granted during 2006.

The shares of common stock granted on February 24, 2006 are Matching Stock Awards under the Company’s Active Deferred Compensation Plan associated with those Named Executive Officers who elected to receive a Bonus Stock Award for a portion of their Annual Incentive Award.  The values of such shares are included in the Summary Compensation Table under column (i) as “All Other Compensation” for each Named Executive Officer.  For a detailed description of matching contributions under the Active Deferred Compensation Plan see the section of the Proxy Statement entitled “Non-Qualified Deferred Compensation Plans.”  The shares of common stock granted on December 19, 2006 are 401(k) Stock Awards granted as the 401 (k) profit sharing contribution for 2006.  Likewise, the values of such shares are included in the Summary Compensation Table under column (i) as “All Other Compensation” for each Named Executive Officer.  Dividends are payable with respect to all awards reported in column (i).

Outstanding Equity Awards

The Outstanding Equity Awards Table reflects each Named Executive Officer’s unvested long-term equity incentive awards at December 31, 2006 on an individual award basis.  The market values of “Stock Awards” in column (h) were determined using the closing price of $27.46 of the Company’s common stock on December 29, 2006, which is the last trading day in 2006.  The Compensation Committee has not approved any repricing or any modification of any outstanding award during 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)
John H. Pinkerton	106,829	—	$1.7500	03/11/09
	90,000	—	$1.2917	04/10/10
	89,999	—	$4.4467	02/12/11
	262,499	—	$3.4600	04/01/12
	262,500	—	$3.8867	02/12/08
	161,999	108,000	$6.9867	02/11/09
	42,187	98,437	$15.5200	02/15/10
	42,188	98,437	$17.9333	07/01/10
	—	100,800	$24.3200	02/27/11
	—	81,344	$24.2000	06/08/11
					972	M	$26,691
					1,275	M	$35,012
					5,737	B	$157,538
					5,640	S	$154,874
					6,169	S	$169,401
					42,000	S	$1,153,320
					34,238	S	$940,175

Jeffrey L. Ventura	150,000	—	$4.3333	07/14/08
	84,599	56,400	$6.9867	02/11/09
	21,599	50,400	$15.5200	02/15/10
	21,600	50,400	$17.9333	07/01/10
	—	52,726	$24.3200	02/27/11
	—	49,645	$24.2000	06/08/11

					704	M	$19,332
					956	M	$26,252

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)
					3,585	B	$98,444
					3,780	S	$103,799
					4,136	S	$113,575
					21,969	S	$603,269
					20,897	S	$573,832

Mark D. Whitley	18,000	42,000	$25.9100	12/28/10
(hired 12/28/05)					75,000	E	$2,059,500
					623	M	$17,108

Roger S. Manny	89,999	—	$4.6667	10/01/08
	48,599	32,400	$6.9867	02/11/09
	12,487	29,137	$15.5200	02/15/10
	12,488	29,137	$17.9333	07/01/10
	—	30,150	$24.3200	02/27/11
	—	16,642	$24.2000	06/08/11

					503	M	$13,812
					709	M	$19,469
					1,992	B	$54,700
					1,920	S	$52,723
					2,100	S	$57,666
					12,563	S	$344,980
					7,003	S	$192,302

Rodney L. Waller	—	31,320	$6.9867	02/11/09
	12,149	28,350	$15.5200	02/15/10
	12,150	28,350	$17.9333	07/01/10
	—	29,400	$24.3200	02/27/11
	—	10,027	$24.2000	06/08/11
					461	M	$12,659
					612	M	$16,806
					1,920	S	$52,723
					2,100	S	$57,666
					12,250	S	$336,385
					4,218	S	$115,826

(1)          Option Awards disclosed in the above table represent both Option Awards issued prior to June 2005 and SARs issued in and after June 2005.

Columns (d), (i) and (j) covering unearned equity incentive plan awards have been deleted from the SEC-prescribed table format since the Company did not have any such awards outstanding as of December 31, 2006.

Annual Stock Awards (designated as “S” in the table), Option Awards and SARs vest over a three-year period at the rate of 30% over the first two years and 40% over the third year.  One grant of Annual Stock Awards was made in 2004 and 2005 to each Named Executive Officer and two grants in 2006.  The Annual Stock Awards are listed in sequential order as granted.  Option Awards and SARs have a term of five years.  Bonus Stock Awards (designated as “B” in the table) do not vest until January 2, 2007.  Mr. Whitley received Initial Employment Stock Awards of 100,000 shares (designated as “E” in the table) in 2005 as part of his initial compensation arrangement which vests ratably over four years. Matching Stock Awards designated as “M” in the table are Deferred Compensation Plan matches which vest ratably over a three-year period beginning with the initial year of the match.  Matching Stock Awards are listed in sequential order for the matches made in 2005 and 2006.

Option Exercise and Stock Vested During 2006

The Option Exercises and Stock Vested Table reflects Options Awards actually exercised and Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards vested for each of the Named Executive Officers during 2006.  No SARs were exercised during 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John H. Pinkerton	1,920	50,016	23,986	$616,840
Jeffrey L. Ventura	—	—	25,444	$647,794
Mark D. Whitley	—	—	25,312	$705,308
Roger S. Manny	—	—	10,580	$272,673
Rodney L. Waller (2)	379,078	$8,536,289	6,914	$175,669

(1)          The “Stock Awards” included in the vesting amounts shown in this table are from (i) Annual Stock Awards granted during 2003 through 2005, (ii) Matching Stock Awards for 2004 through 2006 and (iii) Bonus Stock Awards subject to additional vesting until January 3, 2006.  In addition, Mr. Ventura had 10,000 shares which vested on July 14, 2006 from his Initial Employment Stock Awards in 2003 which vested ratably over three years.  Mr. Manny had 5,000 shares which vested on October 1, 2006 from his Initial Employment Stock Awards in 2003 which vested ratably over three years.  Mr. Whitley had 25,000 shares which vested on December 28, 2006 from his Initial Employment Stock Awards in 2005 which vested ratably over four years.  Since the Summary Compensation Table reflects the FAS 123R value of the “Stock Awards” over the period of time that such awards vests, a significant portion of the dollar amounts shown as realized on vesting is duplicative to the amounts shown in the Summary Compensation Table but shown in the Summary Compensation Table for different periods of time.  The table below reflects the vested value which is in excess of the actual values on the date of grant which would have been reflected in the Summary Compensation Tables for the calendar periods 2003 through 2006.

(2)          The exercised Option Awards by Mr. Waller during 2006 represent options granted from August 5, 1999, his initial date of employment, through February 11, 2004.  Such Option Awards carried exercise prices that ranged from $1.29 to $6.99 per option share.  Of the 379,078 Option Awards exercised during 2006, Mr. Waller retained ownership of 215,058 shares as of December 31, 2006.  The remaining shares were sold upon exercise to pay for the exercise price and tax withholding generated upon the exercise along with certain tax planning strategies.  The pro forma value under FAS 123R of the 379,078 Option Awards exercised that would have been reflected in the Summary Compensation Table for the years 1999 through 2006 was $806,577.

All of the vesting of awards reflected in the table as “Stock Awards” during 2006 would be reflected in the Summary Compensation Table for the years 2003 through 2006 if all the years were presented.  The table below reflects the total appreciation realized upon vesting that was in excess of the amount of the “Stock Awards” upon the date of grant for each of the Named Executive Officers, (i.e., the difference between the price of the Company’s common stock on the date of vesting and the date of grant of each award).  Due to the Company’s increasing stock price since the end of 2002 when the common stock price was $3.56, the Named Executive Officers have been able to realize additional amounts in their Deferred Compensation Plan accounts from electing to receive Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards, as described more fully below in the section entitled “Non-Qualified Deferred Compensation Plan.”

	Value Realized on Vesting in 2006 (1)	Value on Date of Grant (2)	Appreciation Realized in Excess of Date of Grant

John H. Pinkerton	$616,840	$240,191	$376,649
Jeffrey L. Ventura	$647,794	$195,680	$452,114
Mark D. Whitley	$705,308	$655,572	$49,736
Roger S. Manny	$272,673	$98,620	$174,053
Rodney L. Waller	$175,669	$61,952	$113,717

(1)          The total fair market value of the “Stock Awards” on the dates such “Stock Awards” vested during 2006 and as shown in the Option Exercise and Stock Vested Table.

(2)          This amount of the vested “Stock Awards” would have already been reflected in various other compensation tables.  This is the fair market value of the “Stock Awards” on the date of grant during 2003 to 2005 when granted.  This amount would have been reflected on the Grants of Plan — Based Awards Table historically for awards granted in 2003 to 2005 if such table had historically been presented.  The value on the date of grant is the value of the “Stock Awards” being amortized under FAS 123R.  A portion of the date of grant fair value of the “Stock Awards” is reflected in the Summary Compensation Table during the period which the “Stock Awards” vest, in these cases, years 2003 to 2006.

Non-Qualified Deferred Compensation Plans

Generally, the Named Executive Officers elect at the time they make their compensation deferrals into the Deferred Compensation Plans (including the deferral of the unvested portion of annual bonuses) whether to receive the Company’s matching contribution under such plans in cash or in the form of Company common stock.  There are two types of matching contributions that may be made under the Active Deferred Compensation Plan: (i) matching contributions that would have been made to the Company’s 401(k) Plan except for the limits applicable to such contributions under the Code (“Qualified Plan Excess Matching Contributions”) and (ii) discretionary matching contributions (“Discretionary Matching Contributions”) declared by the Company.  Qualified Plan Excess Matching Contributions equal 50% of the first 6% of the Named Executive Officer’s elective deferrals to the Company’s section 401(k) Plan and vest over a three-year period at the rate of 40% for the first two years and 20% for the final year.  Discretionary Matching Contributions equal up to 10% of the Named Executive Officer’s compensation paid during the calendar year and each year’s match vests over a three-year period, commencing with the year the matching contribution is made, at the rate of 33-1/3% each year.  Therefore, to the extent that a Named Executive Officer elected to receive his matching contribution in the form of common stock, vesting of the matching contribution for the 2004 through 2006 calendar periods is reflected as to each respective Named Executive Officer in the Options Exercised and Stock Vested Table above.

All Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards, and Matching Stock Awards are automatically contributed as a discretionary contribution to the Company’s Active Deferred Compensation Plan for the account of the Named Executive Officer.  Therefore, upon the vesting of any such awards, any amounts that would otherwise be realized are deferred under the terms of the Active Deferred Compensation Plan and will be distributed pursuant to the terms of the Active Deferred Compensation Plan as described below.

As discussed previously, the Company’s Deferred Compensation Plans consist of an Active Deferred Compensation Plan and a Frozen Deferred Compensation Plan.  The Frozen Deferred Compensation Plan holds amounts contributed to such plan and vested prior to January 1, 2005 and is not subject to the terms of section 409A of the Code as enacted by the American Jobs Creation Act of 2004.  The Active Deferred Compensation Plan was adopted by the Compensation Committee in late 2004 and is subject to the terms of Section 409A of the Code.  The Active Deferred Compensation Plan currently conforms to the regulations and guidance issued to date under section 409A of the Code.  The Internal Revenue Service is expected to issue final regulations under section 409A of the Code during 2007 that will likely require modifications to the Active Deferred Compensation Plan.  Any amendments to the Active Deferred Compensation Plan will have to be approved by the Compensation Committee.

Named Executive Officers may elect to make two types of deferrals under the Active Deferred Compensation Plan (i) Non-Qualified Plan Deferrals and (ii) Qualified Plan Excess Deferrals.  Generally, such deferral elections must be made prior to the beginning of the calendar year and are irrevocable for the duration of such calendar year.

Non-Qualified Plan Deferrals may be made as a dollar or percentage amount of the Named Executive Officer’s “Compensation.”  Compensation is defined as the Named Executive Officer’s gross salary including any commissions, bonuses or awards paid by the Company after the Named Executive Officer becomes eligible to participate in the Active Deferred Compensation Plan.  Separate deferral elections may be made with respect to the Named Executive Officer’s bonus and remaining salary.  Named Executive Officers are fully vested in their Non-Qualified Plan Deferrals.

Qualified Plan Excess Deferrals consist of elective deferrals and employer matching contributions that may not be made under the Company’s 401(k) Plan due to the limits on such contributions under sections 401(k)(3) or 401(m)(2) of the Code (regarding the actual deferral percentage test and the actual contribution percentage tests).  Qualified Plan Excess Deferrals are subject to the compensation limit applicable to the Company’s 401(k) Plan under section 401(a)(17) of the Code, which was $220,000 for 2006.  In order to be eligible to make Qualified Plan Excess Deferrals, the Named Executive Officer must have made to the Company’s 401(k) Plan the maximum contributions permissible.  A Named Executive Officer will be fully vested in that portion of his Qualified Plan Excess Deferrals that are attributable to excess elective deferrals under the Company’s 401(k) Plan and will vest in that portion of his Qualified Plan Excess Deferrals that are attributable to excess matching contributions under the Company’s 401(k) Plan (i.e., the Qualified Plan Excess Matching Contributions described above) over a three year period at the rate of 40% for each of the first two years and 20% for the third year.  After three years of employment with Company, all current and future Qualified Plan Excess Deferrals are fully vested.

The Company may also elect to make discretionary contributions to the Active Deferred Compensation Plan on behalf of Named Executive Officers.  These contributions may be made in the form of matching contributions (i.e., the Discretionary Matching Contributions described previously).  Any such discretionary contributions will be subject to vesting and any other terms specified by the Compensation Committee.  Company Discretionary Matching Contributions will vest on a class-year basis over a three-year period at the rate of 33-1/3% each year, commencing with the year in which the contribution is made.  A Named Executive Officer will become fully vested in his Discretionary Matching Contributions upon reaching age 65, death or disability (as defined in the Active Deferred Compensation Plan).  A Named Executive Officer will forfeit all Company discretionary or matching contributions, irrespective of the attainment of age 65, disability or death, if his employment with the Company terminates for gross misconduct or engages in unlawful business competition with the Company.

Amounts contributed to the Deferred Compensation Plans and earnings thereon are contributed to a rabbi trust, which is a grantor trust the assets of which may only be used to pay benefits under the Deferred Compensation Plans or to satisfy the claims of the Company’s creditors in the event of the Company’s insolvency.  Thus, the Company has a reserve set aside to fund the benefits payable under the Deferred Compensation Plans.  Named Executive Officers are generally entitled to direct the investment of their Deferred Compensation Plan accounts on a daily basis in the same investment funds as are offered under the Company’s 401(k) Plan.  However, Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards may not be invested out of the Company’s common stock until the later of vesting or the date that is one year from the date such awards were made to the plan.  If the Named Executive Officer fails to specify the manner in which his Deferred Compensation Accounts will be invested, such accounts will be invested in the same manner as his contributions under the 401(k) Plan.  The table below shows the investment funds available under the 401(k) Plan and their annual rate of return for the calendar year ended December 31, 2006, as reported by the administrator of the 401(k) Plan.

Investment Fund	Rate of Return

Allianz NFS Small Cap Value Fund	18.60%
American Funds Growth	10.60%
Lord Abbett Mid Cap Value	12.20%
Oppenheimer Global Fund	16.90%
PIMCO Real Return Fund	-0.40%
Dreman High Return Fund	17.40%
Equity 500 Index Fund	15.60%
Fixed Income Fund	3.90%
Value Builder Fund	10.20%
International Select Equity Fund	24.80%
Micro Cap Fund	8.40%
Stable Value Fund	4.30%
Mid Cap Growth Fund	10.80%
RREEF Real Estate Fund	37.70%
Company Common Stock	(1)

(1)                  Range Resources Corporation common stock price activity for 2006 was as follows: closing price on December 29, 2006 was $27.46, closing price on September 30, 2006 was $25.24, closing price on June 30, 2006 was $27.19; closing price on March 31, 2006 was $27.31.

Benefits under the Active Deferred Compensation Plan will be paid at the time and form specified by the Named Executive Officer in accordance with the requirements of section 409A of the Code.  Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years.  Amounts invested in Company common stock and Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards, and Matching Stock Awards contributed to the Active Deferred Compensation Plan may be paid in shares of Company common stock, with fractional shares in cash at the election of a participant.  If the Named Executive Officer fails to specify a time or form of distribution, such amounts will be paid upon his termination of employment in the form of a single lump sum payment.  A Named Executive Officer may change the time and/or form of payment, by making an election with the Plan Administrator at least one year before the date his Active Deferred Compensation Accounts would be paid in accordance with the requirements of section 409A of the Code.  Any such subsequent deferral election must delay the Named Executive Officer’s benefit commencement date by at least five years.  In addition, the Active Deferred Compensation Plan permits a Named Executive Officer to obtain an earlier distribution in the event of an unforeseeable emergency as defined under the Active Deferred Compensation Plan.

Benefits under the Frozen Deferred Compensation Plan will be paid at the time and form specified by the Named Executive Officer.  Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years.  Amounts invested in Company common stock may be paid in shares of Company common stock with fractional shares in cash at the election of a participant.  If the Named Executive Officer fails to specify a time or form of distribution, such amounts will be paid upon his termination of employment in the form of a single lump sum payment.  A Named Executive Officer may change the time and/or form of payment, by making an election with the Plan Administrator at least one year before the date his Frozen Deferred Compensation Accounts would be paid.  In addition, the Frozen Deferred Compensation Plan permits a Named Executive Officer to obtain an earlier distribution in the event of an unforeseeable emergency as defined under the Frozen Deferred Compensation Plan.  All of the Named Executive Officers have elected a time of distribution.  None of the Named Executive Officers have elected payment of their benefits under the Deferred Compensation Plan at termination of employment.

The accompanying table reflects the activity during the 2006 calendar year for each of the Named Executive Officers for the Frozen Deferred Compensation Plan shown as “F” in table and the Active Deferred Compensation Plan shown as “A” in the table.

Non-Qualified Deferred Compensation

		Executive Contributions in Last FY ($)
Name	Plan	Cash ($)		Common Stock ($)		Registrant Contributio ns in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b1)(1)		(b2)(2)		(c)(2)(3)		(d)(4)	(e)	(f)

John H. Pinkerton	F	—		—		—		$422,147	—	$9,396,992
	A	$1,917	(5)	$144,000	(6)	$1,850,000	(7)	$329,738	—	$3,778,715
						47,991	(8)
Total		$145,917				$1,897,991		$751,885		$13,175,707

Jeffrey L. Ventura	F	—		—		—		$29,636	—	$625,324
	A	$1,964	(5)	$90,000	(6)	$1,039,993	(7)	$219,059	—	$2,815,189
						35,993	(8)
Total		$91,964				$1,075,986		$248,695		$3,440,513

Mark D. Whitley	A	$25,000		—		—		$166,979	—	—
						$25,056	(8)	—	—	$2,808,035
Total		$25,000				$25,056		$166,979		$2,808,035

Roger S. Manny	F	—		—		—		$19,212	—	$289,802
	A	$2,011	(5)	$50,000	(6)	$475,005	(7)	$99,807	—	$1,265,594
						26,681	(8)
Total		$52,011				$501,686		$119,019		$1,555,396

Rodney L. Waller	F	—		—		—		$264,392	—	$5,164,582
	A	$2,034	(5)	$—		$399,996	(7)	$82,994	—	$1,051,641
		$45,000	(6)			23,066	(8)

Total		$47,034				$423,062		$347,386		$6,216,223

(1)      Column (b1) has been added to the table to reflect the amounts voluntarily deferred from cash compensation (i.e., salary or bonus) by the Named Executive Officers and Qualified Plan Excess Deferrals from the 401(k) Plan during 2006.

(2)      Column (b2) has been added to the table to reflect the value of Bonus Stock Awards awarded in February 2006. The Named Executive Officer can, at the time of making his compensation deferral elections under the Active Deferred Compensation Plan for the coming calendar year, elect that the Company matching contribution be made in common stock or cash.  The Bonus Stock Awards vest January 2, 2007.  During 2006, all the Named Executive Officers elected for their match to be made as Matching Stock Awards.  The dollar equivalent value of the Matching Stock Awards is shown in column (c) of the table.  Matching Stock Awards vest one–third at each of the calendar year–ends starting with 2006.

(3)      As explained above, the Compensation Committee grants each year certain Annual Stock Awards to each Named Executive Officer as part of their annual compensation.  Such shares are contributed to each Named Executive Officer’s account under the Active Deferred Compensation Plan.  Such shares vest over a three–year period at the rate of 30% for each of the first two years and 40% the last year.

(4)      The earnings from each Named Executive Officer’s Deferred Compensation Plan account shown in column (d) represents the cash earnings or appreciation in market value from the mutual funds or Company common stock elected as investments by the Named Executive Officer under the Deferred Compensation Plans.  Such contributions and earnings are held in a rabbi trust.  As such, the investments attributable to each Named Executive Officer’s account are fully funded and do not employ tracking investments.  Since the Named Executive Officers Deferred Compensation Plan accounts have significant investments in Company common stock, the plan earnings each year for each Named Executive Officer are significantly impacted by the change in the Company’s common stock during that period.

(5)      Qualified Plan Excess Deferrals from the Company’s 401(k) Plan.

(6)      This amount is also reflected in column (g) of the Summary Compensation Table.

(7)      Dollar value of Annual Stock Awards contributed to the Active Deferred Compensation Plan during 2006 subject to vesting.

(8)      Dollar value of Matching Stock Awards.

The voluntary contributions by the Named Executive Officers from salary, bonus and cash incentive awards from prior years have been reported in the Summary Compensation Tables for such prior years.  Mr. Pinkerton has been a participant in the Deferred Compensation Plans since 1996.  Mr. Waller has been a participant since 1999.  Messrs. Ventura and Manny began participating with their employment with the Company in 2003 and Mr. Whitley in 2005.  Therefore all the contributions made by the Named Executives Officers have been reflected in a Summary Compensation Table.

In the Non-Qualified Deferred Compensation Table, the Annual Stock Awards and Bonus Stock Awards granted during 2006 are valued at the date of grant value in accordance with FAS 123R.  Such amounts do not conform to the “Stock Awards” value shown in the Summary Compensation Table for 2006 because, among other reasons, the Summary Compensation Table reflects the date of grant value of the “Stock Awards” vested under FAS 123R during 2006 granted in prior periods.  Matching Stock Awards are reflected in the Summary Compensation Table during the year of match although still subject to future vesting.  The difference in the amounts that are reflected in the Summary Compensation Table currently or in the future and the amounts shown as the ending fair market values of the Named Executive Officers accounts in the Deferred Compensation Plans in the following table is the appreciation of the Company’s common stock and the earnings and appreciation of investments held in the account.  The following table summarized the difference in the historical amounts contributed to the Deferred Compensation Plans as valued under FAS 123R that would be reflected in the Summary Compensation Table over time and the fair market value of the accounts as of December 31, 2006 for each Named Executive Officer.

	Participant Since	Historic Values of Contributions to the Deferred Compensation Plans	Fair Market Value of Deferred Compensation Account as of Year end	Net Appreciation in the Account

John H. Pinkerton	1996	$4,198,306	$13,175,707	$8,977,401
Jeffrey L. Ventura	2003	$1,895,491	$3,440,513	$1,545,022
Mark D. Whitley	2005	$2,641,020	$2,808,035	$167,015
Roger S. Manny	2003	$953,129	$1,555,396	$602,267
Rodney L. Waller	1999	$1,457,688	$6,216,223	$4,758,535

Potential Payments upon Termination and Change in Control

There are no employment agreements currently in effect between the Company and any Named Executive Officer and the Named Executive Officers are not covered under a general severance plan of the Company.  In the event a Named Executive Officer is terminated, any severance benefits payable to him would be determined by the Compensation Committee at its discretion, unless such Named Executive Officer is terminated following a Change in Control, in which case severance may be payable to him pursuant to the Management CIC Plan.

Effective March 2005, the Board of Directors adopted the Management CIC Plan pursuant to which all members of the Management Group, including the Named Executive Officers, may be entitled to receive certain payments and benefits if there is a Change in Control and the individual is terminated other than for Cause or resigns for Good Reason.  Specifically under the Management CIC Plan, if a member of the Management Group is terminated without Cause or for Good Reason during the Protection Period, such individual will receive (a) a lump sum cash payment equal to (i) such person’s Benefit Multiple (which is set forth in the table below with respect to each Named Executive Officer) multiplied by (ii) the sum of (A) the average of such person’s Base Salary (as defined below) plus (B) such person’s Bonus (the “Cash Payment”), and (b) for a period of years equal to such person’s Benefit Multiple, continued participation in any medical, dental, life, disability or any other insurance arrangement for the benefit of such person (and his spouse and minor children, if applicable) in which such person(s) were participating immediately prior to (x) the date of such person’s termination as determined under the Management CIC Plan, or, if greater, (y) the occurrence of the Change in Control (the “Continued Benefits”).

The Cash Payment will be paid as soon as practicable following a member of the Management Group’s termination unless payment is required to be delayed under Section 409A of the Tax Code.  Further, the receipt of Continued Benefits is conditioned on the member of the Management Group paying to the Company the same premium amount for such benefits as such person was required to pay prior to his termination, and the Continued Benefits will be limited and reduced to the extent that comparable coverage that does not result in greater out-of-pocket expenses to such person is provided to such person.  The Management CIC Plan does not provide for any Cash Payments or Continued Benefits in the event a member of the Management Group is terminated due to death or Disability (as defined below).  A discussion of the Benefit Multiple selected for each Named Executive Officer can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Management CIC Plan also provides that, upon a Change in Control, all non-vested long-term equity incentive awards held by members of the Management Group, including the Named Executive Officers, automatically vest, regardless of whether or why any such persons terminate employment thereafter.  In addition, any long-term equity incentive awards that so automatically vest and that provide for exercise by the recipient will remain exercisable, in the event a person’s employment is terminated, as follows: (i) in the case of long-term equity incentive awards granted on or after December 20, 2005, the long-term equity incentive awards will remain exercisable for the remaining term of such awards (except in the case of a termination for Cause) or (ii) in the case of long-term equity incentive awards granted prior to December 20, 2005, (A) if the termination of employment is without Cause, for Good Reason, or due to such person’s death or Disability on or after a Change in Control, the long-term equity incentive awards will remain exercisable for the lesser of (x) the remaining term of the award or (y) one year following the termination of employment or (ii) upon any voluntary termination of employment (other than for Good Reason) the long-term equity incentive awards will remain exercisable for the lesser of (x) the remaining term of the award, or (y) 30 days following the termination of employment.  Upon any termination of employment for Cause, the long-term equity incentive awards that otherwise would have vested under the Management CIC Plan will terminate.

In connection with the delivery of the Cash Payments under the Management CIC Plan, each member of the Management Group is required to execute and deliver to the Company a release that generally releases and discharges the Company (and its related entities and agents) from any and all claims (with certain limited exceptions) existing at any time prior to execution of the release.  The Management CIC Plan also contains non-disparagement provisions pursuant to which each member of the Management Group and the Company have agreed not to disparage one another during the term of such person’s employment and thereafter.  Violation of the non-disparagement provisions entitles the wronged party to complete relief including injunctive relief, damages, and/or termination or return of payments made under the Management CIC Plan.

The Management CIC Plan also provides for the payment of a tax-gross up to members of the Management Group, including the Named Executive Officers, in the event that Change in Control Payments would result in excess parachute payments under Section 280G of the Tax Code.  This tax gross-up entitles members of the Management Group to additional payments in an amount equal to (i) any 4999 Excise Tax with respect to the Change in Control Payments, (ii) all federal, state, and local taxes applicable to the Company’s payment of any 4999 Excise Taxes, and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of the Company’s payment of the tax gross-up.  The intent of the tax gross-up is to provide members of the Management Group, after deduction of any 4999 Excise Tax on the Change in Control Payments and of any income, payroll, or excise taxes on the Company’s payment of the 4999 Excise Tax, with a net payment equal to the total Change in Control Payments.

For purposes of the Management CIC Plan, the following terms have been assigned the meanings set forth below:

(i) “Change in Control” means (A) a person or group of persons becomes the beneficial owner of 35% or more of the then outstanding shares of the Company’s common stock or the combined voting power of the outstanding securities of the Company that are eligible to vote in the election of the Board of Directors, (B) a majority of the members of the Board of Directors is replaced during a 12-month period by directors who were not endorsed by a majority of the board members prior to their appointment, (C) the stockholders of the Company approve a reorganization, merger, consolidation, or disposition of all or substantially all of the Company’s assets or an acquisition of the assets of another corporation which is consummated (or, if stockholder approval is not required, the consummation of such a transaction), (D) approval by the stockholders of a complete liquidation or dissolution of the Company (or if stockholder approval is not required, the consummation of such a transaction), or (E) the public announcement or commencement of a tender or exchange offer by a person or group of persons for 50% or more of the outstanding voting securities of the Company, provided that one of the events described in (A)-(D) above occurs within one year thereof; in the event a member of the Management Group is terminated without Cause or for Good Reason in anticipation of a Change in Control and a Change in Control actually occurs, a Change in Control shall be deemed to have occurred on the date immediately prior to such person’s termination;

(ii) “Cause” means (A) an act of dishonesty that constitutes a felony, or (B) an act that results or that is intended to result in gain to or personal enrichment of the member of the Management Group at the Company’s expense;

(iii) “Good Reason” means (A) the assignment of duties to a member of the Management Group that are inconsistent with, or an action by the Company that results in the material diminution of, his position, authority, functions, duties or responsibilities immediately prior to the Change in Control without such person’s consent, (B) reduction of such person’s Base Salary or target opportunity under any bonus or incentive arrangement; (C) failure to permit such person to participate in any compensation plans, or to receive any employee benefits or perquisites, substantially equivalent to what other Company corporate officers in comparable positions participate in or receive, or (D) a change in a member of the Management Group’s principal place of employment, without consent, to a location more than 30 miles from his principal place of employment prior to the Change in Control;

(iv) “Protection Period” means, generally, the period beginning on the date of the occurrence of a Change in Control and ending on the last day of the twelfth full calendar month following the calendar month in which the Change in Control occurred;

(v) “Base Salary” means the member of the Management Group’s annual gross rate of pay, including vacation and holiday pay, sick leave compensation, and any amounts deferred to an employee benefit plan of the Company, but does not include any bonus, incentive pay, overtime, auto or travel allowance, or any other benefits or special allowances;

(vi) “Bonus” means the average of the annual bonus awards paid to the member of the Management Group for the three prior fiscal years; and

(vii) “Disability” means a disability under the Company’s long-term disability plan, if the member of the Management Group participates therein, or a determination by the plan administrator that such person is not able to perform the essential functions of his job (with or without reasonable accommodation) due to mental or physical incapacity for 180 consecutive days.

The following table reflects the estimated payments due to each Named Executive Officer as of December 31, 2006, assuming, as applicable, that a Change in Control occurred and such Named Executive Officers were terminated without Cause effective December 31, 2006.  For these purposes, the Company’s common stock price was assumed to be $27.46, which was the closing price of the Company’s common stock on December 29, 2006.  The amounts below have been calculated using numerous assumptions that the Company believes are reasonable.  For purposes of the 280G calculation, it is assumed that no amounts will be treated as attributable to reasonable compensation and no value will be attributed to a Named Executive Officer executing a non-compete agreement.  The amount of the 4999 Excise Tax gross-up will change based upon when a Named Executive Officer’s employment with the Company is terminated because the amount of compensation subject to Section 280G of the Tax Code will change.  Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and a Named Executive Officer is actually terminated.  Therefore, such amounts and disclosures should be considered “forward looking statements.”

	Potential Change in Control Payments
	Change in Control Multiple	Cash Payments (1)	Value of Accelerated Awards (2)	Value of Welfare Benefits (3)	Potential Excise Tax Gross Up (4)	Total

John H. Pinkerton	3X	$2,866,000	$7,542,939	$48,321	$1,550,802	$12,008,062

Jeffrey L. Ventura	3X	$1,800,000	$4,102,519	$48,321	$974,029	$6,924,869

Mark D. Whitley	2X	$500,000	$2,141,708	$30,920	$491,618	$3,164,246

Roger S. Manny	2.5X	$991,667	$2,173,387	$39,872	$511,101	$3,716,027

Rodney L. Waller	2X	$773,333	$2,011,874	$31,422	$394,135	$3,210,764

(1)          Represents cash payments equal to Base Salary and Bonus, determined as of December 31, 2006, multiplied by the applicable Benefit Multiple.  Such calculation averages the three bonuses paid as of December 31, 2006 which would be for the years 2003, 2004 and 2005.  Payments under the Change in Control plan do not allow for “double dips” to Named Executive Officers.  A “double dip” would only occur if a Named Executive Officer had in place an election to distribute deferred compensation balances upon termination.

(2)          Represents the difference in value between the grant price and the 2006 year-end price of the common stock of $27.46 of the unvested Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards, Matching Stock Awards, Option Awards and SARs granted under any benefit plan of the Company vesting upon a Change in Control as of December 31, 2006.

(3)          Represents the value of the continuation of medical, dental, life, disability, and other insurance benefits for the length of one year multiplied by the applicable Benefit Multiple assuming a 5% increase per year.

(4)          Represents that amount of the 4999 Excise Tax gross-up payment necessary to result in the Named Executive Officers receiving the total Change in Control Payments.  If a Change in Control occurred causing the vesting of all awards to the Named Executive Officers, but none of the Named Executive Officers were terminated during the Protective Period, the only 4999 Excise Tax gross-up payment necessary would be for Mr. Whitley at an amount estimated at $241,773.

Company employees who are not covered in the Management CIC Plan (the “Employee Group”) may be entitled to receive more limited change in control payments under the Range Resources Corporation Employee Change in Control Severance Benefit Plan (the “Employee CIC Plan”) upon an involuntary termination of employment by the Company for other than Cause.  If any person in the Employee Group is terminated by the Company, other than for Cause, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) equal to (i) six months of their total annual base salary, plus (ii) one-half of the average of the past two annual bonuses paid or awarded to the employee.  The same definitions used in the Management CIC Plan are used in the Employee CIC Plan.

As indicated above, none of the Named Executive Officers have elected payment of their benefits under the Deferred Compensation Plans at termination of employment.  Consequently, none of the Named Executive Officers could simultaneously receive benefits under the Management CIC Plan and the Deferred Compensation Plans.  However, the Deferred Compensation Plans do provide for certain tax gross-up payments.  Specifically, if all or a portion of a participant’s Deferred Compensation Plan account is paid prior to the date the participant otherwise elected to receive such payment (without the consent of the participant or his or her beneficiary) as a result of (i) the participant’s termination of employment other than for cause within 24 months of a Change in Control (as defined in the Management CIC Plan), (ii) the amendment of either of the Deferred Compensation Plans in connection with a Change in Control, or (iii) the termination of either of the Deferred Compensation Plans in connection with a Change in Control.  The balance of the accounts of the Named Executive Officers under the Deferred Compensation Plans as of December 31, 2006 is set forth in column (f) of the Non-Qualified Deferred Compensation Table in the “Compensation Discussion and Analysis” section.  The calculation of the tax gross-ups assume, pursuant to the terms of the Deferred Compensation Plans, a 35% federal income tax rate, a 1.45% Medicare tax rate, and 20% in additional taxes under Section 409A of the Tax Code (with respect to amounts accelerated under the Active Deferred Compensation Plan).  The potential tax gross-ups for the Named Executive Officers with respect to their Frozen Deferred Compensation Plan accounts (identified by an “F”) and their Active Deferred Compensation Plan accounts (identified by an “A”) with respect to an accelerated distribution as of December 31, 2006, are as follows:  Mr. Pinkerton — $5,389,780 (F), $4,898,013 (A); Mr. Ventura — $358,664 (F), $3,649,080 (A); Mr. Whitley — $3,639,807 (A); Mr. Manny — $166,221 (F), $1,640,477 (A); Mr. Waller — $2,962,220 (F), $1,363,149 (A).

Other Post-Employment Payments

Upon the death, Disability (which definition is the same as the definition under the Management CIC Plan) or retirement of a Named Executive Officer or any other Company employee, certain unvested stock awards and SARs vest under the terms of the award grant.  Unvested Option Awards under the 1999 Stock Option Plan were not granted with the acceleration of vesting upon death, Disability or retirement feature.  Upon Disability, all employees are covered under a group compensation continuation plan.  The group disability coverage provides for compensation continuance of 60% of an employee’s salary and bonus up to a maximum of $180,000 per year until their 65th birthday.  Certain of the Named Executive Officers are also covered under supplemental individual executive disability policies.  Coverage under these policies would increase the disability coverage from the maximum of $180,000 per year under the group plan to the coverage amounts shown below for each Named Executive Officer.  The percent of coverage vary depending on when the policy was put in place for each Named Executive Officer.  The executive disability coverage premium is shown as a perquisite in the Summary Compensation Table in column (i) “All Other Compensation.”  The following table summarizes the value of the compensation continuation which would be available to each Named Executive Officer assuming that he became disabled as of December 31, 2006 under the policies currently in effect until he attained the age of 65 years old.  Mr. Whitley’s executive disability coverage is not effective as of December 31, 2006 and he currently has coverage only under the group disability plan.  The table also summarizes the value of the unvested SARs and Annual Stock Awards, Bonus Stock Awards, Initial Employment Stock Awards and Matching Stock Awards which would vest upon the death, disability or retirement assuming that such events occurred on December 31, 2006 based on the value of the Company’s common stock on that date of $27.46.  Retirement is defined as reaching the age of 65 years old.

	Annual Salary	Benefit Continuance Under Executive Disability Plan	Value of Accelerated Vesting of SARs (1)	Value of Accelerated Vesting of Stock Awards (1)

John H. Pinkerton	$480,000	$274,400	$1,519,470	$2,637,011
Jeffrey L. Ventura	$360,000	$215,250	$807,546	$1,538,501
Mark D. Whitley	$250,000	$180,000	$65,100	$2,076,608
Roger S. Manny	$270,000	$207,000	$426,502	$735,653
Rodney L. Waller	$235,000	$211,000	$395,085	$637,065

(1)

The difference in the sum of the values of acceleration of vesting of Option Awards/SARs and Stock Awards as compared to the value upon a Change in Control as shown in the Potential Change in Control Payments table is unvested Option Awards previously awarded under the 1999 Stock Option Plan that do not accelerate upon death, Disability or retirement.

Director Compensation

Director compensation is set by the Compensation Committee after working with its independent compensation consultants and a review of the Peer Group.  Compensation for directors generally is approved by the Compensation Committee just prior to the Board of Directors’ meeting following the election of directors at the annual meeting of stockholders.  Compensation arrangements for directors are effective with each election to the Board of Directors at the annual meeting.  Option Awards or SARs are granted under the 2004 Non-Employee Director Stock Option Plan, which was approved by stockholders and specifies that 12,000 Option Awards or SARs are granted to each director upon their election to the Board of Directors.  In the past several years, the Compensation Committee has also approved the payment of Annual Stock Awards to the directors for a portion of their overall director compensation.

Since director long-term equity incentive awards are granted upon their election at the annual meeting, the timing of director long-term equity incentive awards is not a subjective matter.  On May 24, 2006, each director was granted (a) 2,500 Annual Stock Awards valued at $24.33 and (b) 12,000 SARs having a grant date fair value of $10.14 per share determined in accordance with FAS 123R using a grant price of $24.33 per share.  Please refer to Footnote (12) “Employee Benefits and Equity Plans” to the Company’s December 31, 2006 financial statements contained in Form 10-K as to the assumptions used in determining the grant date fair value of the SARs.  Since the SARs and Annual Stock Awards are fully vested upon grant, the amounts shown in the Director Compensation Table reflect the grant date fair value of the awards actually granted during calendar year 2006.  All the directors have elected to take Annual Stock Awards in lieu of cash and have elected to defer such compensation in the Company’s Active Deferred Compensation Plan.  Certain directors voluntary elect to defer all or a portion of their cash fees in the Company’s Active Deferred Compensation Plan.  Portions of those deferrals are used to purchase the Company’s common stock on the open market.  Directors have the power to change their investment options in the Deferred Compensation Plans just as any participant, choosing to invest in or diversify out of the Company’s common stock.

Summary Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	SARs ($)	All Other Compen- sation	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)

Charles L. Blackburn	$152,000	$60,825	$121,680	$1,792	$336,297
Anthony V. Dub	$48,500	$60,825	$121,680	$2,432	$233,437
V. Richard Eales	$49,500	$60,825	$121,680	$2,935	$234,940
Allen Finkelson	$52,500	$60,825	$121,680	$2,884	$237,889
Jonathan S. Linker	$53,500	$60,825	$121,680	$3,025	$239,030
Kevin S. McCarthy	$56,500	$60,825	$121,680	$2,240	$241,245

Columns (e) and (f) covering Non-Equity Incentive Plan Compensation and Changes in Pension Values, respectively, have been deleted from the SEC-prescribed table format since the directors do not receive any such compensation.  The amounts reflected in column (g) for “All Other Compensation” is associated with reimbursed spousal travel.

The following table reflects the compensation arrangements for the last two fiscal years.  Director compensation was reviewed by the Compensation Committee just prior to the annual meeting and established the compensation arrangements for the 2006 – 2007 director terms.

	Rates in Effect
	2005 - 2006	2006 - 2007
Non-Employee Director Forms of Compensation	Term	Term

Non-Executive Chairman cash annual retainer	$135,000	$135,000
Non-Employee directors’ cash annual retainer	$35,000	$40,000
Board or Committee cash fee for each meeting	$1,000	$1,000

Annual SARs each	12,000	12,000
Grant date fair value of SARs (as determined under FAS 123R)	$7.24	$10.14
Annual Stock Awards each	3,750	2,500
Grant date fair value of Annual Stock Awards	$14.47	$24.33

The following table provides summary information of the compensation paid to each director during 2006 based upon the rates of compensation in effect for the respective fiscal years shown in the table above.  Messrs. Pinkerton and Ventura as employee directors did not receive any separate compensation for their participation on the Board of Directors.

	Cash Compensation
Director	Annual Retainer ($)	Meeting Fees ($)

Charles L. Blackburn	$135,000	$17,000
Anthony V. Dub	$37,500	$11,000
V. Richard Eales	$37,500	$12,000
Allen Finkelson	$37,500	$15,000
Jonathan S. Linker	$37,500	$16,000
Kevin S. McCarthy	$37,500	$19,000

The Compensation Committee has not awarded additional fees to the Chairs of the Audit, Compensation or Governance and Nominating Committee other than the regular meeting fees paid to all directors.  After a discussion with the Board of Directors, the Compensation Committee concluded that the preparation time for each meeting and carrying out each committee’s responsibilities generally was shared by all the directors on the committee.  In addition, since the Chair responsibilities and significant roles, such as the “financial expert” for the Audit Committee, for the Board of Directors were shared among the directors as a whole, no special fees associated with chairing a committee or serving in a special capacity would be granted.  The Compensation Committee continues to monitor the activities and time responsibilities of each director to determine if a change in circumstances would warrant a change in the director fee structure.  Mr. Blackburn’s fee for serving as a non-executive Chairman of the Board of Directors is determined and reviewed each year by the other two members of the Compensation Committee along with the Compensation Committee’s compensation consultant.  Mr. Blackburn’s annual retainer is based upon current market conditions and review of other energy companies and the Peer Group where individuals serve in similar capacities.  Mr. Blackburn waived any increase in his retainer for the 2006-2007 term.  One-half of Mr. Blackburn’s annual retainer and meeting fees are voluntarily deferred in the Company’s Deferred Compensation Plans and invested in Company common stock.

The following table reflects the number of Option Awards and SARs held by each director as of December 31, 2006 and the corresponding weighted average grant price of the awards.  The awards are fully vested upon grant and carry a five-year expiration term.

	Option Awards / SARs Outstanding
	Number	Weighted Average Grant Price

Charles L. Blackburn	36,000	$15.45
Anthony V. Dub	96,000	$7.86
V. Richard Eales	84,000	$8.78
Allen Finkelson	96,000	$7.86
Jonathan S. Linker	60,000	$10.75
Kevin S. McCarthy	24,000	$19.40

The directors are reimbursed for their travel and out-of-pocket expenses in connection with their duties as a director.  In addition, the directors are allowed to participate in the Company’s Deferred Compensation Plan but their voluntary deferrals are not subject to the Company match.  The Company does not provide to directors any legacy awards or charitable awards programs for directors upon retirement, no tax reimbursement arrangements, no payments in connection with a Change in Control, no securities or products purchased at a discount and no life insurance arrangements.  Subject to the approval of the Board of Directors, the Company reimburses directors for spouses to attend certain Board of Directors functions each year.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors, during the last fiscal year ended December 31, 2006, consisted of Messrs. Blackburn, Finkelson and McCarthy.  During the last fiscal year, there were no compensation committee interlocks or insider participation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for the engagement of the Company’s independent registered public accountants, monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its independent registered public accountants.  This Committee also reviews internal audit activities, the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention.  The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors.  The Board, in its business judgment, has determined that all members of the Committee are “independent” as required by the NYSE.  Mr. V. Richard Eales was designated as the “audit committee financial expert” primarily, but not solely, due to his prior experience with public reporting companies.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent registered public accounting firm for 2006, Ernst & Young LLP, is responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee held six meetings during 2006.  The meetings involved the discussion of the audited consolidated financial statements of the year ended December 31, 2005, discussion of the 2006 quarterly consolidated financial statements of the Company and various aspects of the Company’s internal controls and financial reporting.  The meetings were also designed to facilitate and encourage communication and gain a better understanding of the issues involved in the preparation of the financial statements between the Committee, management and Ernst & Young.  We discussed with the auditors the overall scope and plans for their audit.  We met with the auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.  We have reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 with management and Ernst & Young.  We also discussed with the auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.  The auditors provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and we discussed with them their independence from the Company.  When considering Ernst & Young’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence.  We also reviewed, among other things, the amount of fees paid to Ernst & Young for audit, tax and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities discussed in this report and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K filed with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect to auditor independence.  Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Range Resources Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

This report has been furnished by the members of the Audit Committee.

Anthony V. Dub, Chair

V. Richard Eales

Jonathan S. Linker

Independent Registered Public Accountants

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2007 and the Company’s internal controls over financial reporting.  Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting, pursuant to proposal 3.

Representatives of Ernst & Young LLP are expected to be present at the meeting.  Ernst & Young representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions at the meeting.

Audit Fees

The Company’s independent registered public accounting firm for 2006 and 2005 was Ernst & Young LLP.  The fees billed to the Company by Ernst & Young LLP are shown in the table below.

	Year Ended December 31,
	2006	2005

Audit fees	$761,773	$690,770
Audit-related fees	2,706	16,724
Tax fees	27,145	11,217
All other fees	—	—
	$791,624	$718,711

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements and the Company’s internal controls over financial reporting, reviews of the financial statements included in the Company’s quarterly reports and services that are normally provided in connection with statutory and regulatory filings.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services include accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions.

All other fees consist of fees for products and services other than services reported above.

Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) the Company’s independent auditor provides.  All audit, audit-related and tax services rendered by Ernst & Young in 2006 were approved by the Audit Committee before Ernst & Young was engaged for such services.  No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).  Consultation and approval of such services for 2006 occurred during the regularly scheduled meetings of the Audit Committee.

SECURITY OWNERSHIP

The following table reflects the beneficial ownership of the Company’s common stock based upon the 139,588,426 common shares outstanding as of April 2, 2007 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, and (ii) all directors and executive officers as a group.  The business address of each individual listed below is: c/o Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.

	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

All directors and executive officers as a group (14 individuals)	3,786,956	(1)	2.7%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	20,379,267	(2)	14.6%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, New York 10005	15,198,400	(3)	10.9%

(1)

The following table describes the nature of the common shares owned by each director and each of the five Named Executive Officers (as defined under “Executive Compensation - Summary Compensation Table”) and all directors and executive officers as a group. The common stock owned by these individuals within the Company’s deferred compensation plans are not considered beneficially owned under the SEC regulations covering the disclosure of beneficial ownership in this section due to the shares being held in a rabbi trust. Beneficial ownership does include those shares that may be purchased under currently exercisable stock options, options that are exercisable within 60 days and those shares that would be obtainable with the exercise of vested SAR grants within 60 days based upon the closing common stock price of $33.40 as of March 30, 2007.

	Number of Common Shares Beneficially Owned
	Shares Directly Owned	Shares in IRA/ 401(k) Accounts	Options/ SARs (a)	Shares Owned by Family (b)	Percent of Class	Shares in Deferred Compen- sation Plan	Total Common Shares Controlled	Percent of Out- standing Shares

Charles L. Blackburn	6,500	—	27,259	5,000	*	36,694	75,453	*
Anthony V. Dub	155,000	—	75,259	—	*	2,500	232,759	*
V. Richard Eales	82,500	—	75,259	—	*	4,945	162,704	*
Allen Finkelson	97,500	—	87,259	—	*	21,250	206,009	*
Jonathan S. Linker	37,500	—	39,259	—	*	21,250	98,009	*
Kevin S. McCarthy	—	—	15,259	—	*	6,250	21,509	*
John H. Pinkerton (c)	362,192	35,496	1,161,028	12,406	1.1%	482,963	2,054,085	1.5%
Jeffrey L. Ventura	—	3,239	358,503	—	*	129,972	491,714	*
Roger S. Manny	—	1,861	209,996	—	*	56,368	268,225	*
Rodney L. Waller	216,482	81,263	69,269	—	*	211,706	578,720	*
Mark D. Whitley	—	321	4,037	—	*	78,799	83,157	*
All directors and executive officers as a group (14 individuals)	1,006,766	140,929	2,566,537	72,724	2.7%	1,277,461	5,064,417	3.6%

*	Less than one percent
(a)	Includes shares that may be purchased under currently exercisable stock options / SAR awards or options / SARs awards exercisable within 60 days.
(b)	Individuals disclaim beneficial ownership
(c)

Mr. Pinkerton’s directly owned shares include 100,000 shares which serve as collateral for 3 credit lines under Regulation U with a financial services company and 85,555 shares which are held together with other securities in a brokerage account with margin lending arrangements.

(2)

Based on Schedule 13G/A filed with the SEC on February 14, 2007, FMR Corp. is the beneficial owner of 20,379,267 shares as a result of being the parent holding company of subsidiaries and affiliates acting as investment advisers to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 17,123,692 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole power to dispose of the

17,123,692 shares owned by the Funds and the institutional accounts. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 91,800 shares as a result of its serving as investment manager of certain institutional accounts. Fidelity International Limited (FIL) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-US investment companies and certain institutional investors. FIL, which is a qualified institution under section 240313d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 1,808,920 shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,354,707 shares as a result of its serving as investment manager of institutional accounts owning such shares. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Mr. Johnson 3d is Chairman of FMR Corp. and the members of Mr. Johnson 3d family own 49% of the voting power of FMR Corp. Accordingly, through their ownership of voting common stock and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)

Based on Schedule 13G/A filed with the SEC on February 8, 2007. Goldman Sachs Asset Management, L.P., as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), reported a total aggregate amount beneficially owned of 15,198,400 shares, sole voting power of 14,943,377 shares and sole dispositive power of 15,198,400 shares.

SECURITY HOLDERS SHARING AN ADDRESS

Only a single copy of the Proxy Statement is being delivered to multiple stockholders sharing a common address unless the Company receives contrary instructions from stockholders sharing a common address.  Upon a written request to the Secretary of the Company at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, or an oral request made to Karen Giles at (817) 870-2601, the Company will deliver promptly a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered.  By written request to the same address or an oral request to the above telephone extension (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company’s stock to file initial reports of ownership and reports of changes of ownership with the SEC.  Copies of such reports are required to be furnished to the Company.

Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2006.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ANNUAL REPORT

The Annual Report for the year-ended December 31, 2006 accompanies this Proxy Statement.  The Annual Report is not a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at the 2008 Annual Meeting and to have the proposal included in our proxy statement must send it to the Secretary of the Company at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 so that it is received on or before December 24, 2007.  All such proposals should be in compliance with the SEC regulations.  We will only include in the proxy materials those stockholder proposals that we receive prior to the deadline and that are proper for stockholder action.

In addition, in accordance with the Bylaws of the Company, any stockholder entitled to vote at the Company’s 2008 annual meeting of stockholders may propose business (other than proposals to be included in the Company’s proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2008 annual meeting only if written notice of such stockholder’s intent is given in accordance with the requirements of the Company’s Bylaws.  Such proposals must be submitted in writing and addressed to the attention of the Secretary of the Company at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, no later than December 24, 2007.  Pursuant to Rule 14a-4(c) of the Securities Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2008 annual meeting that the stockholder does not seek to have included in the Company’s proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on such matter, unless the Company is notified of the proposal on or prior to December 24, 2007, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2).  If the Company first receives notice of such matter after December 24, 2007, and the matter nonetheless is permitted to be presented at the 2008 annual meeting, the Board may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2008 annual meeting.  The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney L. Waller
Secretary

Exhibit A

FOURTH AMENDMENT
TO THE
RANGE RESOURCES CORPORATION
2005 EQUITY-BASED COMPENSATION PLAN

This Fourth Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan (the “Plan”) is effective as provided herein and is made by Range Resources Corporation, a Delaware corporation (the “Company”):

WHEREAS, the Company has established the Plan in order to attract able persons to serve as directors or to enter the employ of the Company and its affiliates, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership thereby strengthening their concern for the welfare of the Company and its affiliates and, further, to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates;

WHEREAS, an increase in the aggregate number of shares of stock that may be used in connection with the Plan must be approved by the stockholders of the Company, pursuant to Section 10(c) of the Plan and section 422(b) of the Internal Revenue Code of 1986, as amended;

WHEREAS, this Fourth Amendment is subject to stockholder approval.

NOW, THEREFORE, the Plan is amended as provided herein, effective as of May 23, 2007, provided that the terms of this Fourth Amendment are approved by the Company’s stockholders, and, except as provided below, the Plan shall continue to read in its current state:

Section 4(a) of the 2005 Equity-Based Compensation Plan will be amended to read in its entirety as follows:

4.  Stock Subject to Plan.

(a)  Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed the sum of (i) 3,025,000 shares (the “162(m) Covered Shares”), plus (ii) 13,875,000 shares of Stock, less (iii) the number of shares of Stock issued under the Range Resources Corporation 1999 Stock Option Plan (the “1999 Plan”) prior to the Effective Date and the number of shares of Stock issuable pursuant to awards outstanding under the 1999 Plan as of the Effective Date, plus (iv) the number of shares that become available for delivery under the 1999 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued.

IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Fourth Amendment as set forth below.

RANGE RESOURCES CORPORATION

By:
Name:
Title:

Date:

A-1

Appendix

RANGE RESOURCES CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

(As Amended for the Second and Third Amendments
effective May 24, 2006)

TABLE OF CONTENTS

1.	Purpose		1
2.	Definitions		1
3.	Administration		4
	(a)	Authority of the Committee	4
	(b)	Manner of Exercise of Committee Authority	5
	(c)	Limitation of Liability	5
4.	Stock Subject to Plan		5
	(a)	Overall Number of Shares Available for Delivery	5
	(b)	Application of Limitation to Grants of Awards	5
	(c)	Availability of Shares Not Delivered under Awards	6
	(d)	Stock Offered	6
5.	Eligibility; Per Person Award Limitations		6
6.	Specific Terms of Awards		6
	(a)	General	6
	(b)	Options	6
	(c)	Stock Appreciation Rights	7
	(d)	Restricted Stock	8
	(e)	Phantom Stock	9
	(f)	Bonus Stock and Awards in Lieu of Obligations	9
	(g)	Dividend Equivalents	9
	(h)	Other Awards	9
7.	Certain Provisions Applicable to Awards		10
	(a)	Stand-Alone, Additional, Tandem, and Substitute Awards	10
	(b)	Term of Awards	10
	(c)	Form and Timing of Payment under Awards; Deferrals	10
	(d)	Exemptions from Section 16(b) Liability	10
	(e)	Non-Competition Agreement	10
8.	Performance and Annual Incentive Awards		11
	(a)	Performance Conditions	11
	(b)	Performance Awards Granted to Designated Covered Employees	11
	(c)	Annual Incentive Awards Granted to Designated Covered Employees	12
	(d)	Written Determinations	12
	(e)	Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code	13
9.	Recapitalization or Reorganization		13
	(a)	Existence of Plans and Awards	13
	(b)	Subdivision or Consolidation of Shares	13
	(c)	Corporate Restructuring	14
	(d)	Change in Control Price	14
	(e)	Non-Option Awards	14
	(f)	Additional Issuances	14
	(g)	Restricted Stock Awards	14
10.	General Provisions		15
	(a)	Transferability	15
	(b)	Taxes	16
	(c)	Changes to this Plan and Awards	16
	(d)	Limitation on Rights Conferred Under Plan	16
	(e)	Unfunded Status of Awards	16
	(f)	Nonexclusivity of this Plan	16
	(g)	Payments in the Event of Forfeitures; Fractional Shares	16
	(h)	Severability	17
	(i)	Governing Law	17
	(j)	Conditions to Delivery of Stock	17
	(k)	Plan Effective Date and Stockholder Approval	17

i

RANGE RESOURCES CORPORATION

AS AMENED 2005 EQUITY-BASED COMPENSATION PLAN

1.             Purpose.  The purpose of the Range Resources Corporation 2005 Equity-Based Compensation Plan (the “Plan”) is to provide a means through which Range Resources Corporation, a Delaware corporation (the “Company”), and its subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ.  A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.  Accordingly, this Plan primarily provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Stock Appreciation Rights, Phantom Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.             Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)           “Acquiring Person” means (i) any Person other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, and (ii) all members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934) of which any Person described in clause (i) is a member with respect to the Company’s securities.

 (b)          “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(c)           “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Phantom Stock Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(d)           “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(e)           “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f)            “Board” means the Company’s Board of Directors.

(g)           “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(h)           “Change in Control” means the occurrence of any of the following events:

(i)            Any Acquiring Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Company, or

(B) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 2(h);

(ii)           A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

(iii)          The stockholders of the Company approve a reorganization, merger or consolidation or sale or other disposition (in one or a series of related transactions) of all or substantially all of the assets of the Company or an acquisition of assets of another corporation which is consummated (a “Business Combination”) (or, if no such approval is required, the consummation of such a Business Combination), in each case, unless, immediately following such Business Combination, (A) individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding Voting Securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv)          Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution); or

(v)           A public announcement or commencement is made of a tender or exchange offer by any Acquiring Person for, or upon completion of which any Acquiring Person would beneficially own, 50% or more of the outstanding Voting Securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; provided, that, within one year after the occurrence of such event, an event described in clauses (i), (ii), (iii) or (iv) of this Section 2(h) shall have occurred (in which case a Change in Control shall be deemed to have occurred on the date of the occurrence of the event described above in this clause (v)).

(i)            “Change in Control Price” means the amount calculated in accordance with Section 9 of this Plan.

(j)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)           “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

(l)            “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(m)          “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(n)           “Effective Date” means May 18, 2005.

(o)           “Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company.  An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(q)           “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(r)            “Fair Market Value” means, for a particular day:

(i)            if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii)           if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii)          if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv)          if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v)           if shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

For purposes of valuing Incentive Stock Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse.

(s)           “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(t)            “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(u)           “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(v)           “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(w)          “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(x)            “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(y)           “Person” shall mean any individual, group, partnership, limited liability company, corporation, association, trust, or other entity or organization.

(z)            “Phantom Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(aa)         “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of regulation 1.162-27 under section 162(m) of the Code.

(bb)         “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(cc)         “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(dd)         “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(ee)         “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ff)           “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(gg)         “Subsidiary” means any corporation or other entity of which a majority of the combined voting power of the outstanding Voting Securities is owned, directly or indirectly, by the Company.

(hh)         “Voting Securities” means with respect to any Person any securities or interests that vote generally in the election of directors, in the admission of general partners or members, or in the selection of any other similar governing body of such Person.

3.             Administration.

(a)           Authority of the Committee.  This Plan shall be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Stock Rights, or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)           Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.  The Committee may appoint agents to assist it in administering this Plan.

(c)           Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.             Stock Subject to Plan.

(a)           Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed the sum of (i) 2,075,000 shares (the “162(m) Covered Shares”), plus (ii) 13,875,000 shares of Stock, less (iii) the number of shares of Stock issued under the Range Resources Corporation 1999 Stock Option Plan (the “1999 Plan”) prior to the Effective Date and less the number of shares of Stock issuable pursuant to awards outstanding under the 1999 Plan as of the Effective Date, plus (iv) the number of shares that become available for delivery under the 1999 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued.

 (b)          Application of Limitation to Grants of Awards.  No Award may be granted if (i)(A) the number of shares of Stock to be delivered in connection with such Award or, (B) in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates exceeds (ii) the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)           Availability of Shares Not Delivered under Awards.  Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)           Stock Offered.  The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

5.             Eligibility; Per Person Award Limitations.  Awards may be granted under this Plan only to Eligible Persons.  In any 12-month period established by the Committee, during any part of which this Plan is in effect, a Covered Employee may not be granted Awards, with respect to the 162(m) Covered Shares, relating to more than 450,000 shares of Stock with respect to Stock-based Awards, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, or $2,500,000 with respect to Awards the value of which is not based on Stock.

6.             Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify.  Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)           Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)            Exercise Price.  Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Incentive Stock Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock on the date of grant of the Option or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant, and the exercise price per share of Stock subject to an Option other than an Incentive Stock Option shall not be less than the par value per share of the Stock (but may be less than the Fair Market Value of a share of the Stock on the date of grant).

(ii)           Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d).  In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)          ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code.  Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.  ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders.  Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options is granted.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)           Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)            Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise or settlement (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 2(h) hereof) over (B) the grant price of the SAR as determined by the Committee.

(ii)           Rights Related to Options.  A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise or settlement, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B).  That Option shall then cease to be exercisable or settleable to the extent surrendered.  Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)          A Stock Appreciation Right granted in connection with an Option shall be exercisable or settleable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)           Upon the exercise or settlement of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)           the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise or settlement of the Stock Appreciation Right, by

(2)           the number of shares as to which that Stock Appreciation Right has been exercised or settled.

(iii)          Right Without Option.  A Stock Appreciation Right granted independent of an Option shall be exercisable or settleable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

(A)          Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(B)           Each Award agreement shall state the time the Stock Appreciation Right will be settled or the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(C)           Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised or settled.

(D)          Each Stock Appreciation Right shall entitle a participant, upon exercise or settlement thereof, to receive payment of an amount determined by multiplying:

(1)           the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise or settlement of that Stock Appreciation Right, by

(2)           the number of shares as to which the Stock Appreciation Right has been exercised or settled.

(iv)          Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised or settled in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.  Limited SARs that may only be exercised or settled in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d)           Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)            Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)          Certificates for Stock.  Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)          Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)           Phantom Stock.  The Committee is authorized to grant Phantom Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)            Award and Restrictions.  Satisfaction of an Award of Phantom Stock shall occur upon expiration of the deferral period specified for such Phantom Stock by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Phantom Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Phantom Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Phantom Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Phantom Stock), all Phantom Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

(iii)          Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Phantom Stock shall be either (A) paid with respect to such Phantom Stock on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Phantom Stock and the amount or value thereof automatically deemed reinvested in additional Phantom Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)            Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)           Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)           Other Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries.  The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).  In addition, the Committee may grant Performance Awards and Annual Incentive Awards pursuant to Section 8 hereof that are not necessarily denominated, payable, or valued in or otherwise related to Stock.

7.             Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary; provided, however, the Committee shall not grant Options with reload features.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Phantom Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c)           Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.  Any such deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company.  This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d)           Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).

(e)           Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its subsidiaries for a period after the termination of such Participant’s employment with the Company and its subsidiaries as determined by the Committee.

8.             Performance and Annual Incentive Awards.

(a)           Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b)           Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)            Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b).  Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)           Business and Individual Performance Criteria.

(A)          Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards:  (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; net income per share; pretax earnings; pretax earnings before interest, depreciation and amortization and exploration expense; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; (11) finding and development costs; (12) production growth; or production growth per share; (13) cash flow; or cash flow per share; (14) reserve replacement; or reserves per share growth and (15) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(B)           Individual Performance Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)          Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv)          Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)           Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)           Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i)            Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards.  The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)           Potential Annual Incentive Awards.  Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards.  In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii)          Payout of Annual Incentive Awards.  After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d)           Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code.  The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)           Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder.  Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.             Recapitalization or Reorganization.

(a)           Existence of Plans and Awards.  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)           Subdivision or Consolidation of Shares.  The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)            If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)           If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)          Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.  The Committee shall promptly give each Participant such a notice.

(iv)          Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)           Corporate Restructuring.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.  Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options held by any individual holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(d) (the “Change in Control Price”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) provide that the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets, or dissolution, if the holder had been the holder of record of the number of shares of Stock covered by the Award, or (4) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding).

(d)           Change in Control Price.  The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:  (i) the per share price offered to holders of the same class of Stock of the Company in any merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control (without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets) in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.  In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(d) or Section 9(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)           Non-Option Awards.  In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards.  In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(f)            Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(g)           Restricted Stock Awards.  Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Change in Control as described in Section 2(g) occurs, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Stock awarded to the holder pursuant to such Restricted Stock Award and then outstanding and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.  Any action by the Committee pursuant to this Section 9(g) may vary among individual holders and may vary among the Restricted Stock Awards held by any individual holder.

10.           General Provisions.

(a)           Transferability.

(i)            Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder.  Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii)           Qualified Domestic Relations Orders.  An Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)          Other Transfers.  Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution except that in the Committee’s discretion a Stock Appreciation Right, Phantom Stock Award (if such Stock Appreciation Right or Phantom Stock Award is not exercisable for Stock and not subject to the Participant’s or holder’s discretion as to the timing or method of payment) or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) may be transferable, however, not for consideration.  Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)          Effect of Transfer.  Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)           Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.  The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)          Registration.  To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)           Taxes.  The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)           Changes to this Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.  In no event may the Board or the Committee make any alteration to or amendment of an Award or provide for the exchange of any Awards that, in either case, would constitute the repricing of Options for purposes of the rules of the NYSE.

(d)           Limitation on Rights Conferred Under Plan.  Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)           Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)            Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code.  Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its  best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g)           Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration.  No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)           Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code.  With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)            Governing Law.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)            Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or vesting of any Restricted Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.  No Option or Stock Appreciation Right shall be exercisable and no restriction on any Restricted Stock Award shall lapse with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)           Plan Effective Date and Stockholder Approval.  This Plan was adopted by the Board on March 28, 2005 and became effective upon approval by the stockholders of the Company at the annual meeting occurring May 18, 2005.

Form of proxy card

FRONT:

PROXY	PROXY

RANGE RESOURCES CORPORATION

Proxy Solicited on Behalf of the Board of Directors

For The Annual Meeting of Stockholders - May 23, 2007

The undersigned hereby appoints John H. Pinkerton and Rodney L. Waller, and each of them, his/her true and lawful agents and proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which the undersigned has power to vote, with all powers which the undersigned possess if personally present, at the Annual Meeting of Stockholders of Range Resources Corporation to be held on May 23, 2007, and at any adjournments thereof.

1.         To elect a board of eight Directors, each for a term expiring  at the 2008 annual meeting or when their successors are duly elected and qualified.  The nominees of the Board of Directors are:

(1) Charles L. Blackburn, (2) Anthony V. Dub, (3) V. Richard Eales, (4) Allen Finkelson, (5) Jonathan S. Linker,

(6) Kevin S. McCarthy, (7) John H. Pinkerton and (8) Jeffrey L. Ventura.

2.    To increase the common stock authorized to be issued under the 2005 Equity-Based Compensation Plan by 950,000 shares.

3.    To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

Please specify your choice by marking the appropriate boxes, SEE REVERSE SIDE.  Any unmarked box will be voted in accordance with the Board of Directors’ recommendations.  The shares cannot be voted unless the card is signed and returned.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

REVERSE SIDE:

RANGE RESOURCES CORPORATION

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

1. Election of Directors (see reverse)	For All	Withheld All	For All Except	2. Increase common stock under 2005 Equity Plan.	For —	Against —	Abstain —
			(indicate number(s) of director	3. Ratify Ernst & Young LLP for 2007	—	—	—
nominees in blank)

Area reserved for
Name & Address

				Date:			, 2006

Signature(s)

Signature(s)

A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy.  If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted “FOR” the Proposals listed in the Notice of Annual Meeting of Stockholders and any other business as may properly come before the Meeting or any adjournment or postponement thereof.  If the Company proposes to adjourn the Meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment.  The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the Meeting. NOTE: Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, administrator, trustee, or guardian, please give full title as such.